Exhibit 4.8

Execution Version

SECOND AMENDMENT TO INDENTURE

THIS SECOND AMENDMENT TO INDENTURE, dated as of August 21, 2025 (this “Amendment”), by and among Centersquare Issuer LLC, a Delaware limited liability company (the “Issuer”), Centersquare Co-Issuer LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), Centersquare MSA Holdings LLC, a Delaware limited liability company and each of the Closing Date Real Estate Asset Entities a party hereto (collectively, the “Closing Date Real Estate Asset Entities”), Centersquare Non-RE Asset Entity LLC, a Delaware limited liability company (the “Closing Date Non-RE Asset Entity” and, together with the Closing Date Real Estate Asset Entities, the “Closing Date Asset Entities” and, together with the Co-Issuers, collectively, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”), hereby amends the Indenture, dated as of October 17, 2024 (as amended by the First Amendment to Indenture dated as of June 10, 2025, the “Existing Indenture”; the Existing Indenture, as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Co-Issuers, the Obligors party thereto and the Indenture Trustee.

RECITALS

WHEREAS, the Co-Issuers, the Closing Date Asset Entities and the Indenture Trustee are parties to the Indenture;

WHEREAS, the Co-Issuers and the Indenture Trustee desire to enter into, execute and deliver this Amendment in compliance with the terms of the Indenture;

WHEREAS, Section 13.01 of the Indenture permits the Co-Issuers and the Indenture Trustee, when authorized by an Issuer Order, to supplement or amend the terms of the Indenture pursuant to Section 13.01(a) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in this Indenture, any Series Supplement or any Notes and Section 13.01(n) for any purpose not enumerated in Sections 13.01(a) through (m), in each case, without the consent of the Noteholders so long as in the case of an amendment pursuant to Section 13.01(n): (x) any such amendment (1) will not adversely affect in any material respect the interests of any Noteholder (as evidenced by an Officer’s Certificate of the Co-Issuers), (2) either (x) the Servicer has consented thereto and Noteholders representing more than 50% of the Class Principal Balance of any Class of Outstanding Notes have not objected within 30 days of notice thereof or (y) a Rating Agency Confirmation with respect to such amendment is obtained and (3) will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document without the consent of the Servicer, and (y) the Co-Issuers receive an Opinion of Counsel (which opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Series 2024-1/2 Notes issued on, and which Opinion of Counsel was delivered on, the Initial Closing Date) to the effect that such supplement or amendment will not (1) cause any of the Notes of any Outstanding Series to be deemed to have been exchanged for a new debt instrument pursuant to Treasury regulations section 1.1001-3, (2) cause the Issuer or the Co-Issuer to be taxable as other than a partnership or disregarded entity for U.S. federal income tax purposes or (3) cause any of the Notes of any Outstanding Series that are characterized as indebtedness for U.S. federal income tax purposes to be characterized as other than indebtedness for U.S. federal income tax purposes;

WHEREAS, this Amendment constitutes an Indenture Supplement;

WHEREAS, an Officer’s Certificate of the Co-Issuers has been received certifying that this Amendment will not adversely affect in any material respect the interests of any Noteholder, a Rating Agency Confirmation has been received with respect to this Amendment and the Co-Issuers have received an Opinion of Counsel (which opinion contains similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Notes issued on, and which Opinion of Counsel was delivered on, the Initial Closing Date) to the effect that such this Amendment will not (1) cause any of the Notes of any Outstanding Series to be deemed to have been exchanged for a new debt instrument pursuant to Treasury regulations section 1.1001-3, (2) cause the Issuer or the Co-Issuer to be taxable as other than a partnership or disregarded entity for U.S. federal income tax purposes or (3) cause any of the Notes of any Outstanding Series that are characterized as indebtedness for U.S. federal income tax purposes to be characterized as other than indebtedness for U.S. federal income tax purposes; and

WHEREAS, in accordance with Section 13.01(a) and Section 13.01(n) of the Indenture, the Co-Issuers and the Indenture Trustee, by their signatures below, have agreed to the entry into this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Co-Issuers and the Indenture Trustee hereby agree as follows:

AGREEMENTS

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including the preamble and recitals hereto) shall have the meanings specified in the Indenture, as amended hereby.

SECTION 2. Amendments to the Indenture.

(a)            As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth in the conformed Indenture attached as Exhibit A hereto (the “Amended Indenture”).

(b)            Except as expressly set forth in this Amendment, the Exhibits and Schedules to the Existing Indenture shall be the Exhibits and Schedules to the Indenture and on and after the date hereof, unless otherwise specified, any reference to the “Indenture” in the Exhibits and/or Schedules and/or Transaction Documents included in the Indenture shall be a reference to the Indenture, as amended, amended and restated, supplemented or otherwise modified from time to time.

2

SECTION 3. Pledge of Capital Expenditures Reserve Sub-Account. Each Obligor hereby grants to the Indenture Trustee, on behalf of the Noteholders and the other Secured Parties, a security interest in and to all of its interest in the Capital Expenditures Reserve Sub-Account and all funds on deposit therein from time to time, and the proceeds thereof, as security for payment and performance of the Obligations. In addition to the rights and remedies provided in the Indenture, upon the occurrence and during the continuance of any Event of Default, the Indenture Trustee shall have all rights and remedies pertaining to the Capital Expenditures Reserve Sub-Account and all funds on deposit therein from time to time, and the proceeds thereof as are provided for in any of the Transaction Documents or under any applicable law.

SECTION 4. Reference to and Effect on the Indenture; Ratification.

(a)            Upon the effectiveness hereof, on and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other agreement to “the Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)            Except as specifically amended above, the Existing Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture, or constitute a waiver of any provision of any other agreement.

SECTION 5. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the Rating Agency Confirmation has been satisfied with respect to this Amendment.

SECTION 6. Execution in Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “delivery”, “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

3

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not affect the construction hereof or thereof.

[Signature page follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CENTERSQUARE ISSUER LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE CO-ISSUER LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

9110-9180 COMMERCE CENTER CIRCLE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

580 WINTER STREET LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

1919 PARK AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

3 CORPORATE PLACE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

17836 GILLETTE AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

4450 DEAN LAKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

350 EAST CERMAK ROAD B LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

9310 FLORIDA PALM DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

45901 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

45845 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

115 2ND AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

8534 CONCORD CENTER DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

375 RIVERSIDE PARKWAY A LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

12301 TUKWILA INTERNATIONAL BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

3355 SOUTH 120TH PLACE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

2401 WALSH AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

2403 WALSH AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

1550 SPACE PARK DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

22810-22860 INTERNATIONAL DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

8180 GREEN MEADOWS DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

6101 SOUTH 180TH STREET LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE MSA HOLDINGS LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE NON-RE ASSET ENTITY LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

2425 BUSSE ROAD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

300 JFK BOULEVARD EAST LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

22995 WILDER COURT LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

21110 RIDGETOP CIRCLE LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

375 RIVERSIDE PARKWAY B LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

900 GUARDIANS WAY LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

21571 BEAUMEADE CIRCLE LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

4513 WESTERN AVENUE LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

1301 W UNIVERSITY DRIVE LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

15 ENTERPRISE AVENUE N LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

486 ARSENAL WAY LLC

By:	/s/ Steven Cook
Name:	Steven Cook
Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Fazal-ur-Rehman
Name:	Fazal-ur-Rehman
Title:	Vice President

[Signature Page to Second Amendment to Indenture]

EXHIBIT A

AMENDED INDENTURE

[See attached]

CONFORMED COPY INCLUDES ~~FIRST~~
~~AMENDMENT TO INDENTURE~~
 FIRST AMENDMENT TO INDENTURE DATED AS OF JUNE 10, 2025, AND
SECOND AMENDMENT TO INDENTURE DATED AS OF AUGUST 21, 2025

INDENTURE

among

CENTERSQUARE ISSUER LLC,

CENTERSQUARE CO-ISSUER LLC

and

EACH OF THE ASSET ENTITIES PARTY HERETO FROM TIME TO TIME,

as Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of October 17, 2024

Secured Data Center Revenue Notes

TABLE OF CONTENTS

		Page

Article I DEFINITIONS AND INCORPORATION BY REFERENCE		2

Section 1.01	Definitions	2
Section 1.02	Rules of Construction	45

Article II THE NOTES		46

Section 2.01	The Notes	46
Section 2.02	Registration of Transfer and Exchange of Notes	49
Section 2.03	Book-Entry Notes	56
Section 2.04	Mutilated, Destroyed, Lost or Stolen Notes	57
Section 2.05	Persons Deemed Owners	~~55~~57
Section 2.06	Certification by Note Owners	57
Section 2.07	Notes Issuable in Series	58
Section 2.08	Principal Amortization	59
Section 2.09	Prepayments	~~57~~59
Section 2.10	Post-ARD Additional Interest	~~59~~61
Section 2.11	Defeasance	62
Section 2.12	Additional Data Centers; Additional Notes	63
Section 2.13	Cancellation	~~64~~66

Article III ACCOUNTS		67

Section 3.01	Establishment of Collection Account and Sub-Accounts	67
Section 3.02	Deposits to the Collection Account	67
Section 3.03	Withdrawals from the Collection Account	~~65~~67
Section 3.04	Application of Funds in the Collection Account	~~65~~67
Section 3.05	Application of Funds after Event of Default	~~65~~68

Article IV RESERVES		68

Section 4.01	Security Interest in Reserves; Other Matters Pertaining to Reserves	68
Section 4.02	Funds Deposited with Indenture Trustee	~~66~~69
Section 4.03	Priority Expense Reserve Sub-Account	69
Section 4.04	Cash Trap Reserve Sub-Account	~~67~~70
Section 4.05	Senior Note Interest and Expense Reserve Sub-Account; Liquidity Letters of Credit	~~68~~70
Section 4.06	Capital Expenditures Reserve Sub-Account	72
Section 4.07	Forward Starting Contract Reserve Sub-Account	~~70~~73
Section 4.08	Other Expense Reserve Sub-Account	~~70~~73
Section 4.09	Equity Contributions	74
Section 4.10	Indenture Accounts	~~72~~75

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Article V ALLOCATION OF COLLECTIONS; PAYMENTS TO NOTEHOLDERS		76

Section 5.01	Allocations and Payments	76
Section 5.02	Payments of Principal	~~84~~87
Section 5.03	Payments of Interest, VFN Undrawn Commitment Fees and Letter of Credit Fees	~~84~~88
Section 5.04	No Gross Up	88

Article VI REPRESENTATIONS AND WARRANTIES		~~85~~88

Section 6.01	Organization, Powers, Capitalization, Good Standing, Business	~~85~~89
Section 6.02	Authorization of Borrowing, etc.	89
Section 6.03	Financial Statements	~~86~~90
Section 6.04	Indebtedness and Contingent Obligations	90
Section 6.05	Customer Contracts; Material Agreements	90
Section 6.06	Litigation; Adverse Facts	~~87~~91
Section 6.07	Payment of Taxes	~~87~~91
Section 6.08	Performance of Agreements	~~88~~91
Section 6.09	Employee Benefit Plans	~~88~~91
Section 6.10	Solvency	~~88~~92
Section 6.11	Use of Proceeds and Margin Security	~~89~~92
Section 6.12	Insurance	~~89~~92
Section 6.13	Investments	~~89~~92
Section 6.14	OFAC	~~89~~93
Section 6.15	Anti-Corruption Laws	~~90~~93
Section 6.16	Intellectual Property	~~90~~93
Section 6.17	Governmental Regulation	~~90~~94
Section 6.18	Representations and Warranties With Respect To Data Centers and Customer Contracts	~~90~~94

Article VII COVENANTS		~~91~~94

Section 7.01	Payment on Notes	~~91~~94
Section 7.02	Financial Statements and Other Reports	~~91~~95
Section 7.03	Existence; Qualification	~~94~~98
Section 7.04	Payment of Impositions and Claims	~~94~~98
Section 7.05	Maintenance of Insurance	~~95~~99
Section 7.06	Operation and Maintenance of the Data Centers; Casualty; Condemnation	~~97~~101
Section 7.07	Inspection; Investigation	~~101~~104
Section 7.08	Compliance with Laws and Obligations	~~101~~105
Section 7.09	Further Assurances	~~101~~105
Section 7.10	Performance of Agreements and Customer Contracts	~~102~~105
Section 7.11	New Customer Contracts; Recorded Mortgages	~~102~~106
Section 7.12	Management Agreement	~~102~~106

Section 7.13	Maintenance of Office or Agency by Co-Issuers	~~103~~107
Section 7.14	Deposits; Application of Deposits	~~103~~107
Section 7.15	Estoppel Certificates	~~103~~107
Section 7.16	Indebtedness	~~104~~108
Section 7.17	No Liens	~~105~~108
Section 7.18	Contingent Obligations	~~105~~108
Section 7.19	Restriction on Fundamental Changes	~~105~~108
Section 7.20	Involuntary Obligor Bankruptcy	~~105~~109
Section 7.21	[Reserved]	109
Section 7.22	Money for Payments to be Held in Trust	109
Section 7.23	Site Leases	~~106~~110
Section 7.24	Rule 144A Information	~~112~~116
Section 7.25	Maintenance of Books and Records	~~112~~116
Section 7.26	Continuation of Ratings	~~112~~116
Section 7.27	The Indenture Trustee, the Backup Manager and Servicer’s Expenses	~~112~~116
Section 7.28	Environmental Remediation	~~113~~117
Section 7.29	Amendments to Customer Contracts; Site Leases	~~113~~117
Section 7.30	Asset Entities’ Option to Dispose of Data Centers and Non-Core Data Center Assets	~~113~~117
Section 7.31	Limitation on Certain Issuances and Transfers	~~114~~118

Article VIII SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS, WARRANTIES AND COVENANTS		~~115~~119

Section 8.01	Applicable to the Co-Issuers and the Asset Entities	~~115~~119
Section 8.02	Applicable to the Co-Issuers	~~118~~122

Article IX SATISFACTION AND DISCHARGE		~~118~~123

Section 9.01	Satisfaction and Discharge of Indenture	~~118~~123
Section 9.02	Application of Trust Money	~~119~~124
Section 9.03	Repayment of Monies Held by Paying Agent	~~120~~124

Article X EVENTS OF DEFAULT; REMEDIES		~~120~~124

Section 10.01	Events of Default	~~120~~124
Section 10.02	Acceleration and Remedies	~~123~~127
Section 10.03	Performance by the Indenture Trustee	~~125~~130
Section 10.04	Evidence of Compliance	~~125~~130
Section 10.05	Controlling Class Representative	~~126~~130
Section 10.06	Certain Rights and Powers of the Controlling Class Representative	~~127~~132
Section 10.07	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee	~~129~~133
Section 10.08	Remedies	~~131~~136
Section 10.09	Optional Preservation of the Trust Estate	~~132~~136

Section 10.10	Limitation of Suits	~~132~~136
Section 10.11	Unconditional Rights of Noteholders to Receive Principal and Interest	~~132~~137
Section 10.12	Restoration of Rights and Remedies	~~133~~137
Section 10.13	Rights and Remedies Cumulative	~~133~~137
Section 10.14	Delay or Omission Not a Waiver	~~133~~138
Section 10.15	Waiver of Past Defaults	~~133~~138
Section 10.16	Undertaking for Costs	~~134~~138
Section 10.17	Waiver of Stay or Extension Laws	~~134~~139
Section 10.18	Action on Notes	~~134~~139
Section 10.19	Waiver	~~134~~139

Article XI THE INDENTURE TRUSTEE		~~135~~139

Section 11.01	Shared Facilities	~~135~~139
Section 11.02	Duties of Indenture Trustee	~~135~~139
Section 11.03	Certain Matters Affecting the Indenture Trustee	~~138~~142
Section 11.04	Indenture Trustee’s Disclaimer	~~140~~145
Section 11.05	Indenture Trustee May Own Notes	~~141~~145
Section 11.06	Fees and Expenses of Indenture Trustee; Indemnification of the Indenture Trustee	~~141~~145
Section 11.07	Eligibility Requirements for Indenture Trustee	~~142~~147
Section 11.08	Resignation and Removal of Indenture Trustee	~~142~~147
Section 11.09	Successor Indenture Trustee	~~143~~148
Section 11.10	Merger or Consolidation of Indenture Trustee	~~144~~149
Section 11.11	Appointment of Co-Indenture Trustee or Separate Indenture Trustee	~~144~~149
Section 11.12	Access to Certain Information	~~146~~150

Article XII NOTEHOLDERS’ LISTS, REPORTS AND MEETINGS		~~148~~153

Section 12.01	Co-Issuers to Furnish Indenture Trustee Names and Addresses of Noteholders	~~148~~153
Section 12.02	Preservation of Information; Communications to Noteholders	~~148~~153
Section 12.03	Voting by Noteholders	~~149~~153
Section 12.04	Communication by Noteholders with other Noteholders	~~149~~154

Article XIII INDENTURE SUPPLEMENTS		~~149~~154

Section 13.01	Indenture Supplements without Consent of Noteholders	~~149~~154
Section 13.02	Indenture Supplements with Consent of Noteholders	~~152~~157
Section 13.03	Execution of Indenture Supplements	~~153~~158
Section 13.04	Effect of Indenture Supplement	~~154~~158
Section 13.05	Reference in Notes to Indenture Supplements	~~154~~159

Article XIV PLEDGE OF OTHER COMPANY COLLATERAL		~~154~~159

Section 14.01	Grant of Security Interest/UCC Collateral	~~154~~159

Article XV MISCELLANEOUS		~~156~~161

Section 15.01	Compliance Certificates and Opinions, etc.	~~156~~161
Section 15.02	Form of Documents Delivered to Indenture Trustee	~~157~~162
Section 15.03	Acts of Noteholders	~~158~~163
Section 15.04	Notices; Copies of Notices and Other Information	~~159~~164
Section 15.05	Notices to Noteholders; Waiver	~~159~~164
Section 15.06	Payment and Notice Dates	~~160~~165
Section 15.07	Effect of Headings and Table of Contents	~~160~~165
Section 15.08	Successors and Assigns	~~160~~165
Section 15.09	Severability	~~160~~165
Section 15.10	Benefits of Indenture	~~160~~165
Section 15.11	Legal Holiday	~~161~~166
Section 15.12	Waiver of Jury Trial	~~161~~166
Section 15.13	Governing Law; Jurisdiction	~~161~~166
Section 15.14	Counterparts; Electronic Execution	~~161~~166
Section 15.15	Recording of Indenture	~~161~~166
Section 15.16	Corporate Obligation	~~161~~167
Section 15.17	No Petition	~~162~~167
Section 15.18	Extinguishment of Obligations	~~162~~167
Section 15.19	Excluded Data Centers	~~162~~167
Section 15.20	Waiver of Immunities	~~162~~168
Section 15.21	Non-Recourse	~~163~~168
Section 15.22	Indenture Trustee’s Duties and Obligations Limited	~~163~~168
Section 15.23	Appointment of Servicer	~~163~~168
Section 15.24	Agreed Upon Tax Treatment	~~163~~168
Section 15.25	Tax Forms	~~163~~168
Section 15.26	Request for Rating Agency Confirmation	~~164~~169

Article XVI GUARANTEES		~~164~~169

Section 16.01	Guarantees	~~164~~169
Section 16.02	Limitation on Liability	~~166~~171
Section 16.03	Successors and Assigns	~~166~~171
Section 16.04	No Waiver	~~166~~171
Section 16.05	Modification	~~166~~172
Section 16.06	Release of Asset Entity	~~167~~172
Section 16.07	USA PATRIOT Act	~~167~~172

v

SCHEDULES

Schedule I	DESCRIPTION OF INSURANCE POLICIES

Schedule II	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO DATA CENTERS AND CUSTOMER CONTRACTS

Schedule III	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES WITH RESPECT TO DATA CENTERS AND CUSTOMER CONTRACTS AS OF THE INITIAL CLOSING DATE

Schedule IV	CUSTOMER CONSENT CONTRACTS

EXHIBITS

Exhibit A-1	FORM OF RULE 144A GLOBAL NOTE

Exhibit A-2	FORM OF REGULATION S GLOBAL NOTE

Exhibit A-3	FORM OF DEFINITIVE NOTE

Exhibit A-4	FORM OF VARIABLE FUNDING NOTE

Exhibit B-1	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF BENEFICIAL INTERESTS IN REGULATION S GLOBAL NOTE FOR BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTE

Exhibit B-2	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF BENEFICIAL INTERESTS IN RULE 144A NOTE FOR BENEFICIAL INTERESTS IN REGULATION S GLOBAL NOTE

Exhibit B-3	FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO QUALIFIED INSTITUTIONAL BUYERS

Exhibit B-4	FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO INSTITUTIONAL ACCREDITED INVESTORS

Exhibit B-5	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO QUALIFIED INSTITUTIONAL BUYERS

Exhibit B-6	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO INSTITUTIONAL ACCREDITED INVESTORS

Exhibit C	FORM OF RENT ROLL

Exhibit D-1	FORM OF INFORMATION REQUEST FROM NOTEHOLDER OR NOTE OWNER

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Exhibit D-2	FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

Exhibit E	FORM OF INDENTURE TRUSTEE REPORT

Exhibit F	FORM OF JOINDER AGREEMENT

Exhibit G	FORM OF CONFIRMATION OF REGISTRATION OF UNCERTIFICATED NOTES

Exhibit H	FORM OF DISBURSEMENT REQUEST

ii

INDENTURE, dated as of October 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, this “Indenture”), among Centersquare Issuer LLC, a Delaware limited liability company (the “Issuer”), Centersquare Co-Issuer LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), Centersquare MSA Holdings LLC, a Delaware limited liability company and each of the Closing Date Real Estate Asset Entities a party hereto (collectively, the “Closing Date Real Estate Asset Entities”) and Centersquare Non-RE Asset Entity LLC, a Delaware limited liability company (the “Closing Date Non-RE Asset Entity” and, collectively with the Closing Date Real Estate Asset Entities, the “Closing Date Asset Entities”; the Closing Date Asset Entities together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Co-Issuers, collectively, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the parties hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time by the Co-Issuers of one or more series of Secured Data Center Revenue Notes, issuable as provided in this Indenture;

WHEREAS, it is hereby agreed between the parties hereto and the Indenture Trustee, on behalf of itself and the Noteholders, that in the performance of any of the agreements of the Co-Issuers herein contained, any obligation the Obligors may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Collateral (as defined herein), payable in such order of preference and priority as provided herein;

WHEREAS, each Series will be constituted by this Indenture and a Series Supplement;

WHEREAS, the Notes of any Series issued pursuant to this Indenture will be divided into classes and type of note (i.e., Variable Funding Note or Term Note) as provided in this Indenture and a Series Supplement; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Obligors and the Indenture Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. Except as otherwise specified in this Indenture or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture and each Series Supplement. In the event of a definitional conflict between this Indenture and a Series Supplement, the definition contained in the Series Supplement shall control.

“17g-5 Website” shall mean the website established by, or on behalf of, the Issuer and/or the Co-Issuer for purposes of compliance with Rule 17g-5(a)(3)(iii) of the Exchange Act.

“30/360 Basis” shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Acceptable Manager” shall mean Phoenix Infrastructure LLC, a Delaware limited liability company, or, in the event of a termination of the Management Agreement with Phoenix Infrastructure LLC, the Backup Manager or a Replacement Manager selected by the Backup Manager in accordance with the Backup Management Agreement or, if the Backup Manager or its appointed Replacement Manager is not acting as the Manager, upon receipt of a Rating Agency Confirmation, another reputable management company reasonably acceptable to the Backup Manager with experience managing data centers similar to the Data Centers, which shall be selected by the Issuer or the Co-Issuer, so long as no Event of Default has occurred and is continuing. After the occurrence and during the continuance of an Event of Default, such selection will be performed by the Backup Manager in accordance with the Backup Management Agreement.

“Account Collateral” shall mean all of the Obligors’ right, title and interest in and to the Accounts ~~(other than the Capital Expenditures Reserve Sub-Account)~~, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of the Indenture Trustee (or the Servicer on its behalf) on behalf of the Noteholders representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

“Account Control Agreement” shall have the meaning set forth in the Cash Management Agreement.

“Accounts” shall mean, collectively, the Lock Box Accounts, the Collection Account, the Sub-Accounts and any other accounts pledged to the Indenture Trustee pursuant to this Indenture or any other Transaction Document.

“Accrued Note Interest” shall mean, for any Outstanding Note for each Payment Date, the interest that will accrue during the Interest Accrual Period for such Payment Date at the applicable Note Rate (x) with respect to the Variable Funding Notes, on the daily average Note Principal Balance of the Variable Funding Notes during such Interest Accrual Period and (y) with respect to any Class of Term Notes, on the Note Principal Balance of such Term Notes Outstanding at the close of business on the Business Day immediately prior to such Payment Date. Accrued Note Interest for any Variable Funding Note of any Class of any Series for each Payment Date shall be calculated on an Actual/360 Basis and Accrued Note Interest for any Term Notes of any Class of any Series for each Payment Date shall be calculated on a 30/360 Basis, in each case, unless otherwise specified in the Series Supplement for such Series.

“Act” shall have the meaning ascribed to it in Section 15.03(a).

“Actual/360 Basis” shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during the relevant period in a year consisting of 360 days.

“Additional Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Additional Data Center” shall have the meaning ascribed to it in Section 2.12(a).

“Additional Issuer Expenses” shall mean, as applicable, (i) reimbursements of fees and expenses (other than such fees and expenses that are included in the Indenture Trustee Fee) to be paid pursuant to the Indenture Trustee’s fee schedule, incurred by the Person acting as the Indenture Trustee in its capacity as Indenture Trustee or in any other capacity under this Indenture and in its capacity as Indenture Trustee under the other Transaction Documents, and indemnification payments to the Person acting as the Indenture Trustee in its capacity as Indenture Trustee or in any other capacity under this Indenture and in its capacity as Indenture Trustee under the other Transaction Documents to which the Indenture Trustee is a party and certain persons related to it as described hereunder and under the other Transaction Documents; (ii) reimbursements and indemnification payments payable to the Backup Manager and certain persons related to the Backup Manager as described under the Backup Management Agreement and the other Transaction Documents (other than the payment of any Transition Costs); and (iii) reimbursements and indemnification payments payable to the Servicer and certain persons related to it as described under the Servicing Agreement and the other Transaction Documents (other than any Appraisal Expenses) (including, without limitation, reimbursement and/or payment of any and all costs and expenses associated with consenting to or otherwise approving payment of any Operating Expenses or Maintenance Capital Expenditures in excess of the Budgeted Operating Expense Amount by the Servicer). Additional Issuer Expenses shall not include reimbursements in respect of Advances or Transition Costs payable to the Backup Manager or Appraisal Expenses payable to the Servicer.

“Additional Notes” shall have the meaning ascribed to it in Section 2.12(b).

“Additional Principal Payment Amount” shall mean, with respect to any Payment Date when an Amortization Period is not in effect and no Event of Default has occurred and is continuing, the amount (excluding any (i) LTV Test Sweep Amount, (ii) Monthly Amortization Amount, (iii) Disposition Price and (iv) mandatory repayments of principal on and after the Anticipated Repayment Date with respect to any Variable Funding Notes or Term Notes of any Outstanding Series, Class or Tranche) required to be applied pursuant to this Indenture as a mandatory prepayment of principal on the Notes on such date.

“Additional Revenue” shall mean, for any Customer Contract, any non-recurring fee, collection or payment received by an Asset Entity with respect to such Customer Contract, including without limitation set-up fees, installation fees, overage charges, usage-based consumption charges and any other charges not billed to the applicable Customer on a monthly basis, including Surcharges. For the avoidance of doubt, Additional Revenue does not include finance charges, Pass-Through Data Center Expenses or any amounts included as Monthly Recurring Revenue or Variable Recurring Revenue.

“Advance” shall have the meaning set forth in the Management Agreement.

“Advance Interest” shall mean the interest accrued on any Advance as set forth in the Management Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Affirmative Direction” shall mean, with respect to any Series, a written direction of Noteholders of such Series representing more than 25.0% of the aggregate Class Principal Balances of all Classes of Outstanding Notes of such Series.

“Allocated Note Amount” shall mean for any Data Center as of any date of determination an amount determined by allocating the aggregate Note Principal Balances of all Classes of Outstanding Notes on such date of determination to such Data Center based on the ratio of the Appraised Value of such Data Center to the aggregate Appraised Value for all Data Centers.

“Amended Site Lease” shall have the meaning ascribed to it in Section 7.23(b)(ii).

“Amortization Period” shall mean a period that will commence as of the end of any calendar month if the three-month average DSCR as of the last day of such calendar month is less than the Minimum DSCR and will continue to exist until the three-month average DSCR has exceeded the Minimum DSCR as of the last day of two consecutive months.

“Annual Additional Issuer Expense Limit” shall mean, on any Payment Date, an amount equal to the excess, if any, of (x) the lesser of (i) $150,000 per Series of Notes outstanding on such Payment Date and (ii) $250,000 (such that the Annual Additional Issuer Expense Limit as of the Initial Closing Date is $250,000) over (y) the aggregate amount of Additional Issuer Expenses paid to the Indenture Trustee, the Backup Manager, the Servicer and/or other applicable Person pursuant to clause (iii)(A) of Section 5.01(a) on or after the eleventh Payment Date preceding such Payment Date (or, on or after such lesser number of Payment Dates as shall have occurred since the Initial Closing Date). For the avoidance of doubt, any Additional Issuer Expenses not paid as a result of the Annual Additional Issuer Expense Limit or otherwise due to insufficient funds available in accordance with Section 5.01 may be paid on subsequent Application Dates subject to the limitations applicable on such Application Date.

“Annualized Adjusted Net Operating Income” shall mean, as of any date of determination, the excess of:

(i)            the sum of (A) the aggregate Annualized Revenue for all Customer Contracts related to an Eligible Data Center as of such date, (B) to the extent applicable, the sum of the Pass-Through Payment Amount Differentials with respect to each of the immediately preceding twelve calendar months and (C) any Equity Contributions (provided that, in connection with calculating the DSCR in connection with the issuance of any Additional Notes, no such Equity Contributions shall be included herein) over

(ii)           the sum, without duplication, as of such date, of (A) the sum of all Priority Expenses for the immediately preceding twelve calendar months other than Priority Expenses that are Pass-Through Data Center Expenses (provided that, with respect to any Data Center owned, leased or operated by the Co-Issuers or their affiliates for less than twelve calendar months prior to such date, the amount in this clause (A) shall include the sum of all Priority Expenses that are not Pass-Through Data Center Expenses that are reasonably believed by the Manager to have been incurred with respect to such Data Center during the immediately preceding twelve calendar month period; provided, however; that with respect to any Data Center that has been converted from a Leased Data Center to a Data Center owned in fee simple during such twelve calendar month period, the amount in this clause (a) shall exclude Site Lease expenses incurred with respect to such Data Center during the immediately preceding twelve calendar month period), (B) a management fee equal to 5.0% of Annualized Revenue for all Customer Contracts and (C) the sum of all Operating Expenses for the immediately preceding twelve calendar month periods (provided that, with respect to any Data Center owned, leased or operated by the Co-Issuers or their affiliates for less than twelve calendar months prior to such date, the amount in this clause (C) shall include the sum of all Operating Expenses believed by the Manager to have been incurred with respect to such Data Center during the immediately preceding twelve calendar month period)~~.~~;

provided, however, that, without duplication, to the extent there are material Capital Expenditures required as part of the ordinary course obligations of the Obligors as vendor subject to any portion of a Forward Starting Contract, the fees with respect to such portion of such Forward Starting Contract shall not be included in the calculation of Annualized Adjusted Net Operating Income to the extent that such Capital Expenditures for such portion of such Forward Starting Contract on such date exceeds the excess of (A) the Available Capital Expenditure Amount over (B) the amount of such Available Capital Expenditure Amount allocated to cover such Capital Expenditures or other expenses that are not for such portion of such Forward Starting Contract.

“Annualized Monthly Recurring Revenue” shall mean, for any Customer Contract, as of any date of determination, the product of (x) the Monthly Recurring Revenue for such Customer Contract as of such date and (y) 12.

“Annualized Operating Income” shall mean, with respect to any Data Center as of any date of determination, (i) the Annualized Revenue for all Customer Contracts related to such Data Center as of such date over (ii) the annualized Operating Expenses with respect to the most recently ended Collection Period associated with the revenue received with respect to such Data Center during such Collection Period.

“Annualized Revenue” shall mean, for any Customer Contract, as of any date of determination (i) if such Customer Contract is not a Forward Starting Contract, the sum of (1) the Annualized Monthly Recurring Revenue as of such date, (2) the aggregate Variable Recurring Revenue with respect to each of the immediately preceding twelve calendar months and (3) the aggregate Additional Revenue with respect to each of the immediately preceding twelve calendar months, in each case, for such Customer Contract and (ii) if such Customer Contract is a Forward Starting Contract, the sum of (w) the aggregate Monthly Recurring Revenue payable under such Customer Contract for the twelve calendar months immediately succeeding the calendar month in which such date of determination occurs, (x) the aggregate Variable Recurring Revenue payable under such Customer Contract for the twelve calendar months immediately succeeding the calendar month in which such date of determination occurs, (y) the aggregate Additional Revenue payable under such Customer Contract for the twelve calendar months immediately succeeding the calendar month in which such date of determination occurs and (z) the amount on deposit in the Forward Starting Contract Reserve Sub-Account as of such date allocable to such Customer Contract; provided, however, that the Annualized Revenue for any Customer Contract that is a Forward Starting Contract shall be zero if the Forward Starting Contract Fee Commencement Date for such Customer Contract is not scheduled to occur within the three calendar months immediately succeeding the calendar month in which such date of determination occurs and the Co-Issuers have not deposited into the Forward Starting Contract Reserve Sub-Account with respect to such Customer Contract an amount equal to the Forward Starting Contract Reserve Amount applicable to such Customer Contract.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act, as amended, and its related rules and regulations, and any similar laws, rules or regulations of any jurisdiction where the Obligors are located or doing business.

“Anticipated Repayment Date” for any Series of Variable Funding Notes or Term Notes, shall have the meaning set forth in the Series Supplement for such Series of Variable Funding Notes or Term Notes.

“Applicable Class A Payment Priority” shall mean the following:

(a)	Other than during the continuance of an Event of Default, Class A-1 Notes will be (i) senior in right of payment of interest to other Class A Notes and (ii) senior in right of payment of principal to other Class A Notes; and

(b)	During the continuance of an Event of Default, Class A-1 Notes will be (i) pari passu in right of payment of interest with other Class A Notes according to the amount then due and payable and (ii) pari passu in right of payment of principal with other Class A Notes according to the amount then due and payable.

“Applicable Procedures” shall mean, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, as the case may be, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Application Date” shall mean each Optional Application Date and each Scheduled Application Date.

“Appraisal Expenses” will be an amount equal to any and all costs and expenses associated with obtaining appraisals by the Servicer.

“Appraised Value” shall mean, for all Eligible Data Centers, the most recent as-is fair market appraised value of such Data Centers (which will be an aggregate of individual appraised values for each such Data Center) as of a specified date determined pursuant to an independent, full narrative (complete summary) or limited scope (limited restricted) MAI appraisal (or a bring-down confirmation of a previously delivered MAI appraisal or a restatement of the as-is fair market appraised value of such Data Centers as of such date) provided to the Indenture Trustee, the Backup Manager and the Servicer or obtained by the Servicer (or another third party at the direction of the Servicer or the Manager) in accordance with the Uniform Standards of Professional Appraisal Practice (as recognized by the Financial Institutions Reform, Recovery and Enforcement Act of 1989) and which takes into account the leased fee value of the related buildings and land of such Data Centers, consistent with industry standards.

“Asset Entities” shall have the meaning ascribed to it in the preamble hereto. “Asset Entity Interests” shall have the meaning ascribed to it in Section 8.01(a). “Assets” shall mean the assets of the Asset Entities.

“Authorized Officer” shall mean (i) any director, Member, Manager, Executive Officer or other officer of the Issuer or the Co-Issuer who is authorized to act for or on behalf of the Issuer or the Co-Issuer, as applicable, in matters relating to the Issuer or the Co-Issuer and (ii) for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Issuer or the Co-Issuer, as applicable, and to be acted upon by the Manager pursuant to the applicable Management Agreement, and, in each case, who is identified on the list of Authorized Officers delivered by the Issuer or the Co-Issuer, as applicable, to the Indenture Trustee, the Backup Manager and the Servicer on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Authorized Representative” shall have the meaning ascribed to it in Section 15.26(a).

“Available Capital Expenditure Amount” shall mean, as of any date of determination, an amount equal to the sum of (i) the funds available in the Capital Expenditures Reserve Sub-Account on such date and (ii) the undrawn Class A-1 Commitment Amount that would be permitted to be drawn on such date.

“Available Class A-1 Commitment Amount” shall mean, with respect to any Series of Class A-1 Notes, an amount equal to the excess, if any, of (x) the Class A-1 Commitment Amount with respect to such Series of Class A-1 Notes and (y) to the extent (A) the fees with respect to any portion of a Forward Starting Contract require material Capital Expenditures as part of the ordinary course obligations of the Obligors as vendor and (B) such fees are included in the calculation of Annualized Adjusted Net Operating Income, the portion, if any, of the Class A-1 Commitment Amount with respect to such Series of Class A-1 Notes that is allocated to cover such material Capital Expenditures.

“Available Funds” shall mean, for each Application Date, the sum of (i) all Receipts received by or on behalf of the Asset Entities and deposited into the Collection Account during the Relevant Collection Period and (ii) any amounts transferred from the relevant Sub-Accounts to be applied as such on such Application Date; provided that Receipts on deposit in the Collection Account that were received during one Collection Period but are attributable to amounts due from a Customer in a succeeding Collection Period shall not constitute Available Funds for any Application Date with respect to the Collection Period in which such amounts are received but shall be included in the Available Funds for the first Application Date with respect to the Collection Period in which such amounts are due. For the avoidance of doubt, proceeds of draws under Variable Funding Notes shall not constitute Available Funds.

“Backup Management Agreement” shall mean the Backup Management Agreement, dated as of the Initial Closing Date, by and among the Co-Issuers, the Manager, the Backup Manager and the Indenture Trustee.

“Backup Manager” shall have the meaning set forth in the Backup Management Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Beneficial Owner” shall mean, with respect to any Series of Term Notes, the owner of a beneficial interest in a Global Note of such Series of Term Notes.

“Benefit Plan Investor” shall mean shall mean a “benefit plan investor” within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Book-Entry Notes” shall mean any Note registered in the name of the Depositary or its nominee.

“Budgeted Operating Expense Amount” shall have the meaning set forth in the Management Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day which is a federal holiday or any day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Expenditures” shall mean expenditures for Capital Improvements that, in conformity with GAAP, would not be included in the Obligors’ annual financial statements as an Operating Expense of the Data Centers.

“Capital Expenditures Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.06.

“Capital Improvements” shall mean capital improvements or alterations, fixtures, equipment and other capital items (whether paid in cash or property or accrued as liabilities) made by the Asset Entities.

“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” shall mean the Cash Management Agreement, dated as of the Initial Closing Date, among the Obligors, the Indenture Trustee and the Manager.

“Cash Trap Condition” shall mean, as of the end of any calendar month, (i) an Amortization Period is not then continuing and (ii) the three-month average DSCR as of the last day of such calendar month is less than the Cash Trap DSCR, and will continue to exist until the three-month average DSCR has exceeded the Cash Trap DSCR as of the last day of two consecutive months.

“Cash Trap DSCR” shall mean 1.35 to 1.00.

“Cash Trap Reserve” shall have the meaning ascribed to it in Section 4.04.

“Cash Trap Reserve Amount” shall have the meaning ascribed to it in Section 4.04.

“Cash Trap Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.04.

“Claims” shall have the meaning ascribed to it in Section 7.04(a).

“Class” shall mean, collectively, all of the Notes bearing the same alphabetical type and, if applicable, numerical Tranche designation and having the same payment terms. The respective Classes of Notes are designated under Series Supplements.

“Class A LTV Ratio” shall mean, as of any date, the ratio of (a) the excess, if any, of (i) the aggregate Class Principal Balance of all Classes of Class A Notes as of such date over (ii) the amount of funds on deposit in the Senior Note Interest and Expense Reserve Sub-Account as of such date to (b) the Appraised Value for all Eligible Data Centers.

“Class A LTV Test Sweep Amount” shall mean, with respect to any Payment Date, the excess, if any, of (i) the amount, if any, of principal of the Class A Notes of any Series on such Payment Date the repayment of which is necessary to cause the Class A LTV Ratio, after giving effect to such reduction and the payment of (x) any Class A-1 Notes on such Payment Date during a VFN Early Amortization Period and (y) the Monthly Amortization Amount with respect to any Class A Notes that are subject to a Targeted Amortization Amount for such Payment Date (to the extent that funds are available on such Payment Date to pay such Monthly Amortization Amount and a Cash Trap Condition is not then in effect), to be less than or equal to 65.0% over (ii) any amount allocated on any Application Date prior to such Payment Date for which such Payment Date is the Relevant Payment Date to the Debt Service Sub-Account pursuant to Section 5.01(a)(xii).

“Class A Notes” shall mean, collectively, all Notes of any Series (including any subclass or subseries thereof in accordance with the related Series Supplement) issued under this Indenture and any related Series Supplement that are designated Class “A” (regardless of type or numerical designation).

“Class A-1 Administrative Agent” shall mean with respect to any Series of Variable Funding Notes, the “Class A-1 Administrative Agent,” if any, as specified in the related Variable Funding Note Purchase Agreement.

“Class A-1 Administrative Agent Fee” shall mean with respect to any Series of Variable Funding Notes, the fee, if any, set forth in the related Variable Funding Note Purchase Agreement for payment to the applicable Class A-1 Administrative Agent.

“Class A-1 Commitment Amount” shall mean the aggregate maximum Outstanding principal amount available under this Indenture and any Variable Funding Note Purchase Agreement with respect to any Variable Funding Notes.

“Class A-1 Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “A-1”.

“Class A-1 Paying Agent” shall mean with respect to any Series of Variable Funding Notes the “Class A-1 Paying Agent,” if any, as specified in the related Variable Funding Note Purchase Agreement.

“Class A-2 Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “A-2”.

“Class B LTV Ratio” shall mean, as of any date, the ratio of (a) the excess, if any, of (i) the sum of (x) the aggregate Class Principal Balance of all Classes of Class A Notes as of such date and (y) the aggregate Class Principal Balance of all Classes of Class B Notes as of such date over (ii) the amount of funds on deposit in the Senior Note Interest and Expense Reserve Sub-Account as of such date to (b) the Appraised Value for all Eligible Data Centers.

“Class B LTV Test Sweep Amount” shall mean, with respect to any Payment Date, the excess, if any, of (i) the amount, if any, of principal of the Class B Notes of any Series on such Payment Date the repayment of which is necessary to cause the Class B LTV Ratio, after giving effect to such reduction and the payment of the Monthly Amortization Amount with respect to any Class B Notes that are subject to a Targeted Amortization Amount for such Payment Date (to the extent that funds are available on such Payment Date to pay such Monthly Amortization Amount and a Cash Trap Condition is not then in effect), to be less than or equal to 70.0% over (ii) any amount allocated on any Application Date prior to such Payment Date for which such Payment Date is the Relevant Payment Date to the Debt Service Sub-Account pursuant to Section 5.01(a)(xx).

“Class B Notes” shall mean, collectively, all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “B” (regardless of type or numerical designation).

“Class B PIK Period” shall mean, as of any Application Date, a period that is in effect on such Application Date if (A) any Series of Class A Notes are Outstanding as of such Application Date and (B) the three-month average DSCR as of the last day of the immediately preceding calendar month is less than 1.75:1, and will continue to exist until either (x) no Series of Class A Notes are outstanding or (y) the three-month average DSCR has exceeded 1.75:1 as of the last day of two consecutive months.

“Class C LTV Ratio” shall mean, as of any date, the ratio of (a) the excess, if any, of (i) the sum of (x) the aggregate Class Principal Balance of all Classes of Class A Notes as of such date, (y) the aggregate Class Principal Balance of all Classes of Class B Notes as of such date and (z) the aggregate Class Principal Balance of all Classes of Class C Notes as of such date over (ii) the amount of funds on deposit in the Senior Note Interest and Expense Reserve Sub-Account as of such date to (b) the Appraised Value for all Eligible Data Centers.

“Class C LTV Test Sweep Amount” shall mean, with respect to any Payment Date, the excess, if any, of (i) the amount, if any, of principal of the Class C Notes of any Series on such Payment Date the repayment of which is necessary to cause the Class C LTV Ratio, after giving effect to such reduction and the payment of the Monthly Amortization Amount with respect to any Class C Notes that are subject to a Targeted Amortization Amount for such Payment Date (to the extent that funds are available on such Payment Date to pay such Monthly Amortization Amount and a Cash Trap Condition is not then in effect), to be less than or equal to the Class C LTV Trigger over (ii) any amount allocated on any Application Date prior to such Payment Date for which such Payment Date is the Relevant Payment Date to the Debt Service Sub-Account pursuant to Section 5.01(a)(xxv).

“Class C LTV Trigger” is the percentage set forth in the most recent Series Supplement with respect to any Outstanding Series of Class C Notes that sets such percentage.

“Class C PIK Period” shall mean, as of any Application Date, a period that is in effect on such Application Date if (A) any Series of Class A Notes or Class B Notes are Outstanding as of such Application Date and (B) the three-month average DSCR as of the last day of the immediately preceding calendar month is less than 1.75:1, and will continue to exist until either (x) no Series of Class A Notes or Class B Notes are outstanding or (y) the three-month average DSCR has exceeded 1.75:1 as of the last day of two consecutive months.

“Class C Notes” shall mean, collectively, all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “C” (regardless of type or numerical designation).

“Class Principal Balance” shall mean, as of any date of determination, the Note Principal Balance of all Outstanding Notes of such Class on such date. The Class Principal Balance of each Class of Notes may be increased from time to time by the issuance of Additional Notes of such Class in an additional Series (or, in the case of the Variable Funding Notes, also by draws on their commitment, including a draw on a Letter of Credit). The Class Principal Balance of each Class of Notes will be reduced by the amount of any principal payments made to the Holders of the Notes of such Class.

“Class R Interest” shall have the meaning set forth in the Limited Liability Company Agreement of the Issuer or the Co-Issuer, as applicable.

“Clearstream” shall mean Clearstream Banking S.A.

“Closing Date” with respect to a Series, shall have the meaning set forth in the Series Supplement for such Series.

“Closing Date Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Closing Date Data Centers” shall mean the Closing Date Owned Data Centers and the Closing Date Leased Data Centers.

“Closing Date Leased Data Centers” shall mean each of the data centers with respect to which a Closing Date Asset Entity has a leasehold interest pursuant to a Site Lease on the Initial Closing Date.

“Closing Date Non-RE Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Closing Date Owned Data Centers” shall mean each of the data centers owned in fee simple by any Closing Date Asset Entity on the Initial Closing Date.

“Closing Date Real Estate Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Co-Guarantor” shall mean Centersquare Co-Guarantor LLC, a Delaware limited liability company.

“Co-Issuer” shall have the meaning ascribed to it in the preamble hereto. “Co-Issuers” shall have the meaning ascribed to it in the preamble hereto.

“Co-Manager” or “Co-Managers” with respect to a particular Series, shall have the meaning set forth in the Series Supplement for such Series.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the Data Centers and any other property which is the subject of a Grant in favor of the Indenture Trustee on behalf of the Noteholders pursuant to any Transaction Document.

“Collection Account” shall have the meaning ascribed to it in Section 3.01.

“Collection Account Bank” shall mean the depositary institution at which the Collection Account is maintained pursuant to the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean the agreement, dated as of the Initial Closing Date, among the Co-Issuers, the Collection Account Bank, as securities intermediary, and the Indenture Trustee relating to the Collection Account.

“Collection Period” shall mean each successive period of one calendar month; provided that the initial Collection Period shall commence on the first day of October 2024 and will end on the last day of the calendar month immediately preceding the initial Payment Date.

“Compliance Certificate” shall have the meaning ascribed to it in Section 7.02(a)(viii).

“Condemnation Proceeds” shall mean, collectively, the proceeds of any condemnation or taking pursuant to the exercise of the power of eminent domain or purchase in lieu thereof.

“Confirmation of Registration” shall mean, with respect to an Uncertificated Note, a confirmation of registration, substantially in the form of Exhibit G attached hereto; provided to the owner thereof promptly after the registration of the Uncertificated Note in the Note Register by the Note Registrar.

“Contingent Obligation” as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making (other than the Notes), discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Continuing Notes” shall have the meaning ascribed to it in Section 2.12(b).

“Contractual Obligation” as applied to any Person, shall mean any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, other than the Transaction Documents.

“Contribution Agreement” shall mean each assignment agreement, contribution agreement or other similar agreement whereby an Asset Entity is assigned and/or contributed to the Issuer or the Co-Issuer or a Data Center and/or other assets is assigned and/or contributed to and/or from an Asset Entity.

“Control Party” shall have the meaning set forth in the Servicing Agreement.

“Controlling Class” shall mean, as of any date of determination, the senior-most Outstanding Class of Notes (i.e., the Class with the highest alphabetical designation), without regard to allocation to a particular Series. In the event that the Class A Notes are the Controlling Class, the Controlling Class will be comprised of all Class A Notes then Outstanding (which will include, for purposes of calculating the aggregate Note Principal Balance of such Class A Notes, the full amount of the Class A-1 Commitment Amount, if any, that is permitted to be drawn on such date).

“Controlling Class Representative” shall have the meaning ascribed in Section 10.05(a).

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Centersquare Issuer LLC – 2024-1; or at such other address the Indenture Trustee may designate from time to time by notice to the Noteholders and the Obligors, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Obligors. For purposes of all Notes surrendered for payment or registration of transfer or exchange, or deemed destroyed, lost or stolen, the corporate trust office of the Indenture Trustee shall be as follows: Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Workflow Management – Centersquare Issuer LLC – 2024-1.

“Customer” shall mean a customer under a Customer Contract.

“Customer Consent Contracts” shall mean the Customer Contracts identified on Schedule IV hereto that will not be assigned to a Closing Date Asset Entity on the Initial Closing Date and will instead remain with the Parent or an Affiliate of the Parent pending the receipt of certain consents to the transfer of those Customer Contracts from the Parent (or such Affiliate) to a Closing Date Asset Entity; provided that a Customer Contract shall cease to be a Customer Consent Contract after the Initial Closing Date (i) following the expiration of the initial term of the related Customer Contract or (ii) after the delivery of an Officer’s Certificate of the Manager to the Servicer, the Backup Manager and the Indenture Trustee stating that all required consents to the transfer of such Customer Consent Contract to a Closing Date Asset Entity have been obtained.

“Customer Contract” shall mean any Master Agreement (and any associated Service Orders), lease, sublease, license, hosting services agreement, co-location agreement or other similar agreement between an Asset Entity and a Customer, or any such agreement between the Parent (or an affiliate of the Parent) and a Customer, the Monthly Recurring Revenue and the Additional Revenue of which has been contributed to the Issuer by the Parent pursuant to a contribution agreement, which is denominated in United States Dollars or Canadian Dollars and for which the related Customer has been directed to remit payments directly to a Lock Box Account.

“Data Center Assets” shall have the meaning ascribed to it in Section 7.30.

“Data Centers” shall mean the Closing Date Data Centers and any Additional Data Centers.

“Data Center Space” shall mean the space at a Data Center that is leased, subleased or licensed by an Asset Entity to one or more Customers under a Customer Contract.

“Debt Service Sub-Account” shall mean a Sub-Account of the Collection Account to reserve for the amount required for payments due on the Notes in the manner required pursuant to Section 5.01(a).

“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both, would become, an Event of Default.

“Defeasance Date” shall have the meaning ascribed to it in Section 2.11(a).

“Defeasance Payment Date” shall mean, for any Series, the Payment Date on which the Prepayment Period for such Series commences.

“Deferred Post-ARD Additional Interest” shall have the meaning ascribed to it in Section 2.10.

“Definitive Notes” shall have the meaning ascribed to it in Section 2.01(b). “Definitive Term Notes” shall have the meaning ascribed to it in Section 2.01(b).

“Definitive Variable Funding Notes” shall have the meaning ascribed to it in Section 2.01(a).

“Depositary” and “DTC” shall mean The Depository Trust Company, or any successor Depositary hereafter named as contemplated by Section 2.03(c).

“Depositary Participants” shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“Discretionary Capital Expenditures” shall mean (i) non-recurring Capital Expenditures made to enhance the Operating Revenues of Data Centers, such as to accommodate expansion for additional customer equipment and (ii) other non-recurring Capital Expenditures made to decrease the Operating Expenses of the Data Centers.

“Discretionary Manager Advances” shall have the meaning set forth in the Management Agreement.

“Disposition Price” shall mean, with respect to any disposition of any Data Center, an amount with respect to such Data Center equal to the greater of (i) 125% of the Allocated Note Amount for such Data Center and (ii) the amount, if any, of principal of the Term Notes of any Series the repayment of which is necessary to cause the pro forma DSCR after giving effect to the disposition of such Data Center and any prepayment (and any issuance) of Term Notes occurring concurrently with such disposition, to be greater than or equal to 1.85:1.0.

“Division” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, the division of such Person into two or more domestic limited liability companies (whether or not the original Person survives such division) pursuant to and in accordance with § 18-217 of Title 6 of Delaware Code, or with respect to any other Person, any comparable action or event under comparable laws of its jurisdiction.

“DSCR” shall mean, as of any date, the ratio of (i) the Annualized Adjusted Net Operating Income as of the last day of the immediately ~~succeeding~~preceding calendar month (or, if such date is the last day of a calendar month, as of such date) to (ii) the sum of (a) the amount of interest on the aggregate Note Principal Balance of the Class A Notes and the Class B Notes (other than any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest) and, with respect to any Class A-1 Notes, any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the holders of the Class A-1 Notes under any Variable Funding Note Purchase Agreement in respect thereof, in each case that the Co-Issuers will be required to pay over the succeeding twelve Payment Dates and (b) the amount of the Indenture Trustee Fees and the Servicing Fees payable during such period. For the purposes of this calculation, it is assumed that (x) the base rate, benchmark rate or CP Rate for the related Interest Accrual Periods will be equal to the then-current base rate, benchmark rate or CP Rate, as applicable, and (y) the aggregate Note Principal Balance of the Class A Notes and the Class B Notes that will be Outstanding on the Payment Date following the date of determination will remain Outstanding during such period; provided that, if the DSCR is being calculated in connection with (A) the issuance of Additional Notes that are Class A Notes and/or Class B Notes, the assumed aggregate unpaid principal balance of the Class A Notes or Class B Notes that will be Outstanding during such period will be increased by the Initial Class Principal Balance of such Additional Notes that are Class A Notes and Class B Notes, (B) a draw under any Variable Funding Notes, the assumed aggregate Note Principal Balance of the Class A Notes that will be Outstanding during such period will be adjusted to reflect the increase in the Outstanding principal amount of the Class A-1 Notes after giving effect to such draw or (C) the disposition of a Data Center and any concurrent prepayment of any Class A Notes or Class B Notes, the assumed aggregate unpaid principal balance of the Class A Notes and the Class B Notes that will be decreased by such prepayment.

“DTC Custodian” shall mean the Indenture Trustee, in its capacity as custodian of any Series or Class of Global Notes for DTC.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depositary institution or a state chartered depositary institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations § 9.10, which institution, in either case, has a combined capital and surplus of at least $100,000,000 and has corporate trust powers and is acting in its fiduciary capacity and for which a Rating Agency Confirmation has been received.

“Eligible Bank” shall mean a bank that satisfies the Rating Criteria.

“Eligible Data Centers” shall mean, as of any date of determination, a data center that satisfies each of the following criteria:

(i)	such data center is located in one of the 48 contiguous states of the United States or the District of Columbia or Canada;

(ii)	such data center is (x) owned directly or indirectly by an Asset Entity in fee simple absolute or (y) leased under a Site Lease, in each case, free and clear of Liens (other than Permitted Encumbrances);

(iii)	other than with respect to any data center that is a Non-Mortgaged Data Center, the Issuer or the Co-Issuer has provided to the Indenture Trustee a Mortgage and a Title Policy with respect to such data center and has provided to such title company issuing such Title Policy the Mortgage to be submitted for recording in the appropriate office of real property records and (unless such data center is subject to a space lease) a survey with respect to such data center;

(iv)	such data center is not subject to any outstanding tax liens or condemnation proceedings;

(v)	such data center is in compliance with all applicable regulations and has all necessary permits and licenses, unless, in the case of any such permit or license required to be obtained by the Customer, the failure of such Customer to obtain such permit or license would not materially and adversely affect the Asset Entity’s interest in such data center;

(vi)	with respect to any data center that is to be owned in fee, the Obligors have delivered to the Indenture Trustee, the Manager, the Backup Manager and the Servicer a Phase I environmental report on each such data center, and if such Phase I environmental site assessment report reveals any condition that in the Manager’s reasonable judgment so warrants, a Phase II environmental site assessment report, and such report concludes that such data center does not contain any Hazardous Materials in material violation of applicable Environmental Law for which (x) no remediation plan is in effect or being implemented or (y) the applicable Asset Entity is appropriately indemnified;

(vii)	such data center is not, and no interest of the Obligors therein is, subject to any Lien (other than Permitted Encumbrances) or any negative pledge; and

(viii)	(x) with respect to any data center that is to be owned in fee, the Obligors have completed architectural, structural and other due diligence at such data center (consistent with the Manager’s existing standards and practices) with no material adverse findings and the data center is otherwise free of all material structural, architectural or title defects and is free of material deferred maintenance and (y) with respect to any data center that is not owned in fee, the Obligors have completed due diligence at such data center (consistent with the Manager’s existing standards and practices) with no material adverse findings.

“Environmental Assessment” shall have the meaning ascribed to it in Section 10.02(f).

“Environmental Laws” shall mean all applicable statutes, ordinances, codes, orders, decrees, laws (including common law), rules or regulations of any Governmental Authority pertaining to or imposing liability or standards of conduct concerning environmental protection (including, without limitation, regulations concerning health and safety to the extent relating to human exposure to Hazardous Materials), contamination or clean-up or the handling, generation, release or storage of Hazardous Material affecting the Data Centers including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended (to the extent relating to human exposure to Hazardous Materials), any state superlien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect, but excluding any historic preservation or similar laws of any Governmental Authority relating to historical resources and historic preservation not related to (i) protection of the environment or (ii) Hazardous Materials.

“Equity Contribution” shall have the meaning ascribed to it in Section 4.09.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” shall mean the Euroclear System.

“Event of Default” shall have the meaning ascribed to it in Section 10.01.

“Excess Cash Flow” shall mean, with respect to any Payment Date, the amount remaining in the Debt Service Sub-Account on such Payment Date after allocation and/or payment of all amounts required to be paid on such Payment Date pursuant to Section 5.01(b)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excluded Data Centers” shall have the meaning ascribed to it in Section 15.19.

“Executive Officer” shall mean, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, the Chief Accounting Officer, any Vice President, the Secretary or the Treasurer of such corporation or limited liability company and, with respect to any partnership, any individual general partner thereof or, with respect to any other general partner, any such officer of such general partner.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Initial Closing Date (or any amended or successor version of such sections that is substantially comparable and not materially more onerous to comply with), or any regulations or agreements thereunder or official written interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction entered into in connection with the implementation thereof (or any law implementing such an intergovernmental agreement).

“FATCA Withholding Tax” shall mean any withholding or deduction required pursuant to FATCA.

“Fee Owned Ratio” shall mean, as of any date of determination, the percentage equivalent of a fraction (x) the numerator of which is the Annualized Adjusted Net Operating Income derived in the aggregate from the Data Centers that are owned in fee simple as of such date and (y) the denominator of which is the Annualized Adjusted Net Operating Income derived in the aggregate from all Data Centers as of such date.

“Financial Statements” shall mean the consolidated statement of operations, statement of members’ equity, statement of cash flow and balance sheet of the Obligors.

“First Collateral Date” shall mean, with respect to any Data Center, the later of (i) the Initial Closing Date and (ii) the date of addition of such Data Center as an Additional Data Center.

“Forward Starting Contract” shall mean a Customer Contract for which the applicable Customer is not required to pay monthly fees or is required to pay monthly fees at a reduced rate (i.e., less than the fees based on the full electrical capacity, space and/or services), in either case, for a specified time, and the obligation of the Customer to commence paying fees is not subject to the fulfillment of any further obligations on the part of the Obligors other than ordinary course obligations of the Obligors as vendor under such contract; provided that, for the avoidance of doubt, such “ordinary course obligations of the Obligors” include fit-out and installation of equipment for each applicable Customer~~, but do not include material Capital Expenditures by the Obligors.~~

“Forward Starting Contract Fee Commencement Date” shall mean, with respect to any Forward Starting Contract, the date on which the related Customer is first obligated to pay monthly fees with respect to the full amount of the electrical capacity, space and/or services provided pursuant to such Customer Contract.

“Forward Starting Contract Reserve Amount” shall mean, as of any date of determination with respect to any Forward Starting Contract, the excess of (x) the aggregate amount of fees that would be payable under such Forward Starting Contract based on full electrical capacity, space and/or services provided thereunder from (and excluding) the last day of the most recently ended Collection Period until the earlier of (i) the Forward Starting Contract Fee Commencement Date with respect to such Forward Starting Contract and (ii) the date that is one year from such date over (y) the aggregate amount of fees actually required to be paid under such Forward Starting Contract during such period.

“Forward Starting Contract Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.07.

“GAAP” shall mean United States Generally Accepted Accounting Principles in effect from time to time.

“Global Notes” shall mean Rule 144A Global Notes and Regulation S Global Notes.

“Governmental Authority” shall mean with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organization for Economic Co-operation and Development), and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person’s property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Grant” shall mean to create a security interest in, or to mortgage, any property now owned or at any time hereafter acquired or any right, title or interest that may be acquired in the future.

“Guaranteed Obligations” shall have the meaning ascribed to it in Section 16.01.

“Guarantor” shall mean Centersquare Guarantor LLC, a Delaware limited liability company.

“Guarantors” shall mean, collectively, the Guarantor and the Co-Guarantor.

“Guaranty” shall mean with respect to a Customer Contract, the guarantee of obligations and performance thereunder of the respective Customer made by a parent entity of such Customer in favor of the respective Asset Entity as lessor.

“Hazardous Material” shall mean all or any of the following: (A) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws, including any so defined, listed, regulated or classified as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “pollutants”, “contaminants”, or any other similar formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (B) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (C) any flammable substances or explosives or any radioactive materials; (D) asbestos in any form; (E) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (F) radon; (G) toxic mold; (H) per- and polyfluoroalkyl substances (PFAS); or (I) urea formaldehyde; provided, however, such definition shall not include (i) batteries, fuel, cleaning materials and other substances commonly used in the ordinary course of the Asset Entities’ businesses, which materials exist in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable Environmental Laws, or (ii) batteries, fuel, cleaning materials and other substances commonly used in the ordinary course of the Asset Entities’, customer’s, or any of their respective agent’s, business, which materials exist in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable Environmental Laws.

“Holdco Guaranties” shall mean each Guarantee and Security Agreement, dated as of the Initial Closing Date, made by the applicable Guarantor in favor of the Indenture Trustee on behalf of the Noteholders and the other Secured Parties.

“Holder” and “Noteholder” shall mean a Person in whose name a particular Note is registered in the Note Register.

“Immaterial Amendment” shall mean, with respect to any Site Lease, (i) the exercise of any express extension options pursuant to the terms of such Site Lease, or (ii) any amendments or modifications that do not change the economic terms or the expiration date, grant options for additional term or space, materially reduce the obligations of a Site Lessor or materially increase the obligations of the related Asset Entity or otherwise would not reasonably be expected to materially impair the value of the related leasehold estate or the security interest thereon.

“Impositions” shall mean (i) all real estate and personal property taxes (net of abatements, reductions or refunds of real estate or personal property taxes relating to the Data Centers applicable to and actually received or credited during the corresponding period) paid or payable by any Asset Entity and other taxes, levies, assessments and similar charges assessed by Governmental Authorities on a Data Center (including any payments in lieu of taxes) and (ii) all fees payable by any Obligor relating to a Data Center or upon the ownership, use, occupancy or enjoyment thereof, including, without limitation, any security deposit, any ground rents or other rents relating to the Data Centers.

“Improvements” shall mean all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on the Data Centers and owned by any of the Asset Entities.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all Indebtedness, (iv) all Capital Leases Obligations for which such Person is liable, and (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; provided that reimbursement or indemnity obligations related to surety bonds or letters of credit incurred in the ordinary course of business and fully secured by cash collateral shall not be considered “Indebtedness” hereunder.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Indenture Supplement” shall mean an indenture supplemental to this Indenture, any Series Supplement or any Notes.

“Indenture Trustee” shall have the meaning ascribed to it in the preamble hereto.

“Indenture Trustee Fee” shall mean the fee to be paid monthly in arrears on each Payment Date for the Interest Accrual Period ending on or immediately preceding such Payment Date to the Indenture Trustee as compensation for services rendered by it in its capacity as Indenture Trustee in an amount equal to the sum of (i) $2,500 per Series of Term Notes outstanding on such Payment Date and (ii) $1,000 for each Series of Variable Funding Notes outstanding on such Payment Date (or $6,000 as of the Initial Closing Date) (or such other amount as set forth in a Series Supplement in connection with the issuance of Additional Notes).

“Indenture Trustee Report” shall have the meaning ascribed to it in Section 11.12(d).

“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Obligors, any other obligor on the Notes and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Obligors, any such other obligor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Obligors, any such other obligor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee, the Backup Manager or the Servicer, as applicable, and upon which each may conclusively rely under the circumstances described in, and otherwise complying with the applicable requirements of, Section 15.01 made by an Independent certified public accountant or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Ineligible Liquidity Letter of Credit” shall mean a Liquidity Letter of Credit with respect to which (i) the short-term debt credit rating of the Letter of Credit Provider with respect to such Liquidity Letter of Credit is not rated at least “K2” (or the then equivalent grade) by any NRSRO and (ii) the long-term debt credit rating of such Letter of Credit Provider is not rated at least “BBB” (or the then equivalent grade) by any NRSRO; provided that for determining whether a Liquidity Letter of Credit is eligible under this definition, a Letter of Credit Provider may be deemed to have the short-term debt credit rating or the long-term debt credit rating, as applicable, of any guarantor of (or confirming bank for) such Letter of Credit Provider.

“Initial Class Principal Balance” shall mean, with respect to any Class of Term Notes or Variable Funding Notes, the aggregate initial principal balance of all Term Notes or Variable Funding Notes of that Class on the date of issuance; provided that upon the payment in full of all Notes of a particular Series such Term Notes or Variable Funding Notes shall no longer be included in the “Initial Class Principal Balance” of the relevant Class. For the avoidance of doubt, the aggregate initial principal amount of any undrawn Letters of Credit shall not be included in the Initial Class Principal Balance of any Variable Funding Notes.

“Initial Closing Date” shall mean October 17, 2024.

“Initial Purchaser” or “Initial Purchasers” with respect to a particular Series, shall have the meaning set forth in the Series Supplement for such Series.

“Initial Request” shall have the meaning ascribed to it in Section 15.26(a).

“Institutional Accredited Investor” shall mean an “accredited investor” within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) of Regulation D of the Securities Act or an entity owned entirely by other entities that fall within such paragraphs.

“Insurance Policies” shall have the meaning ascribed to it in Section 7.05.

“Insurance Premiums” shall mean (i) annual premiums for insurance the Asset Entities are required to maintain with respect to the Data Centers (or the Asset Entities’ respective proportional share of premiums with respect to general liability insurance policies maintained by Affiliates of the Co-Issuers) and (ii) premiums with respect to casualty insurance policies maintained by the Asset Entities (or the Asset Entities’ respective proportionate share of premiums with respect to casualty insurance policies maintained by Affiliates of the Co-Issuers) to insure casualties not otherwise insured by, or otherwise paid by, a Customer.

“Insurance Proceeds” shall mean all of the proceeds received under the Insurance Policies (other than liability insurance) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Obligors other than liability in respect of a covered loss thereunder. For the avoidance of doubt, “Insurance Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance and liability insurance, which shall be treated as provided in Section 7.06(b).

“Interest Accrual Period” shall mean, for each Payment Date, (i) with respect to any Term Notes, the period from and including the preceding Payment Date (without giving any effect to any Business Day adjustment and calculated on a 30/360 Basis) (or, with respect to the initial period for a Series, the Closing Date for such Series) to but excluding the Payment Date (without giving any effect to any Business Day adjustment and calculated on a 30/360 Basis) and (ii) with respect to any Variable Funding Notes, the “VFN Interest Accrual Period” as defined in the Series Supplement for such Series of Variable Funding Notes.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any of the Guarantors, the Manager, the Co-Issuers or any of the Asset Entities is a debtor or any Assets of any such entity, any Customer Contracts, any portion of the Data Centers, and/or any other Collateral is property of the estate therein.

“Involuntary Obligor Bankruptcy” shall have the meaning ascribed to it in Section 7.20.

“Issuance Date” shall have the meaning ascribed to it in Section 2.12(b).

“Issuer” shall have the meaning ascribed to it in the preamble hereto.

“Issuer Order” and “Issuer Request” shall mean a written order or request signed in the name of the Co-Issuers by any one of their Authorized Officers and delivered to the Indenture Trustee and the Servicer upon which the Indenture Trustee and the Servicer, as applicable, may conclusively rely.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit F.

“Knowledge” whenever used in this Indenture or any of the other Transaction Documents, or in any document or certificate executed pursuant to this Indenture or any of the other Transaction Documents (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean actual knowledge (without independent investigation unless otherwise specified) (i) of the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity (or, in the case of the Indenture Trustee, any Responsible Officer); and (ii) also to the knowledge of the person signing such document or certificate.

“L/C Note” shall mean a Note issued as a subclass or subseries of a Series of Variable Funding Notes designated at the time of issuance thereof as an L/C Note, the Note Principal Balance of which shall evidence the unreimbursed amount of any drawing under any related Letters of Credit.

“Leased Data Center” shall mean each Data Center in which an Asset Entity holds a leasehold interest pursuant to a Site Lease.

“Letter of Credit” shall mean the meaning set forth in a Variable Funding Note Purchase Agreement.

“Letter of Credit Fee” with respect to any Letter of Credit shall have the meaning set forth in the respective Variable Funding Note Purchase Agreement with respect to such Letter of Credit.

“Letter of Credit Provider” shall mean, with respect to any Series of Class A-1 Notes, the party identified as the “Letter of Credit Provider” or the “Letter of Credit Issuing Bank,” as the context requires, in the applicable Variable Funding Note Purchase Agreement.

“Lien” shall mean, with respect to any property or assets, any lien, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Liquidity Letter of Credit” shall mean any Letter of Credit issued under a Variable Funding Note Purchase Agreement to the Indenture Trustee or other designated beneficiary for the benefit of the Noteholders.

“Lock Box Account” shall mean one or more lock box accounts or deposit accounts established and maintained by any Obligor or their designee, into which Customers shall have been directed to pay all fees and other sums owing to the Asset Entities, and into which the Obligors will deposit Receipts pursuant to Section 7.14.

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

“LTV Test Sweep Amount” shall mean, with respect to any payment of a Class of Notes, the Class A LTV Test Sweep Amount (with respect to any payment of principal of the Class A Notes), the Class B LTV Test Sweep Amount (with respect to any payment of principal of the Class B Notes) or the Class C LTV Test Sweep Amount (with respect to any payment of principal of the Class C Notes), as applicable.

“MAI” shall mean a designation signifying that the designee is a member of the “Appraisal Institute,” a real estate appraisers and valuation professionals trade group.

“Maintenance Capital Expenditures” shall mean Capital Expenditures made for the purpose of maintaining any Data Center or complying with applicable laws, regulations, ordinances, statutes, codes, or rules applicable to such Data Center, but excluding (x) Data Center acquisition expenses made to acquire a Data Center and (y) Discretionary Capital Expenditures.

“Management Agreement” shall mean (i) the Management Agreement among the Manager, the Obligors and the Indenture Trustee, dated as of the Initial Closing Date or (ii) following the replacement of the Manager following a Manager Termination Event (as defined in the Management Agreement) in accordance with the initial Management Agreement, a Replacement Management Agreement (as defined in the Management Agreement) among the Manager, the Obligors and the Indenture Trustee.

“Management Fee” shall mean a fee payable to the Manager, for each Collection Period, equal to the Management Fee Percentage of the aggregate monthly revenue (other than Pass-Through Data Center Expenses) received by the Obligors with respect to all Customer Contracts for such Collection Period.

“Management Fee Percentage” shall mean 5.0%; provided, however, that the Management Fee Percentage used to calculate the Management Fee payable to any Manager that is not an Affiliate of the Obligors that succeeds Phoenix Infrastructure LLC as the Manager may vary in accordance with the terms of the Management Agreement and the Backup Management Agreement; provided further that (i) in the event such Manager is a Replacement Manager, if the management fee payable to the Replacement Manager exceeds the Management Fee that would have been payable had such replacement not occurred, then the amount of such excess must be approved by the Control Party or (ii) in the event that the Backup Manager engages one or more third parties to perform the obligations of the outgoing Manager (to the extent a Replacement Manager has not yet been appointed), the Management Fee Percentage shall be increased in order to provide funds for the Backup Manager sufficient to pay the fees of such third party if the Backup Manager determines in its reasonable good faith discretion (without the consent or approval of any other party) that such management fee is consistent with the then-prevailing market rate for managers performing similar services.

“Manager” shall mean the manager described in the Management Agreement, the Replacement Manager or an Acceptable Manager as may hereafter be charged with management of the Asset Entities in accordance with Section 7.12.

“Master Agreement” shall mean, with respect to a Customer Contract, a master services agreement, colocation facilities agreement or other similar contract that provides for one or more sale orders, quotes, change orders, proposals, statements of work and/or service level agreements with respect to one or more data centers.

“Material Adverse Effect” shall mean, (i) a material adverse effect (which may include economic or political events) upon the business, operations, or condition (financial or otherwise) of the Obligors and the Guarantors (taken as a whole), (ii) the material impairment of the ability of the Obligors and the Guarantors (taken as a whole) to perform their obligations under the Transaction Documents (taken as a whole), or (iii) a material adverse effect on the use, value or operation of the Data Centers (taken as a whole); provided, however, that if the Annualized Revenue derived from all Customer Contracts (taken as a whole) is reduced by 5.0% or more by any such event or events, then a Material Adverse Effect shall be deemed to exist. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-occurring events and existing conditions result in a Material Adverse Effect (taking into account the benefit of any Title Policy or Insurance Policies).

“Material Agreement” shall mean any written contract or agreement, or series of related written agreements, by any Obligor relating to the ownership, management, use, operation, co-location, leasing, maintenance, repair or improvement of the Data Centers under which there is an obligation of an Obligor, in the aggregate, to pay, or under which any Obligor receives in compensation, more than $1,000,000 per annum, excluding (i) the Management Agreement, (ii) the Customer Contracts and (iii) any agreement which is terminable by an Obligor on not more than 90 days’ prior written notice without any fee or penalty.

“Material Customer Contract” shall mean each Customer Contract, or series of related Customer Contracts, by any Customer of space, power and/or services at one or more of the Data Centers which (x)(a) provides for monthly recurring fees or other monthly payments in an amount equal to or greater than $500,000, and (b) may not be cancelled by the applicable Customer on 30 days’ notice without payment of a termination fee, penalty or other cancellation fee, or (y) obligates any of the Asset Entities to make any improvements to the Data Centers either directly or through cash allowances (including, without limitation, free rent, customer improvement allowances, or landlord’s construction work) to the applicable Customer in excess of $1,000,000.

“Member” shall mean, individually or collectively, any entity which is now or hereafter becomes the managing member of any of the Obligors under such Persons’ limited liability company operating agreement (other than the sole member of any single member limited liability company).

“Minimum DSCR” shall mean 1.20 to 1.0.

“Monthly Amortization Amount” shall mean, as of each Payment Date with respect to any Class of Notes of any Series that are subject to a Targeted Amortization Amount, the sum of (i) the Targeted Amortization Amount for such Notes of such Class, if any, as of such Payment Date and (ii) the Unpaid Monthly Amortization Amount with respect to such Notes, if any, as of such Payment Date.

“Monthly Expense Amount” shall mean, for any Collection Period, the lesser of (x) the actual Operating Expenses for each Asset Entity for such Collection Period and (y) the Budgeted Operating Expense Amount for such Collection Period.

“Monthly Recurring Revenue” shall mean, for any Customer Contract, as of any date of determination, the recurring monthly colocation, interconnection and power utilization fees with respect to such Customer Contract payable to an Asset Entity during the calendar month in which such date of determination occurs (or, for any Customer Contract with respect to which the recurring fees are payable to an Asset Entity less frequently than on a monthly basis, the prorated portion of such recurring fees allocable to the calendar month in which such date of determination occurs); provided that, for the avoidance of doubt, Monthly Recurring Revenue does not include Additional Revenue, Pass-Through Data Center Expenses, Surcharges or Variable Recurring Revenue.

“Monthly Report” shall mean the “Manager Report” as defined in the Management Agreement.

“Monthly Senior Payment Amount” shall mean, for any Payment Date, the sum of (a) the Accrued Note Interest at the applicable Note Rate that is due and payable on such Payment Date in respect of the related Interest Accrual Period on any Class A Notes and (b) any accrued and unpaid VFN Undrawn Commitment Fees and Letter of Credit Fees payable on such Payment Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed and/or other security document entered into by an Asset Entity in favor of the Indenture Trustee for the benefit of the Noteholders creating a Lien on the Asset Entities’ real property interests in a Data Center, in such form as reasonably agreed between the Co-Issuers and the Servicer, as the same may have been, or may be, assigned, modified or amended from time to time.

“Multiemployer Plan” shall mean any employee benefit plan, of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any member of the Parent’s Controlled Group makes or is obligated to make contributions, or had an obligation to contribute over the five preceding calendar years.

“Non-Core Data Center Assets” shall mean assets, including real property, owned or leased by an Asset Entity associated with a Data Center, but not necessary for the operation or use of the related Data Center.

“Non-Mortgaged Data Centers” shall mean any Data Center that is not subject to a Mortgage.

“Note Owners” shall mean, with respect to any Book-Entry Note, the Person who is the Beneficial Owner of such Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

“Note Principal Balance” shall mean, for any individual Note as of any date of determination, (x) with respect to any Variable Funding Notes, the Outstanding principal balance of such Note on such date, and (y) with respect to any Term Note, the initial principal balance of such Note on the date of issuance of such Note, as set forth on the face thereof, less any payment of principal made in respect of such Note up to and including such determination date. For the avoidance of doubt, the aggregate principal amount of any undrawn Letters of Credit shall not be included in the Note Principal Balance of any Variable Funding Notes (except as expressly set forth in Section 5.01(i)) and the unreimbursed amount of any drawing under any Letters of Credit shall be included in the Note Principal Balance of the related Variable Funding Note (in the form of outstanding principal balance under the related L/C Note).

“Note Rate” with respect to any Term Note or Variable Funding Note of a Class and a Series, shall mean the interest rate applicable thereto as set forth in the Series Supplement for such Term Note or Variable Funding Note of such Class and Series.

“Note Register” and “Note Registrar” shall mean the register maintained and the registrar appointed or otherwise acting pursuant to Section 2.02(a).

“Notes” shall mean the Term Notes and the Variable Funding Notes issued by the Co-Issuers pursuant to this Indenture and the Series Supplements.

“Noteholder Tax Identification Information” shall mean information and/or properly completed and signed tax certifications provided by a recipient of payments that is sufficient (i) to eliminate the imposition of or determine the amount of any withholding of tax, including FATCA Withholding Tax, (ii) to determine that such recipient of payments has complied with such recipient’s obligations under FATCA or (iii) to otherwise allow the Issuer, Co-Issuer, Paying Agent and Indenture Trustee to comply with their respective obligations under FATCA.

“NRSRO” shall mean any nationally recognized statistical ratings organization.

“Obligations” shall mean the unpaid principal amount of the Outstanding Notes, accrued interest thereon and all other obligations, liabilities and indebtedness of every nature to be paid or performed by any of the Guarantors or Obligors under the Transaction Documents, including fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against any of the Guarantors or Obligors, and the performance of all other terms, conditions and covenants under the Transaction Documents.

“Obligors” shall have the meaning ascribed to it in the preamble hereto.

“Offering Memorandum” with respect to a Series, shall have the meaning set forth in the Series Supplement for such Series.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Issuer, the Co-Issuer or the Manager, and delivered to the Indenture Trustee, the Backup Manager or the Servicer, as applicable.

“Operating Expenses” shall mean, for any period, all operating expenses accrued and related to the ownership, operation or maintenance of any Data Center (including the provision of services under the Customer Contracts) for such period determined in accordance with GAAP (including, but not limited to, site operations labor and related expenses, certain sales commissions and channel residual fees, repairs and preventative maintenance (including virtual maintenance of cloud equipment), utilities (other than utilities included as Pass-Through Data Center Expenses) and security plus all Maintenance Capital Expenditures, but specifically excluding the Management Fee payable by the Obligors and the cost of portfolio support personnel provided by the Manager) for such period; provided that Operating Expenses shall not include Priority Expenses (including Impositions and Insurance Premiums). Operating Expenses shall not include amounts that are Pass-Through Data Center Expenses or any costs and expenses associated with obtaining an appraisal.

“Operating Revenues” shall mean all revenues of the Asset Entities from the ownership, operation or maintenance of the Data Centers or otherwise arising in respect of the Data Centers that are properly allocable to the Data Centers for such period in accordance with GAAP (excluding amounts collected from Customers which constitute Pass-Through Data Center Expenses, pre-paid fees and revenues and security deposits except to the extent applied in satisfaction of such Customer’s obligations for fees during such period) excluding the impact on revenue of accounting for Customer Contracts with fixed escalators on a straight-line basis as required under GAAP, as compared to a billed and earned basis.

“Opinion of Counsel” shall mean one or more written opinions of counsel which shall be reasonably acceptable to and delivered to the addressee(s) thereof.

“Optional Application Date” shall mean up to one Business Day following the Scheduled Application Date during the month in which such Scheduled Application Date occurs identified by the Manager to the Indenture Trustee, the Backup Manager and the Servicer in accordance with Section 5.01(a) as an “Optional Application Date.”

“Other Company Collateral” shall have the meaning ascribed to it in Section 14.01.

“Other Expense Reserve Amount” shall mean, with respect to any Application Date, the sum of (i) the amount of Impositions and Insurance Premiums that the Manager reasonably estimates will be due and payable during the twelve Collection Periods (or such lesser number of Collection Periods as remain prior to the latest Rated Final Payment Date of all Outstanding Notes) immediately succeeding the Relevant Payment Date for such Application Date with respect to (or if covered by blanket insurance policies, allocated to) the Data Centers and (ii) the product of (x) 20% and (y) the aggregate Operating Expenses for the twelve Collection Periods immediately preceding such Application Date.

“Other Expense Reserve Deposit Amount” shall have the meaning ascribed to it in Section 4.08(a).

“Other Expense Reserve Deposit Percentage” shall mean, for any Application Date, the percentage set forth in the table below which corresponds with the three-month average DSCR as of the last day of the immediately preceding calendar month:

Three-Month Average DSCR	Other Expense Reserve Deposit Percentage
≥ 1.75	0%
< 1.75 and ≥ 1.50	50%
< 1.50	100%

“Other Expense Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.08(a).

“Other Servicing Fees” shall have the meaning set forth in the Servicing Agreement.

“Outstanding” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered (or registered in the case of Uncertificated Notes) under this Indenture, except:

(a)	Notes theretofore cancelled by the Indenture Trustee or delivered (or de-registered in the case of Uncertificated Notes) to the Indenture Trustee for cancellation;

(b)	Notes for the payment of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Co-Issuers) in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(c)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered (or de-registered and/or registered in the case of Uncertificated Notes) pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such first-mentioned Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite Class Principal Balances of all Classes of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any other Transaction Document, Notes owned by the Issuer, the Co-Issuer, or any other obligor upon the Notes or any Affiliate of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Notes identified as being so owned in an Officer’s Certificate of the Co-Issuers delivered to the Indenture Trustee shall be so disregarded. Upon the written request of the Indenture Trustee, the Co-Issuers shall furnish to the Indenture Trustee promptly an Officers’ Certificate identifying all Notes, if any, actually known by the Co-Issuers to be owned by an Obligor or any Affiliate thereof, and the Indenture Trustee shall be entitled to accept and rely upon such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not identified therein are outstanding for the purpose of any determination. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Obligor, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

“Ownership Interest” shall mean, in the case of any Note, any ownership or security interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Parent” shall mean Phoenix Data Center Acquisitions LLC, a Delaware limited liability company.

“Pass-Through Data Center Expense Available Amount” shall mean, with respect to any Application Date, all funds in the Collection Account on such Application Date that constitute amounts paid by Customers in respect of Pass-Through Data Center Expenses.

“Pass-Through Data Center Expenses” shall mean all amounts payable by Customers pursuant to the Customer Contracts for utilities (including electricity), management fees, maintenance costs, taxes, insurance, Impositions and other operating expenses.

“Pass-Through Data Center Priority Expenses” shall mean all Pass-Through Data Center Expenses that are Priority Expenses.

“Pass-Through Payment Amount Differential” shall mean, with respect to any calendar month, an amount (which may be positive or negative) equal to (x) all amounts paid by the Customers during such month in respect of Pass-Through Data Center Expenses minus (y) the costs incurred to supply the services with respect to which such Pass-Through Data Center Expenses relate.

“Passive Bookrunners” with respect to a particular Series, shall have the meaning set forth in the Series Supplement for such Series.

“Paying Agent” shall initially be (x) the Indenture Trustee, who is hereby authorized by the Co-Issuers to make payments as agent of the Co-Issuers from the Debt Service Sub-Account including payment of principal of or interest (and premium, if any) on the Notes on behalf of the Co-Issuers, or (y) any successor appointed by the Indenture Trustee who (i) meets the eligibility standards for the Indenture Trustee specified in Section 11.07 and (ii) is authorized to make payments from the Debt Service Sub-Account including payment of principal of or interest (and premium, if any) on the Notes.

“Payment Date” shall mean the 25th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day; provided that the initial Payment Date for any Series may be specified in the Series Supplement for such Series. The Payment Date with respect to any Collection Period is the Payment Date immediately succeeding such Collection Period.

“Payment Date Funds” shall have the meaning ascribed to it in Section 5.01(b).

“Percentage Interest” shall mean, with respect to any Note, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such Note on such date, and the denominator of which is the Class Principal Balance of the Class to which such Note belongs on such date. The Percentage Interest for the Class A Notes is calculated based on the Outstanding principal amounts of such Class A Notes (assuming the full amount of the Class A-1 Commitment Amount that is permitted to be drawn on such date is fully drawn).

“Permitted Encumbrances” shall mean, collectively, (i) Liens created pursuant to the Transaction Documents; (ii) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings; (iii) zoning, subdivision and building laws and regulations of general application to the Data Centers, including, without limitation, site plan agreements, development agreements and contract zoning agreements; (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens (1) which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (2) for which the Asset Entities are adequately indemnified by another party (other than an Affiliate) or (3) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect; (v) (x) easements, rights-of-way, licenses, restrictions, encroachments and other encumbrances, defects or irregularities in title or any encumbrance arising under operation of any law, government regulation or eminent domain and (y) any condominium declaration or similar or related document, in all cases incurred in the ordinary course of the business of the Asset Entities or, with respect to any Data Center, which, in the aggregate, do not materially (1) interfere with the ordinary conduct of the business of the Asset Entities, taken as a whole, or (2) impair the use or operations of the interest of the Asset Entity in such Data Center; (vi) Liens arising in connection with any Remedial Work (as to the Asset Entities) not in excess of $750,000 in an aggregate amount at any time outstanding, with respect to which a cash reserve in an amount equal to the remediation costs has been provided for and funded; (vii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (viii) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet delinquent thereunder; (ix) Liens on real property that is leased or occupied pursuant to an easement created or caused by an owner or lessor thereof or arising out of the fee interest therein; (x) licenses, sublicenses, leases or subleases granted by the Asset Entities in the ordinary course of their businesses and not materially interfering with the conduct of the business of the Asset Entities; (xi) Liens incurred or created in the ordinary course of business on cash and cash equivalents to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders; (xii) Liens securing the payment of judgments which do not result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed; (xiii) Liens affecting any interest in a Data Center that are insured over by a Title Policy; and (xiv) with respect to any Leased Data Center that is subject to a Site Lease or other space lease, the interest of the owner or lessor thereof.

“Permitted Indebtedness” shall have the meaning ascribed to it in Section 7.16.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Placement Agent” or “Placement Agents” with respect to a particular Series, shall have the meaning set forth in the Series Supplement for such Series.

“Plan” shall have the meaning ascribed to it in Section 6.09.

“Plan Investor” shall mean (i) a Benefit Plan Investor and (ii) a plan, individual retirement account or other arrangement that is subject to the provisions under any Similar Laws and an entity whose assets are deemed to constitute the assets of any of the foregoing described in this clause (ii) pursuant to applicable law.

“Post-ARD Additional Interest” shall have the meaning ascribed to it in Section 2.10.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.10.

“Post-ARD Note Spread” with respect to a Class, Series or Tranche of Notes, shall have the meaning set forth in the Series Supplement for such Class and Series of Notes.

“Pre-Existing Condition” shall have the meaning ascribed to it in Section 7.06(c).

“Prepayment Consideration” shall mean any Yield Maintenance paid in connection with a principal prepayment on, or other early collection of principal of, any Class of Notes.

“Prepayment Period” for each Series, shall have the meaning set forth in the Series Supplement for such Series.

“Priority Expense Amount” shall mean, with respect to each Application Date, an amount equal to the amount of Priority Expenses that are reasonably expected by the Manager to be due and payable during the Collection Period immediately succeeding the Relevant Payment Date for such Application Date.

“Priority Expense Reserve Deposit Amount” shall mean, with respect to each Application Date, the sum of (i) the Priority Expense Amount for such Application Date less any amounts deposited into the Priority Expense Reserve Sub-Account on any prior Application Date in respect of such Priority Expense Amount with respect to such Collection Period and (ii) the Pass-Through Data Center Expense Available Amount in the Collection Account on such Application Date that is in respect of Pass-Through Data Center Priority Expenses less the amount of such Pass-Through Data Center Expense Available Amount included in the Priority Expense Amount pursuant to clause (i) on such Application Date.

“Priority Expense Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.03.

“Priority Expenses” shall mean, collectively, (i) Impositions, (ii) Insurance Premiums and (iii) electricity expenses and other utility expenses, software license fees, internet costs and installation costs and expenses relating to “meet me rooms” for the Data Centers.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 30 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of (x) the fair market value of such fixed or capital asset and (y) the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Deleveraging Event” shall mean either (i) an underwritten public offering of the equity interests of the Parent or any direct or indirect parent of the Parent which generates gross cash proceeds of at least $50,000,000 to the Parent or any direct or indirect parent entity of the Parent or (ii) an acquisition (whether by merger, consolidation or otherwise) of greater than 50% of the equity interests of Parent or any direct or indirect parent of Parent by an entity that has shares that are traded on a national exchange.

“Qualified Institutional Buyer” shall mean a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“RAC Requesting Party” shall have the meaning ascribed to it in Section 15.26(a).

“Rated Final Payment Date” for any Series, Class and Tranche shall have the meaning set forth in the Series Supplement for such Series.

“Rating Agencies” shall mean, with respect to any action or event in regards to a Series of Notes, the rating agencies specified as such in the Series Supplement for such Series.

“Rating Agency Confirmation” with respect to any Class and Series of Notes, shall have the meaning set forth in the Series Supplement for such Series with respect to any transaction or matter in regards to such Class or Series or, if not ascribed a meaning therein, shall mean, with respect to any transaction or matter in regards to such Class or Series, notification in writing from each Rating Agency then rating such Class of Series of Notes (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that such transaction or matter will not result in a downgrade, qualification, or withdrawal of the then-current ratings of any Class of Notes of such Series (or the placing of such Class on negative credit watch or ratings outlook in contemplation of any such action with respect thereto).

“Rating Criteria” with respect to any Person, shall mean that the long-term unsecured debt obligations of such Person have (i) a rating commonly regarded as “investment grade” by S&P, or (ii) any other ratings, subject to Rating Agency Confirmation.

“Receipts” shall mean all revenues, receipts and other payments or reimbursements to the Asset Entities of every kind arising from their ownership, operation or management of the Data Centers, including without limitation, all warrants, stock options, or equity interests in any customer, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Data Centers received by or on behalf of such Asset Entities in lieu of monthly fees or other payment, but excluding, (i) any amounts received by or on behalf of such Asset Entities and required to be paid to any Person (other than to an Affiliate of the Co-Issuers) as management fees, brokerage fees, fees payable to a Site Lessor, taxes, payments due to vendors or other service providers or similar fees or reimbursements, (ii) any other amounts received by or on behalf of such Asset Entities that constitute the property of a Person other than an Asset Entity (including, without limitation, all revenues, receipts and other payments arising from the ownership, operation or management of properties by Affiliates of such Asset Entities), (iii) security deposits received under a Customer Contract, unless and until such security deposits are applied to the payment of amounts due under such Customer Contract and (iv) any finance charges.

“Recognized Environmental Conditions” shall mean, (1) the presence of hazardous substances or petroleum products in, on, or at the subject property due to a release to the environment; (2) the likely presence of hazardous substances or petroleum products in, on, or at the subject property due to a release or likely release to the environment; or (3) the presence of hazardous substances or petroleum products in, on, or at the subject property under conditions that pose a material threat of a future release to the environment.

“Record Date” shall mean with respect to payments made on any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs and with respect to payments made on any other date such date as shall be established by the Indenture Trustee in respect thereof.

“Regulation S” shall mean Regulation S promulgated under the Securities Act.

“Regulation S Global Note” shall mean with respect to any Series and Class of Term Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Series and Class of Term Notes offered and sold outside the United States in reliance on Regulation S, which Note bears a Regulation S Legend.

“Regulation S Legend” shall mean, with respect to any Series and Class of Term Notes, a legend generally to the effect that such Series and Class of Term Notes may not be offered, sold, pledged or otherwise transferred in the United States or to a U.S. Person prior to the date that is 40 days following the later of the commencement of the initial offering of such Series of Term Notes and the Closing Date for such Series of Term Notes except pursuant to an exemption from the registration requirements of the Securities Act.

“Release Date” shall mean, with respect to any Series and Class of Term Notes, the date that is 40 days following the later of (i) the Closing Date for such Series of Notes and (ii) the commencement of the initial offering of such Series of Notes in reliance on Regulation S.

“Release Conditions” shall mean, the following conditions:

(a)            during a Special Servicing Period, the Servicer shall have consented to the applicable disposition;

(b)            no Event of Default has occurred and is continuing, no Amortization Period is in effect and no Cash Trap Condition is in effect, in each case, immediately prior to and after giving effect to the applicable disposition;

(c)            after giving effect to such disposition and any prepayment of Notes occurring concurrently with the applicable disposition, if any Class A Notes are outstanding, the pro forma Class A LTV Ratio is not greater than 65.0% and if any Class B Notes are outstanding, the Class B LTV Ratio is not greater than 70.0%;

(d)            after giving effect to the applicable disposition, the pro forma Fee Owned Ratio at the time of such disposition is greater than or equal to 45.0% (or such other percentage that is set forth in the most recent Series Supplement that modifies the minimum Fee Owned Ratio and for which notice thereof is provided by the Manager to each Rating Agency then rating the Notes); and

(e)            the Manager delivers a certificate to the Indenture Trustee, the Backup Manager, and the Servicer that the foregoing conditions have been satisfied.

“Relevant Collection Period” shall mean, for any Application Date, (i) if such Application Date is a Scheduled Application Date, the immediately preceding Collection Period or (ii) if such Application Date is an Optional Application Date, the current Collection Period.

“Relevant Payment Date” shall mean, for any Application Date, (i) if such Application Date is a Scheduled Application Date, the concurrent Payment Date or (ii) if such Application Date is an Optional Application Date, the immediately succeeding Payment Date.

“Remedial Work” shall mean any investigation, site monitoring, cleanup or other remedial work of any kind (including any post-closure care or monitoring) required to be performed by any Asset Entity under applicable Environmental Laws because of or in connection with any actual or suspected presence or release of any Hazardous Materials on, in, under or from any Data Center.

“Rent Roll” shall mean, collectively, a rent roll for each of the Data Centers certified by the Co-Issuers and substantially in the form of Exhibit C.

“Replacement Manager” shall have the meaning set forth in the Management Agreement.

“Requesting Party” shall have the meaning ascribed to it in Section 11.12(b).

“Required Senior Note Interest and Expense Amount” shall mean, with respect to any date, an amount equal to the product of (i) the Monthly Senior Payment Amount (calculated on a 30/360 Basis) with respect to the immediately succeeding Payment Date (or if such date is a Payment Date, with respect to such Payment Date) and (ii) six.

“Required Senior Note Interest and Expense Reserve Amount” shall mean, with respect to any date, the excess, if any, of (a) the Required Senior Note Interest and Expense Amount as of such date over (b) the aggregate available amount of each Liquidity Letter of Credit that has been issued and is outstanding as of such date.

“Required Senior Note Interest and Expense Reserve Sub-Account Deposit Amount” shall have the meaning ascribed to it in Section 4.05(b).

“Requisite Global Majority Noteholders” shall mean, as of any date of determination, one or more Noteholders representing more than 50.0% of the aggregate Class Principal Balances of all Classes of Outstanding Notes as of such date of determination.

“Reserves” shall mean the reserves held by or on behalf of the Indenture Trustee pursuant to this Indenture or the other Transaction Documents, including without limitation, the reserves established pursuant to Article IV.

“Responsible Officer” shall mean, when used with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, has direct responsibility for the administration of this Indenture.

“Restoration” shall have the meaning ascribed to it in Section 7.06(b).

“Rule 144A” shall mean Rule 144A promulgated under the Securities Act and any successor provision thereto.

“Rule 144A Global Note” shall mean, with respect to any Series and Class of Term Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Series and Class of Term Notes, which Term Note does not bear a Regulation S Legend.

“Rule 144A Information” shall mean the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes pursuant to Rule 144A.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services.

“Sanctions” shall have the meaning ascribed to it in Section 6.14.

“Scheduled Application Date” shall mean the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

“Scheduled Defeasance Payments” shall mean with respect to the Notes of a particular Series, payments on or prior to, but as close as possible to (i) each Payment Date after the Defeasance Date and through and including the Defeasance Payment Date for such Series in amounts equal to the scheduled payments of interest on the Notes of such Series, the Targeted Amortization Amounts, if any, as of each Payment Date with respect to any Class of Term Notes of such Series then Outstanding, and payments of Indenture Trustee Fees, Workout Fees, Servicing Fees, Other Servicing Fees and any other amounts due and owing to the Indenture Trustee, the Backup Manager or the Servicer, if any, due on such dates under this Indenture and (ii) the Defeasance Payment Date for such Series in an amount equal to the aggregate Note Principal Balance of each Class of Outstanding Notes of such Series (net, in the case of any Class of Term Notes of such Series, of any such Targeted Amortization Amounts with respect to such Series).

“SEC” shall mean the Securities and Exchange Commission.

“Second Amendment Effective Date” shall mean August 21, 2025.

“Second Request” shall have the meaning ascribed to it in Section 15.26(b).

“Secured Parties” shall mean the Noteholders, the Servicer, the Backup Manager and the Indenture Trustee.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Interest Advance” shall have the meaning set forth in the Management Agreement.

“Senior Note Interest and Expense Reserve Draw Amount” shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Monthly Senior Payment Amount with respect to such Payment Date over (b) the sum of (i) the balance in the Debt Service Sub-Account available to pay such Monthly Senior Payment Amount on such Payment Date in accordance with Section 5.01(b) and (ii) the amount of any Senior Interest Advances made by the Manager or the Indenture Trustee in respect of such Monthly Senior Payment Amount on or before such Payment Date.

“Senior Note Interest and Expense Reserve Sub-Account” shall have the meaning ascribed to it in Section 4.05.

“Series” shall mean a series of Notes issued pursuant to this Indenture and a related Series Supplement.

“Series Disposition Period Date” for any Series, shall have the meaning set forth in the Series Supplement for such Series.

“Series Supplement” shall mean an Indenture Supplement that authorizes a particular Series.

“Series 2024-1 Class A-1 Notes” shall have the meaning set forth in the related Series Supplement, dated the Initial Closing Date.

“Series 2024-1 Class A-2 Notes” shall have the meaning ascribed to it the related Series Supplement, dated the Initial Closing Date.

“Series 2024-1 Class B Notes” shall have the meaning ascribed to it the related Series Supplement, dated the Initial Closing Date.

“Series 2024-1 Notes” shall mean the Series 2024-1 Class A-1 Notes, the Series 2024-1 Class A-2 Notes and the Series 2024-1 Class B Notes.

“Series 2024-1/2 Notes” shall mean the Series 2024-1 Notes and the Series 2024-2 Class A-2 Notes.

“Series 2024-2 Class A-2 Notes” shall have the meaning ascribed to it in the related Series Supplement, dated the Initial Closing Date.

“Service Orders” shall mean any sale orders, service orders, quotes, change orders, proposals, statements of work and/or service level agreements associated with any Master Agreement.

“Servicer” shall have the meaning set forth in the Servicing Agreement.

“Servicer Termination Event” shall have the meaning set forth in the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the Initial Closing Date, between the Servicer and the Indenture Trustee.

“Servicing Fee” shall have the meaning set forth in the Servicing Agreement.

“Servicing Standard” shall have the meaning set forth in the Servicing Agreement.

“Shared Facilities” shall mean interests in real property, facilities, or equipment owned by an Asset Entity, but serving both the Data Centers and one or more other properties owned by Affiliates of the Co-Issuers (other than the Guarantors or the Obligors) under an arm’s length agreement entered into by the Manager, on behalf of the applicable Obligor, and the applicable affiliates of the Co-Issuers, which Shared Facilities may include any existing or to-be-built substations, utilities, storm water detention ponds, parking facilities, and access roads.

“Similar Law” shall mean the provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Site Lease” shall mean a real estate lease, sublease, ground lease, capital lease or similar arrangement by an Asset Entity with the owner of a fee interest in such real estate or the master lessee of such real estate pursuant to an agreement in writing; provided that a “Site Lease” shall not refer to any lease where an Asset Entity is the landlord under such lease.

“Site Lease Default” shall have the meaning ascribed to it in Section 7.23(d).

“Site Lessor” shall mean any landlords or lessors under a Site Lease.

“Special Servicing Period” shall have the meaning ascribed to it in Section 2.12(a)(iii).

“Springing Reserve Condition” shall mean, as of the end of any calendar month, a condition that will exist if the three-month average DSCR as of the last day of such calendar month is less than 1.75:1.0, and which will continue to exist until the three-month average DSCR is equal to or greater than 1.75:1.0 as of the last day of two consecutive months.

“Sub-Account” shall mean (i) the Priority Expense Reserve Sub-Account, (ii) the Cash Trap Reserve Sub-Account, (iii) the Debt Service Sub-Account, (iv) the Other Expense Reserve Sub-Account, (v) the Forward Starting Contract Reserve Sub-Account, (vi) the Capital Expenditures Reserve Sub-Account and (vii) the Senior Note Interest and Expense Reserve Sub-Account.

“Subordinated Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement with a class designation later than the letter “A” that are designated as “Subordinated Notes” of such Class (such as “Subordinated Class B Notes” or “Subordinated Class C Notes”), which Subordinated Notes will be fully subordinated in right of payment of interest (excluding Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, unless otherwise indicated) and principal to those Notes that bear earlier alphabetical designations and that are not designated as “Subordinated Notes.”

“Supplemental Financial Information” shall mean such financial reports as the subject entity shall routinely and regularly prepare, or can reasonably prepare, in each case, as reasonably requested by the Indenture Trustee, the Backup Manager or the Servicer.

“Surcharges” shall mean, for any Customer Contract, any amount payable to an Asset Entity pursuant to such Customer Contract representing surplus electricity charges charged as a result of elevated utility rates that are not part of the base monthly recurring fee with respect to such Customer Contract.

“Survey” shall mean with respect to any Data Center, an as-built survey of the land underlying such Data Center prepared by a professional land surveyor licensed in the state in which the Data Center is located within the preceding 36 months, which contains a legal description of the real property on which such Data Center is situated that matches the legal description contained in the Title Policy in all material respects, if any, in respect of such Data Center and a certification of whether the surveyed property is located in a flood hazard zone or is otherwise sufficient for the Title Company to exclude from the Title Policy the standard survey exception and provides customary survey related endorsements and other coverages in the applicable Title Policy.

“Targeted Amortization Amount” shall mean, as of each Payment Date with respect to any Class of Notes of any Series, the amount, if any, set forth in the Series Supplement for such Notes for such Payment Date.

“Tax Restricted Notes” shall mean any Series and Class of Term Notes for which the Co-Issuers do not receive an opinion from nationally-recognized tax counsel at the time such Series and Class of Notes is issued to the effect that such Series and Class of Notes will be properly characterized as debt for U.S. federal income tax purposes (it being understood that such Series and Class of Notes will be designated as “Tax Restricted Notes” in the Series Supplement for such Series and Class).

“Term Notes” shall mean notes of a Series designated at the time of issuance thereof as “Term Notes” and pursuant to which the Note Principal Balance thereof permanently decreases with any principal payment on such notes.

“Title Company” shall mean any one or more of the following: Fidelity National Title Insurance Company, First American Title Insurance Company, Old Republic National Title Insurance Company, Stewart Title Guaranty Company and each of their subsidiaries or such other title company as may be reasonably acceptable to the Servicer.

“Title Policy” shall mean an American Land Title Association (ALTA) lenders policy of title insurance (or, if a final policy has not yet been issued, a marked, signed and predated commitment to issue a title insurance policy or a pro forma title insurance policy) pertaining to a Mortgage on a Data Center issued by a Title Company to the Indenture Trustee on behalf of the Noteholders, insuring the Lien of the Mortgage or a first Lien on such Data Center or such Asset Entity’s fee title or leasehold interest to such Data Center, subject only to Permitted Encumbrances, which policy of title insurance shall be accompanied by such endorsements as are available through commercially reasonable efforts and at commercially reasonable rates as the Servicer shall reasonably require.

“Tranche” shall mean one or more numerical tranches of Notes within a Class and Series of Notes.

“Transaction Party” shall mean the Parent, the Guarantors, the Co-Issuers, the Manager, the Backup Manager, the Initial Purchaser, if any, the Passive Bookrunners, if any, the Co-Managers, if any, the Placement Agents, if any, the Servicer, and any of their respective agents or affiliates and the Indenture Trustee.

“Transaction Documents” shall mean the Notes, this Indenture, the Series Supplements, each Variable Funding Note Purchase Agreement, the Holdco Guaranties, the Management Agreement, the Backup Management Agreement, the Servicing Agreement, the Cash Management Agreement, the Contribution Agreements, the Mortgages, the Collection Account Control Agreement, the Account Control Agreements and all other documents executed by any Guarantor or any Obligor in connection with the issuance of Notes. For the avoidance of doubt, the term “Transaction Documents” shall not include the Customer Contracts or any Site Leases.

“Transition Costs” shall mean any fees, costs and other expenses reasonably incurred by a Replacement Manager and/or the Backup Manager in connection with a transfer of the management of the Collateral from the existing Manager to a Replacement Manager, including without limitation, (i) any costs and expenses incurred by the Backup Manager in connection with the identification and qualification of such Replacement Manager for which the Backup Manager is entitled to compensation in accordance with the Indenture, (ii) any expense reimbursement, inducement payment or incremental management fee that is required to be paid to such Replacement Manager, (iii) any costs or expenses associated with the complete transfer of all relevant data from the Data Center and Customer Contracts management system from the replaced Manager to such Replacement Manager and the completion, correction or manipulation of such data as may be required by the Replacement Manager to correct any errors or insufficiencies in the data or otherwise to enable the Replacement Manager to manage the Collateral properly and effectively, (iv) any costs or expenses (including any reasonable fees and expenses of counsel) incurred in connection with the negotiation of any Replacement Management Agreement and (v) without duplication of any amounts in clauses (i) through (iv), any costs, expenses, fees, or other amounts incurred by or payable by the Backup Manager in connection with engaging any subcontractor or other person to perform the obligations of the Manager in accordance with the Backup Management Agreement; provided that any costs, expenses, fees or other amounts payable to such subcontractor or such other person in connection with their performance of the obligations of the outgoing Manager shall be paid out of the Management Fee payable to the Backup Manager and shall not constitute Transition Costs.

“Transfer” shall have the meaning ascribed to it in Section 2.02(o)(i).

“Transferee” shall mean any Person who is acquiring by Transfer any Ownership Interest in a Note.

“Transferor” shall mean any Person who is disposing by Transfer any Ownership Interest in a Note.

“Trust Estate” shall mean all money, instruments, rights and other property that are subject or intended to be subject to the Lien created by this Indenture and the Mortgages for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“UCC” shall mean the Uniform Commercial Code in effect in the state of New York.

“Uncertificated Note” shall have the meaning ascribed to it in Section 2.01(a).

“United States” shall mean any state, Puerto Rico, Guam, American Samoa, the U.S. Virgin Islands and other territories or possessions of the United States of America, except with respect to U.S. federal income tax matters in which case it shall have the meaning given to it in the Code.

“Unpaid Monthly Amortization Amount” shall mean, as of each Payment Date with respect to any Class of Notes of any Series that are subject to a Targeted Amortization Amount, the amount, if any, of the Monthly Amortization Amount for such Notes as of the Payment Date immediately preceding such Payment Date that was not paid on such preceding Payment Date.

“U.S. Persons” shall mean U.S. Persons within the meaning of Rule 902(k) of the Securities Act.

“USA PATRIOT Act” shall mean collectively, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations.

“Variable Funding Note Purchase Agreement” shall mean the purchase agreement between, among others, the Co-Issuers and the Holders of any Series of Variable Funding Notes setting forth certain terms with respect to such Series of Variable Funding Notes.

“Variable Funding Notes” shall mean Notes of a Series designated at the time of issuance thereof as “Variable Funding Notes” and pursuant to which the Note Principal Balance thereof may increase and decrease from time to time pursuant to one or more Variable Funding Note Purchase Agreements.

“Variable Recurring Revenue” shall mean, with respect to any Customer Contract as of any date of determination, the recurring monthly fee revenue derived from resale services, storage space, remote hands and other recurring monthly fees (other than colocation, interconnection and power utilization fees) with respect to such Customer Contract payable to an Asset Entity during the calendar month in which such date of determination occurs; provided that, for the avoidance of doubt, Variable Recurring Revenue does not include Additional Revenue, Monthly Recurring Revenue, Pass-Through Data Center Expenses or Surcharges.

“VFN Early Amortization Period” shall mean a period that will commence as of the end of any calendar month if (i) any Series of Notes are Outstanding on or after the Anticipated Repayment Date for such Series of Notes and (ii) the three-month average DSCR as of the last day of such calendar month and the immediately preceding five calendar months is less than 1.35:1.0, and will continue to exist until each Series of Class A-1 Notes that is subject to a VFN Early Amortization Period are no longer Outstanding.

“VFN Undrawn Commitment Fee” with respect to any Series of Variable Funding Notes shall have the meaning set forth in the respective Series Supplement with respect to such Series of Variable Funding Notes.

“Voting Rights” shall mean the voting rights evidenced by the respective Notes as determined in accordance with Section 12.03.

“Workout Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“Yield Maintenance” shall mean the excess, if any, of (x) the present value on the date of prepayment of all future installments of principal and interest that the Co-Issuers would otherwise be required to pay on the Notes being prepaid from the date of such prepayment to and including the Payment Date on which the Prepayment Period applicable to such Notes commences absent such prepayment and assuming that (i) no Class A LTV Test Sweep Amount, Class B LTV Test Sweep Amount, Class C LTV Test Sweep Amount or Disposition Price are applied to reduce the Outstanding principal balance of such Notes, (ii) with respect to any Class of Notes which are subject to a Targeted Amortization Amount, monthly payments of principal on such Notes are made based on the Monthly Amortization Amount for such Notes (and with interest calculated based on the principal balance of such Notes as reduced by each such principal payment) and (iii) the entire unpaid Class Principal Balance of such Notes is required to be paid on such Payment Date, with such present value determined by the use of a discount rate equal to the sum of (a) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association), on a date of determination five Business Days prior to the date of such prepayment for such Notes of the United States Treasury Security having the term to maturity closest to the Payment Date on which the Prepayment Period for such Notes commences, plus (b) 0.50% over (y) the principal amount of such Notes being prepaid on the date of such prepayment.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)            all references to “$” are to United States dollars unless otherwise stated;

(g)            all references to “$CAD” or “CAD” are to Canadian dollars unless otherwise stated;

(h)        any agreement, instrument or statute defined or referred to in this Indenture or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(i)            references to a Person are also to its permitted successors and assigns;

(j)            the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Indenture, shall refer to this Indenture as a whole and not to any particular provision of this Indenture, and Section, Schedule and Exhibit references are to this Indenture unless otherwise specified; and

(k)            whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; whenever the phrase “direct order of numerical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the numerical designation “1” and ending with the highest applicable numerical designation “100”.

ARTICLE II

THE NOTES

Section 2.01        The Notes.

(a)            Variable Funding Notes.

(i)            All Variable Funding Notes shall be issued and delivered in fully registered, certificated form (the “Definitive Variable Funding Notes”) or, at the request of a Holder or transferee, in uncertificated, fully registered form evidenced by entry in the Note Registrar (the “Uncertificated Notes”) if provided for in its Series Supplement. Any Definitive Variable Funding Notes shall be substantially in the form attached as Exhibit A-3 (or, in the case of any subclass or subseries thereof (including any L/C Note), in the form attached to the related Series Supplement); provided, however, that any of the Variable Funding Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Variable Funding Notes may be admitted to trading, or to conform to general usage. The Variable Funding Notes shall be revolving Notes. Additional borrowings may be made under any Variable Funding Notes pursuant to the applicable Variable Funding Note Purchase Agreement and the principal of the Variable Funding Notes may be repaid and reborrowed pursuant to the terms of the applicable Variable Funding Note Purchase Agreement. The Variable Funding Notes shall be issued in minimum denominations of $100,000. With respect to any Uncertificated Note, the Indenture Trustee shall provide to the applicable Holder, upon request of such Holder, after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration, the form of which shall be set forth in Exhibit G attached hereto.

(ii)           The Variable Funding Notes (other than Uncertificated Notes) shall be executed by manual signature by an Authorized Officer of each of the Issuer and the Co-Issuer. Variable Funding Notes bearing the manual signatures of individuals who were at any time the authorized officers of each of the Issuer and the Co-Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Variable Funding Notes or did not hold such offices at the date of such Variable Funding Notes. The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver (or register in the case of Uncertificated Notes) any Variable Funding Notes executed by the Co-Issuers for issuance pursuant to this Indenture. No Variable Funding Notes (other than Uncertificated Notes) shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Variable Funding Notes a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Variable Funding Note shall be conclusive evidence, and the only evidence, that such Variable Funding Note has been duly authenticated and delivered hereunder. All Variable Funding Notes shall be dated the date of their authentication (or registration, in the case of Uncertificated Notes).

(iii)          Except as otherwise expressly provided herein or in any Series Supplement:

(A)            Uncertificated Notes registered in the name of a Person shall be considered “held” by such Person for all purposes of this Indenture and its applicable Series Supplement; and

(B)            with respect to any Uncertificated Note, (a) references herein to authentication and delivery shall be deemed to refer to creation of an entry for such Uncertificated Note in the Note Register and registration of such Uncertificated Note the name of the owner, (b) references herein to cancellation of a Uncertificated Note shall be deemed to refer to de-registration of such Uncertificated Note and (c) references herein to the date of authentication of a Uncertificated Note shall refer to the date of registration of such Uncertificated Note in the Note Register in the name of the owner thereof.

(iv)          For the avoidance of doubt, no Confirmation of Registration shall be required to be surrendered (x) in connection with a transfer of the related Uncertificated Note or (y) in connection with the final payment of the related Uncertificated Note.

(v)            The Note Register shall be conclusive evidence of the ownership of an Uncertificated Note.

(vi)            Each Definitive Variable Funding Note may also be exchanged in its entirety for an Uncertificated Note and, upon complete exchange thereof, such Variable Funding Note shall be cancelled and de-registered by the Note Registrar. Each of the Uncertificated Notes may be exchanged in its entirety for a Definitive Variable Funding Note and, upon complete exchange thereof, such Uncertificated Note shall be de-registered by the Note Registrar. In connection with such exchanges, the applicable Holder shall request such exchange in writing to the Co-Issuers, the Note Registrar and Indenture Trustee and provide the Note Registrar with such documents as it may require to effect such exchange.

(vii)            Any Variable Funding Notes must be designated as “Class A-1 Notes”.

(viii)            Subject to satisfaction of the conditions precedent set forth in the applicable Variable Funding Note Purchase Agreement, the Co-Issuers may increase the Outstanding Note Principal Balance in the manner provided in the Variable Funding Note Purchase Agreement so long as the Outstanding Note Principal Balance with respect to the related Variable Funding Notes does not exceed the Available Class A-1 Commitment Amount with respect to such Series of Notes. Upon each such increase, the Indenture Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such increase.

(b)            Term Notes.

(i)            Unless otherwise provided in any applicable Series Supplement, the Term Notes shall be substantially in the form attached as Exhibit A-1 and Exhibit A-2, as applicable; provided, however, that any of the Term Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Term Notes may be admitted to trading, or to conform to general usage. The Term Notes (other than Term Notes purchased by Institutional Accredited Investors that are not Qualified Institutional Buyers) shall be issuable in book-entry form and in accordance with Section 2.03, Ownership Interests in the Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depositary; provided, however, that Term Notes purchased by Institutional Accredited Investors that are not Qualified Institutional Buyers or to investors who otherwise request prior to the related Closing Date will be delivered in fully registered, certificated form and Term Notes of a Series to the extent provided in the related Series Supplement, upon original issuance, may be issued in fully registered, certificated form (the “Definitive Term Notes” and, together with the Definitive Variable Funding Notes, “Definitive Notes”). Unless provided otherwise in the related Series Supplement, any Term Notes shall be issued in minimum denominations of $25,000 initial principal balance and in any whole dollar denomination in excess thereof; provided, however, (i) Tax Restricted Notes shall be issued in the minimum denominations specified in the relevant Series Supplement, (ii) in accordance with Section 2.03, Term Notes (other than Tax Restricted Notes) issued in registered form to Institutional Accredited Investors that are not Qualified Institutional Buyers shall be issued in minimum denominations of $100,000 initial principal balance and in any whole dollar denomination in excess thereof and (iii) the minimum denomination with respect to any Series of Notes denominated in CAD, if issued, will be set forth in the Series Supplement for such Series of Notes.

(ii)            The Term Notes shall be executed by manual signature by an Authorized Officer of each of the Issuer and the Co-Issuer. Term Notes bearing the manual signatures of individuals who were at any time the authorized officers of each of the Issuer and the Co-Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Term Notes or did not hold such offices at the date of such Term Notes. The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver any Notes executed by the Co-Issuers for issuance pursuant to this Indenture. No Term Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Term Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Term Note shall be conclusive evidence, and the only evidence, that such Term Note has been duly authenticated and delivered hereunder. All Term Notes shall be dated the date of their authentication.

(c)            The aggregate principal amount of the Term Notes which may be authenticated and delivered under this Indenture shall be unlimited.

Section 2.02         Registration of Transfer and Exchange of Notes.

(a)            The Co-Issuers may, at their own expense, appoint any Person with appropriate experience as a securities registrar to act as Note Registrar hereunder; provided, that in the absence of any other Person appointed in accordance herewith acting as Note Registrar, the Indenture Trustee agrees to act in such capacity in accordance with the terms hereof. The Note Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Indenture Trustee, and the provisions of Sections 11.02, 11.03, 11.04, 11.05, 11.06(b), and 11.06(c) shall apply to the Note Registrar to the same extent that they apply to the Indenture Trustee and with the same rights of recovery. Any Note Registrar appointed in accordance with this Section 2.02(a) may at any time resign by giving at least 30 days’ advance written notice of resignation to the Indenture Trustee, the Servicer, the Backup Manager and the Co-Issuers. The Co-Issuers may at any time terminate the agency of any Note Registrar appointed in accordance with this Section 2.02(a) by giving written notice of termination to such Note Registrar, with a copy to the Servicer.

At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a Note Register in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided (or as set forth in any Series Supplement with respect to the transfer and registration or de-registration of any Uncertificated Note). The Co-Issuers, the Servicer and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(b)            No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. No transfer, sale, pledge or other disposition of any Tax Restricted Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is otherwise made in accordance with Section 2.02(o).

Unless otherwise provided in any applicable Series Supplement, if a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by Section 2.03(c)), then such transfer shall not be registered by the Note Registrar unless the Note Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached hereto as Exhibit B-5, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective Transferee substantially in the form attached hereto as Exhibit B-3, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-4, in the case of a transfer to an Institutional Accredited Investor, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Co-Issuers, the Indenture Trustee, the Backup Manager, the Servicer, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.

If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in a Regulation S Global Note, then the Note Owner desiring to effect such transfer shall be required to deliver to the Note Registrar (i) a certification substantially in the form attached as Exhibit B-2 and (ii) such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to debit the account of a Depositary Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a Depositary Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred. Upon delivery to the Note Registrar of such certification and such orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in such Rule 144A Global Note, the Note Owner desiring to effect such transfer shall be deemed to have represented and warranted that the certifications set forth in Exhibit B-1 are, with respect to the subject Transfer, true and correct.

Any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes (other than a Rule 144A Global Note that is a Tax Restricted Note) may be transferred by any Note Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar of (i) (A) a certification from such Note Owner’s prospective Transferee substantially in the form of Exhibit B-4, or (B) an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Co-Issuers, the Indenture Trustee, the Backup Manager, the Servicer or the Note Registrar in their respective capacities as such), to the effect that such transfer may be made without registration under the Securities Act and (ii) such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to debit the account of a Depositary Participant by the denomination of the transferred interests in such Rule 144A Global Note. Upon delivery to the Note Registrar of the certification and/or opinion contemplated by this paragraph of Section 2.02(b), the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the subject Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be executed, authenticated and delivered in accordance with this Indenture to the applicable Transferee.

Except as provided in the next sentence, on and prior to the Release Date, no beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Note. On and prior to the Release Date, a Note Owner holding an interest in a Regulation S Global Note desiring to effect a Transfer to a Person who takes delivery of such interest in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes shall be required to deliver to the Note Registrar a written certification substantially in the form of Exhibit B-1 including such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to debit the account of a Depositary Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a Depositary Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred. Upon delivery to the Note Registrar of such certification and orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.

None of the Issuer, the Co-Issuer, the Indenture Trustee or the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Guarantors, the Obligors, the Indenture Trustee, the Manager, the Backup Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

(c)           No transfer of any Note or any interest therein shall be made to any Person, except in each such case, in accordance with the following provisions of this Section 2.02(c).

The Note Registrar shall not register the transfer of a Note that constitutes a Definitive Note or the transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note unless the Note Registrar has received from the prospective Transferee a certification that (a) either:

(i)            such prospective Transferee is not, and is not investing on behalf of, a Plan Investor; or

(ii)           such purchase, holding and disposition of such Note or any interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws; and (b) none of the Transaction Parties is acting or will act as a fiduciary to any Plan Investor or will become such Plan Investor’s fiduciary as a result of the Plan Investor’s investment in the Notes or any in interest therein, and none of the Transaction Parties are undertaking to provide investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase the Notes or any in interest therein.

It is hereby acknowledged that either of the forms of certification attached hereto as Exhibits B-3 and B-4 is acceptable for purposes of clauses (i) and (ii) of the preceding sentence.

The Note Owner desiring to effect a transfer of an interest in a Book-Entry Note (other than a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note which transfer shall be subject to the forms of certification attached hereto as Exhibits B-3 and B-4 as provided for above) shall obtain from its prospective Transferee a certification that (a) either (i) such prospective Transferee is not, and is not investing on behalf of, a Plan Investor or (ii) such purchase, holding and disposition of such Note or any interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws and (b) none of the Transaction Parties is acting or will act as a fiduciary to any Plan Investor or will become such Plan Investor’s fiduciary as a result of the Plan Investor’s investment in the Notes or any interest therein, and none of the Transaction Parties are undertaking to provide investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase the Notes or any interest therein.

It is hereby acknowledged that either of the forms of certification attached hereto as Exhibits B-1 and B-2 is acceptable for purposes of the preceding sentence.

(d)            If a Person is acquiring a Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 2.02.

(e)            Subject to the preceding provisions of this Section 2.02, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose (or as set forth in any Series Supplement with respect to the transfer and registration or de-registration of any Uncertificated Note), one or more new Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance shall (except in the case of Uncertificated Notes) be executed, authenticated and delivered, in the name of the designated Transferee or Transferees, in accordance with Section 2.01(b).

(f)            At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance, upon surrender (or de-registration) of the Notes to be exchanged (or de-registered) at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange (or de-registration), the Notes which the Noteholder making the exchange (or request for de-registration) is entitled to receive shall be executed, authenticated and delivered (or registered in the case of Uncertificated Notes) in accordance with Section 2.01(a) or (b), as applicable.

(g)           Every Note (other than Uncertificated Notes) presented or surrendered for transfer or exchange (or de-registration) shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to, the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing.

(h)           No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(i)            All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(j)            None of the Parent, the Guarantors, the Obligors, the Manager, the Indenture Trustee, the Note Registrar nor any agent of any of the foregoing shall have any responsibility for any actions taken or not taken by the Depositary.

(k)            The Indenture Trustee and the Note Registrar shall have no responsibility or obligation to any Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Depositary Participant, with respect to any Ownership Interest in the Notes or with respect to the delivery to any Person (other than the Depositary) of any notice (including any notice of prepayment) or the payment of any amount, under or with respect to the Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders hereunder shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of a Book-Entry Note). The rights of Note Owners in any Book-Entry Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary.

(l)            The Indenture Trustee and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any transfer of any interest in any Book-Entry Note other than to require delivery of the certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face to the express requirements of this Indenture. In connection with any transfer of any Note, the Indenture Trustee and the Note Registrar shall be under no duty to inquire into the validity, legality and due authorization of such transfer.

(m)           The Note Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the Requesting Party, an updated copy of the Note Register.

(n)           Transfers of Variable Funding Notes shall be subject to such additional terms and conditions as may be set forth in the applicable Variable Funding Note Purchase Agreement.

(o)           Each purchaser and transferee of Tax Restricted Notes will be deemed to have further represented and agreed on its own behalf and on behalf of any Beneficial Owner for which it is purchasing or acquiring Tax Restricted Notes as follows:

(i)             it will not (x) market, acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a Lien on, or transfer or convey in any manner (each, a “Transfer”) any such Tax Restricted Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) on or through (i) a United States national, regional or local securities exchange, (ii) a foreign securities exchange or (iii) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (any entity described in clauses (i), (ii) or (iii), an “Exchange”) or (y) cause any of such Tax Restricted Notes or any interest therein to be marketed on or through an Exchange;

(ii)            it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to such Tax Restricted Notes or the Issuer and/or the Co-Issuer (including the amount of Issuer and/or Co-Issuer distributions on such Tax Restricted Notes, the value of the Issuer’s assets and/or the Co-Issuer’s assets, or the result of the Issuer’s operations and/or the Co-Issuer’s operations), or any contract that otherwise is described in Treasury regulations section 1.7704-1(a)(2)(i)(B);

(iii)           if it is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then (i) at all times, less than 50% of the value of any person’s interest (direct or indirect) in it will be attributable to such Tax Restricted Notes and any other interests (direct or indirect) in the Issuer or the Co-Issuer that are or may be treated as equity interests in the Issuer or the Co-Issuer for U.S. federal income tax purposes or (ii) it is not and will not be a principal purpose of the arrangement involving the investment of any person to permit the Issuer or the Co-Issuer to satisfy the 100-partner limitation of Treasury regulations section 1.7704-1(h)(1)(ii); and

(iv)           it will not Transfer any portion of such Tax Restricted Notes unless (x) the person to which it Transfers such Tax Restricted Notes agrees to be bound by the restrictions, conditions, representations, warranties and covenants set forth in clauses (i), (ii) and (iii) above and this clause (iv), (y) such Transfer does not cause the aggregate number of Holders and Beneficial Owners of Tax Restricted Notes and beneficial holders of any other interests in the Issuer or the Co-Issuer that are or may be treated as equity interests in the Issuer or the Co-Issuer for U.S. federal income tax purposes, as determined for purposes of Treasury regulations section 1.7704-1(h), to exceed 90, or otherwise cause the Issuer or the Co-Issuer to be treated as a publicly traded partnership for such purposes, and (z) such Transfer does not otherwise violate clauses (i), (ii) and (iii) above.

Any Transfer in violation of clauses (i) through (iv) above shall be void ab initio, unless, solely in the case of a Transfer in violation of clauses (i) through (iii), the Co-Issuers receive an Opinion of Counsel two days prior to the proposed Transfer to the effect that the Transfer will not cause either of the Co-Issuers to be treated as a publicly traded partnership for U.S. federal income tax purposes.

Section 2.03 Book-Entry Notes.

(a)            Unless otherwise provided in any applicable Series Supplement, each Class and Series of Term Notes shall initially be issued as one or more Notes registered in the name of the Depositary or its nominee and, except as provided in Section 2.03(c), transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depositary that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Such Note Owners shall hold and, subject to Sections 2.02(b) and 2.02(c), transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary and, except as provided in Section 2.03(c), shall not be entitled to Definitive Notes in respect of such Ownership Interests. Unless otherwise provided in any applicable Series Supplement, Term Notes of each Class and Series of Notes initially sold in reliance on Section 4(a)(2) of the Securities Act (other than Term Notes sold to any Institutional Accredited Investor that is not a Qualified Institutional Buyer) or Rule 144A shall be represented by the Rule 144A Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depositary. Term Notes of each Class and Series of Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depositary. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Depositary Participant or brokerage firm representing each such Note Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositary’s normal procedures.

(b)            The Issuer, the Co-Issuer, the Servicer, the Indenture Trustee, the Backup Manager and the Note Registrar shall for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depositary as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depositary Participants and indirect participating brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depositary as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depositary of such record date.

(c)            Term Notes initially issued in the form of Book-Entry Notes will thereafter be issued as Definitive Notes to applicable Note Owners or their nominees, rather than to the Depositary or its nominee, only (i) if the Co-Issuers advise the Indenture Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Notes and the Co-Issuers are unable to locate a qualified successor or (ii) in connection with the transfer by a Note Owner of an interest in a Global Note to an Institutional Accredited Investor that is not a Qualified Institutional Buyer. Upon the occurrence of the event described in clause (i) of the preceding sentence, the Indenture Trustee will be required to notify, in accordance with the Depositary’s procedures, all Depositary Participants (as identified in a listing of Depositary Participant accounts to which each Class and Series of Book-Entry Notes is credited) through the Depositary of the availability of such Definitive Notes. Upon surrender to the Note Registrar of any Class of Book-Entry Notes (or any portion of any Class thereof) by the Depositary, accompanied by re-registration instructions from the Depositary for registration of transfer, Definitive Notes in respect of such Class (or portion thereof) and Series shall be executed and authenticated in accordance with Section 2.01(b) and delivered to the Note Owners identified in such instructions. None of the Issuer, the Co-Issuer, the Servicer, the Indenture Trustee, the Backup Manager or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Notes.

Section 2.04 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Registrar such security or indemnity as may be reasonably required by them to hold each of them harmless and any other documents (including a lost note affidavit) that the Indenture Trustee and the Note Registrar may reasonably request, then, in the absence of actual notice to the Indenture Trustee or the Note Registrar that such Note has been acquired by a protected purchaser, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same Class, type and Series and of like Note Principal Balance shall be executed, authenticated and delivered in accordance with Section 2.01(b) (or registered in accordance with Section 2.01(a), in the case of an Uncertificated Note). Upon the issuance of any new Note under this Section 2.04, the Indenture Trustee and the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee and the Note Registrar) connected therewith. Any replacement Note issued (or registered in the case of Uncertificated Notes) pursuant to this Section shall constitute complete and indefeasible evidence of ownership of such Note, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

Section 2.05 Persons Deemed Owners. Prior to due presentment for registration of transfer, the Issuer, the Co-Issuer, the Indenture Trustee, the Backup Manager, the Servicer, the Notes Registrar and any agent of any of them may treat the Person in whose name any Note (or any other transfer and de-registration of Uncertificated Notes) is registered as the owner of such Note for the purpose of receiving payments pursuant to Article V and for all other purposes whatsoever, and none of the Issuer, the Co-Issuer, the Indenture Trustee, the Backup Manager, the Servicer, the Note Registrar or any agent of any of them will acknowledge or be affected by any notice to the contrary.

Section 2.06 Certification by Note Owners.

(a)            Each Note Owner is hereby deemed, by virtue of its acquisition of an Ownership Interest in the Global Notes, to agree to comply with the transfer requirements of Section 2.02(c).

(b)           To the extent that under the terms of this Indenture, it is necessary to determine whether any Person is a Note Owner, the Indenture Trustee may conclusively rely on a certificate of such Person in such form as shall be reasonably acceptable to the Indenture Trustee and shall specify the Class, Tranche, Series and Note Principal Balance of the Book-Entry Note beneficially owned by such Person.

Section 2.07 Notes Issuable in Series. The Notes of the Co-Issuers may be issued in one or more Series subject to satisfaction of the applicable conditions set forth in Section 2.12. Any Series of Term Notes may be Book-Entry Notes and any Series of Variable Funding Notes may be uncertificated if provided for in its Series Supplement. There shall be established in one or more Series Supplements, prior to the issuance of Notes of any Series:

(i)            the title of the Notes of such Series (which shall distinguish the Notes of such Series from Notes of other Series) and whether such Notes will be Variable Funding Notes or Term Notes;

(ii)            any limit upon the aggregate principal balance of the Notes of such Series that may be authenticated and delivered (other than with respect to Uncertificated Notes, which may be registered) under this Indenture (except for Notes authenticated and delivered (or with respect to Uncertificated Notes, registered) upon registration of transfer of, in exchange for, or in lieu of, other Notes of such Series pursuant to Section 2.02 or 2.04);

(iii)          the date or dates on which the principal of the Notes of such Series is payable;

(iv)          the Targeted Amortization Amounts, if any, for any Class of Notes of such Series as of each Payment Date;

(v)           the rate or rates at which the Notes of such Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable (in each case to the extent such items are not specified herein or if specified herein to the extent such items are modified by such Series Supplement);

(vi)          if such Series includes the issuance of Tax Restricted Notes, the maximum number of Holders and Beneficial Owners of Tax Restricted Notes of such Series for purposes of Section 2.02(o) and the minimum denominations of each Class of such Tax Restricted Notes of such Series;

(vii)         whether the Notes of such Series, are Uncertificated Notes, Book-Entry Notes or Definitive Notes; and

(viii)        any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture except to the extent that such Series Supplement also constitutes an amendment of this Indenture pursuant to Article XIII).

The Notes of a Series may have more than one settlement or issue date. The Notes of each Series will be assigned to one or more Classes and shall satisfy the requirements of Section 2.12(b) as of the date of issuance.

The Co-Issuers agree that they will not designate, for any Series and Class of Notes that are Tax Restricted Notes, a maximum number of Holders and Beneficial Owners for such Series and Class of Tax Restricted Notes that would cause the aggregate maximum number of Holders and Beneficial Owners for all Series and Classes of Tax Restricted Notes then Outstanding, collectively with the aggregate number of beneficial holders of the equity interests in the Issuer or the Co-Issuer or other interests that may be treated as equity interests in the Issuer or the Co-Issuer for U.S. federal income tax purposes, as determined for purposes of Treasury regulations section 1.7704-1(h), to exceed 90.

Section 2.08 Principal Amortization. So long as an Amortization Period is in effect and no Event of Default has occurred and is continuing, no principal payments shall be required to be paid with respect to any Class of any Series of Notes on any Payment Date prior to the Anticipated Repayment Date for such Series of Notes other than (i) with respect to any Class A-1 Notes that is subject to a VFN Early Amortization Period, if a VFN Early Amortization Period is in effect, to repay the principal amount of each Series of Class A-1 Notes then Outstanding, (ii) if an LTV Test Sweep Amount is payable on such Payment Date, to repay each Class of Notes then Outstanding up to the applicable LTV Test Sweep Amount for such Class of Notes, or (iii) with respect to any Class of Notes then Outstanding that are subject to a Targeted Amortization Amount, so long as no Cash Trap Condition is in effect, to repay such Class of Notes in an amount up to the Monthly Amortization Amount for such Class of Notes, in each case, in the amount and to the extent funds are available for such purpose pursuant to Section 5.01. No other principal shall be required to be paid with respect to any Class of any Series of Notes prior to the Anticipated Repayment Date for such Series, unless (i) an Amortization Period has commenced and is continuing, (ii) an Event of Default has occurred and is continuing, (iii) any Disposition Price is payable by the Co-Issuers, or (iv) as otherwise provided in Section 7.06 and an Additional Principal Payment Amount is payable in connection therewith or as otherwise provided in the Series Supplement for such Series. During an Amortization Period or after the occurrence and during the continuance of an Event of Default, all funds available for such purpose shall be applied to make principal payments on each Series of Notes then-Outstanding as set forth in Section 5.01(b).

Section 2.09 Prepayments.

(a)            The Co-Issuers may optionally prepay the Notes of any Series in whole or in part on any Business Day provided that (i) the Co-Issuers shall have provided written notice of such prepayment to the Indenture Trustee no later than five Business Days prior to the date of such prepayment or such shorter notice period set forth in the Variable Funding Note Purchase Agreement for any Series of Variable Funding Notes and (ii) such prepayment is accompanied by all accrued and unpaid interest on the principal amount of the Notes being prepaid through the date of such prepayment and any applicable Prepayment Consideration if such prepayment occurs prior to the Prepayment Period for such Series; provided that no Prepayment Consideration shall be payable in connection with (a) prepayments of the Variable Funding Notes of any Series, (b) payments of any LTV Test Sweep Amount to the Holders of any Class of Notes of any Series, (c) prepayments of the Notes of any Series that are subject to a Targeted Amortization Amount on any Payment Date in an amount up to the applicable Monthly Amortization Amount as of such Payment Date, (d) prepayments made at the option of the Co-Issuers from amounts on deposit in the Cash Trap Reserve Sub-Account, (e) prepayments of the Series 2024-1 Class A-2 Notes in an aggregate amount not to exceed 35.0% of the initial outstanding principal balance of the Series 2024-1 Class A-2 Notes made in connection with a Qualified Deleveraging Event, (f) prepayments of the Series 2024-1 Class B Notes in an aggregate amount not to exceed 35.0% of the initial outstanding principal balance of the Series 2024-1 Class B Notes made in connection with a Qualified Deleveraging Event, (g) prepayments of the Series 2024-2 Class A-2 Notes in an aggregate amount not to exceed 35.0% of the initial outstanding principal balance of the Series 2024-2 Class A-2 Notes made in connection with a Qualified Deleveraging Event or (h) prepayments of the Term Notes during an Amortization Period or after the occurrence and during the continuance of an Event of Default or prepayment of the Notes of any Series as specified in the related Series Supplement for such Series; provided, further, that such prepayment of any Series of Variable Funding Notes shall be accompanied by such additional amounts required to be paid pursuant to the related Variable Funding Note Purchase Agreement. On the date of any prepayment in connection with which Prepayment Consideration is payable, the Indenture Trustee or the Paying Agent, at the direction of the Servicer, shall pay such Prepayment Consideration received in respect of any Class or Series of Notes to the Holders of the corresponding Class or Series of Notes pro rata based on the amount prepaid on each such Note.

(b)            Partial optional or mandatory prepayments made in conformity with the provisions of this Section 2.09 will be applied to the Classes of all Notes of all Series in direct order of alphabetical designation (with any amounts so applied to the Class A Notes being further applied among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority); provided that optional prepayments (other than those funded by application of amounts on deposit in the Cash Trap Reserve Sub-Account) may be directed by the Co-Issuers to be applied to the Notes of a particular Series in direct order of alphabetical designation and, with respect to optional prepayments of the Class A Notes (other than those funded by application of amounts on deposit in the Cash Trap Reserve Sub-Account) may be directed by the Co-Issuers to be applied to the Class A-1 Notes or to be applied to other Class A Notes, with any such application to other Class A Notes being in direct order of numerical Tranche designation.

(c)            A portion of the principal of the Class A Notes of each Series will be payable on each Payment Date in an amount equal to the lesser of (i) the Class A LTV Test Sweep Amount, if any, on such Payment Date and (ii) the funds available for such purpose pursuant to Section 5.01(b)(iv)(2) (with any amounts so applied to the Class A Notes being further applied among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority). A portion of the principal of the Class B Notes of each Series will be payable on each Payment Date in an amount equal to the lesser of (i) the Class B LTV Test Sweep Amount, if any, on such Payment Date and (ii) the funds available for such purpose pursuant to Section 5.01(b)(x). A portion of the principal of the Class C Notes of each Series will be payable on each Payment Date in an amount equal to the lesser of (i) the Class C LTV Test Sweep Amount, if any, on such Payment Date and (ii) the funds available for such purpose pursuant to Section 5.01(b)(xv). Failure on the part of the Co-Issuers to pay the entire Class A LTV Test Sweep Amount with respect to the Class A Notes of any Series on any Payment Date, to pay the entire Class B LTV Test Sweep Amount with respect to the Class B Notes of any Series on any Payment Date or to pay the entire Class C LTV Test Sweep Amount with respect to the Class C Notes of any Series on any Payment Date shall not constitute an Event of Default or otherwise provide to the Noteholders (or the Indenture Trustee on behalf of the Noteholders) any additional rights or remedies.

(d)            In connection with each disposition of a Data Center pursuant to Section 7.30, if and to the extent required thereunder, the Co-Issuers shall prepay the Term Notes in an amount equal to the Disposition Price for such disposed Data Center (and pay the current obligations of the Indenture Trustee and the Servicer), along with the Indenture Trustee Fee, Servicing Fee and the Other Servicing Fees, (in each case to the extent sufficient funds have not been deposited in the applicable Collection Account for distribution on the applicable Payment Date) together with any applicable Prepayment Consideration.

(e)            If and to the extent provided in the Series Supplement for any Series, commencing on the Payment Date specified in such Series Supplement for such Series, and subject to the availability hereunder of funds for such purpose and so long as a Cash Trap Condition is not continuing, for any Class of Notes that are subject to a Targeted Amortization Amount, a portion of the principal of such Class of Notes will be payable on each Payment Date in an amount equal to the lesser of (i) the Monthly Amortization Amount, if any, as of such Payment Date with respect to such Notes as specified in such Series Supplement in accordance with Section 5.01(b) and (ii) the funds available for such purpose pursuant to Section 5.01(b)(v) (with any amounts so applied to the Class A Notes being further applied among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), Section 5.01(b)(xi) or Section 5.01(b)(xvi), as applicable. Failure on the part of the Co-Issuers to pay the entire Monthly Amortization Amount with respect to any Class of Notes that are subject to a Targeted Amortization Amount on any Payment Date, other than the Rated Final Payment Date for such Series, shall not constitute an Event of Default or otherwise provide to the Noteholders (or the Indenture Trustee on behalf of the Noteholders) any additional rights or remedies.

Section 2.10 Post-ARD Additional Interest. Additional interest (“Post-ARD Additional Interest”) shall begin to accrue with respect to a Variable Funding Note or Term Note of a Series and Class from and after the respective Anticipated Repayment Dates for such Variable Funding Note or Term Note of such Class and such Series on the Note Principal Balance thereof at a per annum rate (each, a “Post-ARD Additional Interest Rate”) equal to (x) in the case of any Class of Variable Funding Notes, the Post-ARD Note Spread applicable to such Variable Funding Note and (y) in the case of any Class of Term Notes, the rate determined by the Servicer to be the greater of (i) 5.0% per annum and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Note: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Anticipated Repayment Date for such Note of the United States Treasury Security (for any Notes denominated in U.S. dollars) or Canadian federal government bond (for any Notes denominated in Canadian dollars) having a term closest to 10 years as of the end of the immediately preceding Collection Period as reported by Bloomberg L.P., plus (B) 5.0%, plus (C) the Post-ARD Note Spread applicable to such Note. The Servicer shall provide written notice to the Indenture Trustee of the Post-ARD Additional Interest Rate. In no event shall the Indenture Trustee be obligated to recalculate or verify the Post-ARD Additional Interest Rate for any Note. The Post-ARD Additional Interest accrued for any Note will be payable on each Payment Date in accordance with the provisions of Section 5.01(b) and, to the extent that sufficient funds are not available on such Payment Date, the Post-ARD Additional Interest will be deferred and added to any Post-ARD Additional Interest previously deferred and remaining unpaid (the “Deferred Post-ARD Additional Interest”). Deferred Post-ARD Additional Interest will not bear interest.

Section 2.11 Defeasance.

(a)            At any time other than during the continuance of the Prepayment Period for a Series, Class or Tranche of Outstanding Term Notes, upon ten (10) Business Days’ notice to the Indenture Trustee and each Rating Agency, the Co-Issuers may obtain the release from all covenants of this Indenture relating to the ownership and operation of the Data Centers by delivering United States government securities that provide for payments equal to the Scheduled Defeasance Payments with respect to each Series of then Outstanding Term Notes; provided, that (i) no Event of Default has occurred and is continuing, (ii) all Variable Funding Notes have been paid in full, any Letters of Credit have been terminated and the Class A-1 Commitment Amount of all Variable Funding Notes has been irrevocably reduced to zero and (iii) the Co-Issuers shall pay or deliver on the date of such defeasance (the “Defeasance Date”) (a) all interest accrued and unpaid on the Class Principal Balance of each Class of Outstanding Term Notes to but not including the Defeasance Date (and if the Defeasance Date is not a Payment Date, the interest that would have accrued to but not including the next Payment Date), (b) all other sums then due under each Class of Term Notes and all other Transaction Documents executed in connection therewith, including any costs incurred in connection with such defeasance, and (c) U.S. government securities providing for payments equal to the Scheduled Defeasance Payments with respect to each Series of then Outstanding Term Notes. In addition, the Co-Issuers shall deliver to the Servicer on behalf of the Indenture Trustee (1) a security agreement granting the Indenture Trustee a first priority perfected security interest in the U.S. government securities so delivered by the Co-Issuers, (2) an Opinion of Counsel as to the enforceability and perfection of such security interest, (3) a confirmation by an Independent certified public accounting firm that the U.S. government securities so delivered are sufficient to pay all Scheduled Defeasance Payments with respect to each Series of Outstanding Notes, and (4) a Rating Agency Confirmation with respect to each Rating Agency. The Co-Issuers, pursuant to the security agreement described above, shall authorize and direct that the payments received from the U.S. government securities shall be made directly to the Indenture Trustee and applied to satisfy the obligations of the Co-Issuers under the Notes and the other Transaction Documents.

(b)            If the Asset Entities will continue to own any material assets other than the U.S. government securities delivered in connection with the defeasance, the Co-Issuers shall establish or designate a special-purpose bankruptcy-remote successor entity acceptable to the Indenture Trustee (with respect to which (i) a substantive non-consolidation Opinion of Counsel has been delivered to the Indenture Trustee and (ii) an Opinion of Counsel has been delivered to the Indenture Trustee that neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act), and to transfer to that entity the pledged U.S. government securities. The new entity shall assume the obligations of the Co-Issuers under the Notes being defeased and the security agreement and the Obligors and the Guarantors shall be relieved of their obligations in respect thereof under the Transaction Documents. The Co-Issuers shall pay $10 to such new entity as consideration for assuming such obligations.

(c)            If the Co-Issuers satisfy the requirements of Section 2.11(a) to defease the Notes and delivers to the Indenture Trustee an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel in compliance with Section 15.01, the Indenture Trustee shall promptly execute, acknowledge and deliver to the Obligors a release of the Collateral under the applicable Transaction Documents in recordable form to the extent applicable for such release; provided that the Obligors shall, at their sole expense, prepare any and all documents and instruments necessary to effect such release, all of which shall be subject to the reasonable approval of the Indenture Trustee, and the Obligors shall pay all costs reasonably incurred by the Indenture Trustee (including, but not limited to, reasonable attorneys’ fees and disbursements) in connection with the review, execution and delivery of the documents and instruments necessary to effect such release.

Section 2.12 Additional Data Centers; Additional Notes.

(a)            From time to time, the Co-Issuers may add one or more additional data centers and related customer contracts as additional collateral for the Notes (each such additional data center added after the Initial Closing Date, an “Additional Data Center”); provided that in connection with each such addition the following conditions are satisfied:

(i)            such Additional Data Center shall be an Eligible Data Center;

(ii)           a Rating Agency Confirmation is received with respect thereto;

(iii)          during any period in which the Notes constitute Specially Serviced Notes (any such period, a “Special Servicing Period”), the Servicer shall have confirmed satisfaction of the conditions precedent to the addition of such Additional Data Centers, such confirmation not to be unreasonably withheld, conditioned or delayed;

(iv)          the Indenture Trustee and the Servicer shall have received an Opinion of Counsel (consistent with the legal opinion with respect to the same subject matter delivered on the Initial Closing Date) with respect to the enforceability of the related Mortgage(s) and, if such Additional Data Center is owned by an Additional Asset Entity to be contributed to the Issuer or the Co-Issuer in connection with the addition of such Additional Data Center, the Indenture Trustee and the Servicer shall have received such other Opinions of Counsel (consistent with the legal opinions delivered on the Initial Closing Date) as may be reasonably requested by the Servicer;

(v)           the Co-Issuers shall, or shall have caused the applicable Asset Entity to, have reimbursed the Indenture Trustee, the Backup Manager and the Servicer for all third-party out-of-pocket costs and expenses incurred by the Indenture Trustee, the Backup Manager and the Servicer in relation to such addition;

(vi)          if such Additional Data Center is a Non-Mortgaged Data Center, the pro forma aggregate Annualized Adjusted Net Operating Income for all Non-Mortgaged Data Centers (including such Additional Data Center) at the time of addition of such Non-Mortgaged Data Center, shall not exceed 5.0% (or such higher percentage that is set forth in the most recent Series Supplement that increases the maximum percentage of Non-Mortgaged Data Centers and for which notice thereof is provided by the Manager to each Rating Agency then rating the Notes) of the aggregate Annualized Adjusted Net Operating Income for all Data Centers;

(vii)         if such Additional Data Center is owned by an Additional Asset Entity to be contributed to the Issuer or the Co-Issuer in connection with the addition of such Additional Data Center, the Additional Asset Entity shall have executed and delivered to the Indenture Trustee and the Servicer a Joinder Agreement; and

(viii)        the Manager shall have delivered an Officer’s Certificate of the Manager to the Servicer, the Backup Manager and the Indenture Trustee confirming compliance with the requirements of this Section 2.12(a).

(b)            The Co-Issuers may at any time and from time to time issue additional Notes (“Additional Notes” and, the closing date for the issuance of such Additional Notes, the “Issuance Date”) in the manner set forth in Section 2.07 subject to the satisfaction of the applicable conditions set forth in this Section 2.12(b) pursuant to a Series Supplement in one or more Classes (including one or more existing Classes of an existing Series of Notes) that may rank senior to (other than senior to any Outstanding Class A-1 Notes), pari passu with, or subordinate to, any Series of Notes that will remain Outstanding after the issuance of such Additional Notes; provided that if any Notes (other than the Additional Notes) will remain Outstanding after the issuance of such Additional Notes (such Notes, the “Continuing Notes”) the following conditions shall have been satisfied with respect to such issuance:

(i)            the Additional Notes of a particular Class (other than any Additional Notes that are Subordinated Notes) shall rank pari passu with the Continuing Notes, if any, of the Class of Notes bearing the same alphabetical Class designation and numerical Tranche designation (regardless of Series or date of issuance), although such Class of Notes may have other characteristics different than the Continuing Notes, and may have an Anticipated Repayment Date earlier than the Anticipated Repayment Date for any Series of Continuing Notes;

(ii)           so long as the Series 2024-1 Class A-1 Notes are Outstanding, (a) no Tranche of Class A Notes may be issued that are senior in right of payment of interest or principal to the Series 2024-1 Class A-1 Notes and (b) the Rated Final Payment Date of the Additional Notes will be later than the Rated Final Payment Date for the Series 2024-1/2 Notes;

(iii)          ~~(i)~~ so long as the Series 2024-1 Class B Notes are Outstanding, no Tranche of Class B Notes may be issued that are senior in right of payment of interest or principal to the Series 2024-1 Class B Notes;

(iv)           ~~(ii)~~ if any such Additional Notes are Class A Notes or Class B Notes, a Rating Agency Confirmation with respect to each Series of Continuing Notes is obtained from each Rating Agency then rating such Series of Continuing Notes; provided that a Rating Agency Confirmation will not be required in connection with the issuance of any Additional Notes that are Subordinated Notes and, if such Additional Notes are Subordinated Notes, a Rating Agency Confirmation with respect to each Series of Continuing Notes that are Subordinated Notes, if any, is obtained from each Rating Agency then rating each such Series of Continuing Notes that are Subordinated Notes;

(v)            ~~(iii)~~ the Co-Issuers receive an Opinion of Counsel (which opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Series 2024-1/2 Notes issued on, and which Opinion of Counsel was delivered on, the Initial Closing Date) to the effect that the issuance of such Additional Notes will not (x) cause any of the Continuing Notes of any Outstanding Series to be deemed to have been exchanged for a new debt instrument pursuant to Treasury regulations section 1.1001-3, (y) cause the Issuer or the Co-Issuer to be taxable as other than a partnership or disregarded entity for U.S. federal income tax purposes or (z) cause any of the Continuing Notes of any Outstanding Series that are characterized as indebtedness for U.S. federal income tax purposes to be characterized as other than indebtedness for U.S. federal income tax purposes;

(vi)           ~~(iv)~~ after giving effect to the issuance of such Additional Notes, the following conditions are satisfied: (A) if such Additional Notes are Class A Notes or Class B Notes, the Class A LTV Ratio is less than or equal to 65.0%, (B) if such Additional Notes are Class B Notes, the Class B LTV Ratio is less than or equal to 70.0% and (C) the DSCR is equal to or greater than 1.85:1.0;

(vii)         ~~(v)~~ if such Additional Notes are Class A Notes, the Servicer or the structuring advisor with respect to such Additional Notes (who will deliver the related appraisal to the Manager, the Backup Manager, the Indenture Trustee and, to the extent the structuring advisor delivers the related appraisals, the Servicer), deliver new appraisals meeting the requirements set forth in the Servicing Agreement with respect to the Data Centers owned or leased by the Asset Entities as of the closing date of the issuance of such Additional Notes; provided that no new appraisal will be required if the Manager certifies that, in its reasonable belief, there has been no material decrease in the value of the Data Centers from the Appraised Value set forth in the most recent appraisal;

(viii)        ~~(vi)~~ if such Additional Notes are Variable Funding Notes, (x) upon giving effect to the issuance of such Variable Funding Notes, the aggregate maximum principal amount of all Variable Funding Notes issued and Outstanding under this Indenture shall not exceed 20% of the sum of (i) the aggregate maximum principal balance of all Variable Funding Notes issued and Outstanding under this Indenture at such time and (ii) the aggregate Note Principal Balance of all other Class A Notes issued and Outstanding under the Indenture at such time and (y) if any Series of Variable Funding Notes are then Outstanding, such other conditions set forth in the Variable Funding Note Purchase Agreement for such Series of Variable Funding Notes are satisfied; and

(ix)          ~~(vii)~~ the Indenture Trustee receives an Officer’s Certificate of the Co-Issuers stating that all conditions precedent to the issuance of the Additional Notes under the Indenture have been satisfied.

(c)           The Co-Issuers may, but are not obligated to, issue Additional Notes of an existing Series or Class if such Additional Notes are either fungible with the applicable Series or Class of Notes for U.S. federal income tax purposes or issued pursuant to a separate CUSIP number, subject to the other provisions for issuing Additional Notes set forth in this Section 2.12. If the Issuance Date of such Additional Notes falls on a date that is not a Record Date, the Co-Issuers may declare a “Special Record Date” on the related Issuance Date for the related Series or Class of Notes, which shall become the Record Date for purposes of the immediately following Payment Date upon at least five (5) Business Days’ notice to the Indenture Trustee (who shall make available such notice to the Noteholders).

(d)           From time to time, the Co-Issuers may enter into an amendment to any Variable Funding Note Purchase Agreement which has the effect of increasing the Class A-1 Commitment Amount with respect to the related Series of Notes, and such amendment shall not be deemed to be an issuance of Additional Notes, but shall otherwise be subject to the satisfaction of the conditions set forth in the related Variable Funding Note Purchase Agreement; provided that in connection with such increase in Class A-1 Commitments the following conditions are satisfied:

(i)            a Rating Agency Confirmation is obtained;

(ii)           after giving effect to such increase (x) the Class A LTV Ratio is less than or equal to 65.0% and (y) the DSCR is equal to or greater than 1.85:1.0;

(iii)           upon giving effect to such increase, the aggregate maximum principal amount of all Variable Funding Notes issued and outstanding shall not exceed 20% of the sum of (w) the aggregate maximum principal balance of all Variable Funding Notes issued and outstanding at such time and (y) the aggregate Note Principal Balance of all other Class A Notes issued and outstanding at such time; and

(iv)           the Indenture Trustee receives an officer’s certificate of the Co-Issuers stating that all conditions precedent to such increase have been satisfied.

Section 2.13 Cancellation. The Co-Issuers may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which such Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

The Co-Issuers may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which such Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

ARTICLE III

ACCOUNTS

Section 3.01 Establishment of Collection Account and Sub-Accounts. On or before the Initial Closing Date, the Co-Issuers, the Collection Account Bank and the Indenture Trustee shall have entered into the Collection Account Control Agreement pursuant to which an Eligible Account to serve as the collection account (such account, and any account replacing the same in accordance with this Indenture and the Cash Management Agreement, the “Collection Account”) and an Eligible Account for each Sub-Account ~~(other than the Capital Expenditures Reserve Sub-Account) (~~each of which may have its own distinct portfolio number) shall be established and maintained in the name of the Indenture Trustee for the benefit of the Noteholders. Each of the Collection Account and the Sub-Accounts ~~(other than the Capital Expenditures Reserve Sub-Account)~~ shall be a non-interest bearing trust account and treated as a “securities account” as such term is defined in Section 8-501(a) of the UCC. Except as expressly provided herein or in the Collection Account Control Agreement or the Cash Management Agreement, the Obligors shall not have the right to control or direct the investment or payment of funds in the Collection Account or the Sub-Accounts ~~(other than the Capital Expenditures Reserve Sub-Account)~~.

Section 3.02 Deposits to the Collection Account. Any available funds on deposit in any Lock Box Account that the Manager has identified as constituting Receipts pursuant to the Cash Management Agreement shall be deposited by wire transfer (or transfer via the ACH System) into the Collection Account within two Business Days of identification.

Section 3.03 Withdrawals from the Collection Account. The Indenture Trustee may make, from time to time and in accordance with the written direction of the Servicer, withdrawals from the Collection Account as necessary for any of the following purposes and without regard to the priorities set forth in Article V: (i) to pay to itself the Indenture Trustee Fee then owing, (ii) to pay the Servicer the Servicing Fee and any Other Servicing Fees then owing, each of which shall be payable at the times and in the amounts described in the Servicing Agreement, (iii) to pay or reimburse the Manager and the Indenture Trustee for Advances (other than Discretionary Manager Advances) made by each and not previously reimbursed, together with Advance Interest thereon, as set forth in this Indenture, (iv) to pay, reimburse or indemnify the Indenture Trustee, the Backup Manager or the Servicer for any other amounts payable, reimbursable or indemnifiable pursuant to the terms of this Indenture or the other Transaction Documents, (v) to pay any other Additional Issuer Expenses, (vi) to pay to the persons entitled thereto any amounts deposited in error and (vii) to clear and terminate the Collection Account on the date there are no Notes Outstanding.

Section 3.04 Application of Funds in the Collection Account. Funds in the Collection Account shall be allocated on each Application Date to the Sub-Accounts in accordance with Section 5.01 of this Indenture and Section 3.03 of the Cash Management Agreement.

Section 3.05 Application of Funds after Event of Default. If an Event of Default shall occur and be continuing, then notwithstanding anything to the contrary in this Article III, the Servicer (acting on behalf of the Indenture Trustee for the benefit of the Noteholders) shall have all of the rights and remedies of the Indenture Trustee, for the benefit of the Noteholders, available under applicable law and under the Transaction Documents. Without limitation of the foregoing, for so long as an Event of Default is continuing, the Indenture Trustee (solely at the direction of the Servicer) shall apply any and all funds in the Collection Account, the Cash Trap Reserve Sub-Account, the Other Expense Reserve Sub-Account and any other Accounts ~~(other than the Capital Expenditures Reserve Sub-Account)~~, and all other cash reserves held by or on behalf of the Indenture Trustee against all or any portion of any of the Obligations; provided, however, that any such payments in respect of amounts due on the Notes will be made in accordance with the priorities set forth in Article V.

ARTICLE IV

RESERVES

Section 4.01 Security Interest in Reserves; Other Matters Pertaining to Reserves.

(a)            The Obligors hereby grant to the Indenture Trustee a security interest for the benefit of the Indenture Trustee, individually and on behalf of the Noteholders, in and to all of the Obligors’ right, title and interest in and to the Account Collateral, including the Reserves, as security for payment and performance of all of the Obligations hereunder and under the other Transaction Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of the Indenture Trustee on behalf of the Noteholders created herein and all provisions of this Indenture and the other Transaction Documents pertaining to Account Collateral.

(b)            In addition to the rights and remedies provided in Article III and elsewhere herein, upon the occurrence and during the continuance of any Event of Default, the Servicer (acting on behalf of the Indenture Trustee) shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Transaction Documents or under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of an Event of Default, the Indenture Trustee at the written direction of the Servicer, in the Servicer’s sole discretion, but subject to the Servicing Standard, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations in such order as the Servicer may determine in its sole discretion; provided, however, that such application of funds shall not cure or be deemed to cure any default and provided, further, that any payments on the Notes will be made in accordance with the priorities set forth in Article V, (ii) reimbursement of the Indenture Trustee, the Backup Manager, and/or the Servicer for any outstanding fees and actual losses or expenses or indemnities (including, without limitation, reasonable legal fees), (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to the Servicer acting on behalf of the Indenture Trustee at law or in equity or under this Indenture or pursuant to any of the other Transaction Documents. Nothing contained in this Indenture shall obligate the Servicer to apply all or any portion of the funds contained in the Reserves during the continuance of an Event of Default to payment of the Notes or (except as provided in the proviso to clause (i) of this Section 4.01(b)) in any specific order of priority.

Section 4.02 Funds Deposited with Indenture Trustee.

(a)            Permitted Investments; Return of Reserves to Obligors. Unless otherwise expressly provided herein, all funds of the Obligors which are deposited with the Collection Account Bank hereunder shall be invested by the Collection Account Bank in one or more Permitted Investments at the written direction of the Manager in accordance with the Cash Management Agreement and any investment income with respect thereto shall be credited to the related Sub-Account. Absent such written direction, the funds in the Collection Account shall remain uninvested. After repayment of all of the Obligations, all funds held as Reserves shall be promptly returned to, or as directed by, the Co-Issuers.

(b)            Funding at Closing. The Co-Issuers shall deposit with the Indenture Trustee the amounts necessary to fund each of the Reserves as set forth below. Deposits into the Reserves on the Initial Closing Date (or on any subsequent Closing Date) may occur by deduction from the amount of proceeds of the issuance of the Notes on such Closing Date that otherwise would be disbursed to the Co-Issuers, followed by deposit of the same into the applicable Sub-Account or Sub-Accounts of the Collection Account in accordance with the applicable Series Supplement on such Closing Date. Notwithstanding such deductions, the Notes shall be deemed for all purposes to be fully paid on the Closing Date for such Notes.

(c)            Funding upon any Addition of Additional Data Centers. The Co-Issuers shall deposit, upon the addition of any Additional Data Center, any amounts necessary to fully fund the Reserves described in Section 4.03 after giving effect to any increase in the Reserves made to reflect the addition of such Additional Data Centers.

Section 4.03 Priority Expense Reserve Sub-Account.

Pursuant to this Indenture, the Indenture Trustee, at the written request of the Manager or based upon information set forth in the Monthly Report, shall deposit from Available Funds available for such purpose under Article V on each Application Date into a Sub-Account of the Collection Account (said Sub-Account, the “Priority Expense Reserve Sub-Account”), an amount such that the amount on deposit in the Priority Expense Reserve Sub-Account on such Application Date equals the Priority Expense Reserve Deposit Amount for such Application Date.

Each Monthly Report provided pursuant to Section 7.02(a)(iv) will set forth certain information with respect to the amounts of Priority Expenses due during the following Collection Period. So long as (i) no Event of Default has occurred and is continuing, (ii) the Obligors have provided the Indenture Trustee and the Servicer with the foregoing materials in a timely manner, and (iii) sufficient funds are held in the Priority Expense Reserve Sub-Account for the payment of Priority Expenses relating to the Data Centers, as applicable, the Indenture Trustee shall, at the Manager’s election and written direction, with written notice simultaneously delivered to the Backup Manager and the Servicer, from funds available in the Priority Expense Reserve Sub-Account (x) pay the Priority Expenses directly, (y) disburse such amounts to the Obligors to pay such Priority Expenses or (z) reimburse the Obligors for Priority Expenses previously paid by or on behalf of the Obligors.

Section 4.04 Cash Trap Reserve Sub-Account.

(a)            If a Cash Trap Condition shall occur (as set forth in the Monthly Report required to be delivered pursuant to Section 7.02(a)(iv)), then, on each Application Date from and after the date that it is determined that a Cash Trap Condition has occurred and for so long as such Cash Trap Condition continues to exist, an amount equal to the remaining amount of Available Funds for such Application Date after making the allocations and payments set forth in Section 5.01(a)(i) through (xvi) (the “Cash Trap Reserve Amount”) shall be deposited with the Indenture Trustee and held in a Sub-Account of the Collection Account (the “Cash Trap Reserve Sub-Account”), in accordance with the terms of the Cash Management Agreement and this Indenture (said funds, together with any interest thereon, the “Cash Trap Reserve”).

(b)            Prior to the commencement of an Amortization Period, if a Cash Trap Condition ceases to exist and if no Event of Default has occurred and is continuing, any funds then on deposit in the Cash Trap Reserve Sub-Account shall be transferred by the Indenture Trustee, upon written direction of the Manager or the Servicer, to the Collection Account to be applied as Available Funds. At the direction of the Co-Issuers (in their sole discretion), on any Business Day, the Indenture Trustee shall apply cash on deposit in the Cash Trap Reserve Sub-Account, to the payment of the Notes in accordance with Section 2.09. On (i) the first Business Day to occur after the commencement of an Amortization Period, (ii) the first Business Day after the occurrence of an Event of Default that is then continuing or (iii) at the direction of the Co-Issuers (in their sole discretion), on any Business Day, the Indenture Trustee shall apply all funds on deposit in the Cash Trap Reserve Sub-Account, at the written direction of the Manager, to reimburse the Manager and the Indenture Trustee for unreimbursed Advances, including Advance Interest thereon and to reimburse the Indenture Trustee, the Backup Manager and the Servicer for any other amounts then due to the Indenture Trustee, the Backup Manager or the Servicer hereunder or under the other Transaction Documents (including, but not limited to, unpaid Additional Issuer Expenses, and all unpaid fees, expenses, and indemnification due to the Servicer, the Backup Manager and the Indenture Trustee hereunder and under the other Transaction Documents), and the remaining amount thereof shall be deposited in the Debt Service Sub-Account and applied to payment of the Notes on such Payment Date in accordance with Section 5.01(b).

Section 4.05 Senior Note Interest and Expense Reserve Sub-Account; Liquidity Letters of Credit.

(a)            The Indenture Trustee, at the written request of the Manager, shall deposit from Available Funds available for such purpose under Section 5.01(a) on each Application Date into a Sub-Account of the Collection Account (such Sub-Account, the “Senior Note Interest and Expense Reserve Sub-Account”) any amounts necessary to cause the amount on deposit therein equal to the Required Senior Note Interest and Expense Reserve Amount as of such date. If on any Payment Date, the amounts on deposit in the Senior Note Interest and Expense Reserve Sub-Account exceed the Required Senior Note Interest and Expense Reserve Amount, the excess amount then on deposit in the Senior Note Interest and Expense Reserve Sub-Account will be transferred by the Indenture Trustee, upon written direction of the Manager or the Servicer, to the Collection Account to be applied as Available Funds.

(b)            If, on the date that is five Business Days prior to the expiration of any Liquidity Letter of Credit, such Liquidity Letter of Credit has not been replaced or renewed and is not scheduled to renew automatically pursuant to its terms, and the Co-Issuers have not otherwise deposited funds into the Senior Note Interest and Expense Reserve Sub-Account in an amount equal to the amount by which the Required Senior Note Interest and Expense Amount exceeds the sum of (i) the amounts on deposit in the Senior Note Interest and Expense Reserve Sub-Account on such date and (ii) the amount available to be drawn under any other Liquidity Letter of Credit (that are not scheduled to expire within such five Business Day period) on such date (such excess amount, the “Required Senior Note Interest and Expense Reserve Sub-Account Deposit Amount”), the Indenture Trustee, upon written direction from the Co-Issuers, shall (i) submit a notice of drawing under such Liquidity Letter of Credit to the Letter of Credit Provider, with a copy made available to each Rating Agency, the Backup Manager and the Servicer, and (ii) use the proceeds thereof to fund a deposit into the Senior Note Interest and Expense Reserve Sub-Account in an amount equal to the Required Senior Note Interest and Expense Reserve Sub-Account Deposit Amount.

(c)            If, on any day a Liquidity Letter of Credit is outstanding, an Amortization Period or an Event of Default occurs and is continuing, then, no later than the Business Day following the occurrence of such Amortization Period or Event of Default, the Indenture Trustee, upon written direction from the Co-Issuers shall (i) submit a notice of drawing under such Liquidity Letter(s) of Credit to the Letter of Credit Provider, with a copy made available to each Rating Agency, the Backup Manager, the Servicer and the Co-Issuers, and (ii) use the proceeds of such drawing to fund the Senior Note Interest and Expense Reserve Sub-Account in an amount equal to the amount by which the Required Senior Note Interest and Expense Reserve Amount exceeds the amounts on deposit in the Senior Note Interest and Expense Reserve Sub-Account on such date (calculated as if such Liquidity Letter(s) of Credit had not been issued).

(d)            If, on any day a Liquidity Letter of Credit is outstanding, such Liquidity Letter of Credit becomes an Ineligible Liquidity Letter of Credit, then (a) on the fifth Business Day after such day, (i) the Co-Issuers shall make a deposit into the Senior Note Interest and Expense Reserve Sub-Account or (ii) the Indenture Trustee, upon the written direction of the Co-Issuers, shall (1) submit a notice of drawing under such Liquidity Letter(s) of Credit to the Letter of Credit Provider, with a copy made available to each Rating Agency, the Backup Manager and the Servicer, and (2) use the proceeds of such drawing to fund the Senior Note Interest and Expense Reserve Sub-Account, in either case in an amount equal to the amount by which the Required Senior Note Interest and Expense Reserve Amount exceeds the sum of (i) the amounts on deposit in the Senior Note Interest and Expense Reserve Sub-Account on such date (calculated as if such Liquidity Letter(s) of Credit had not been issued) and (ii) the amount available to be drawn under any other Liquidity Letters of Credit (that are not Ineligible Liquidity Letters of Credit), or (b) prior to the fifth Business Day after such day, the Co-Issuers shall obtain one or more replacement Liquidity Letter(s) of Credit (that is not an Ineligible Liquidity Letter of Credit) on substantially the same terms as each such Liquidity Letter(s) of Credit being replaced (including, without limitation, the aggregate amount available to be drawn thereunder) to the Indenture Trustee (with a copy made available to each Rating Agency, the Backup Manager and the Servicer).

(e)            Each Liquidity Letter of Credit shall name the Indenture Trustee, for the benefit of the Noteholders, as the beneficiary thereof and shall allow the Indenture Trustee (or the Servicer at the Indenture Trustee’s behalf) to submit a notice of drawing in respect of such Liquidity Letter of Credit to the Letter of Credit Provider whenever amounts would otherwise be required to be drawn pursuant to this Section 4.05 or otherwise used to pay Senior Note Interest and Expense Reserve Draw Amounts in accordance with Section 5.01(c).

(f)            The Indenture Trustee (at the written request of the Co-Issuers) or the Servicer (at the Co-Issuers’ request and on the Co-Issuers’ behalf) may submit a notice of drawing under a Liquidity Letter of Credit issued by the applicable Letter of Credit Provider and the proceeds of any such draw shall be deposited into the Senior Note Interest and Expense Reserve Sub-Account or otherwise used to pay Senior Note Interest and Expense Reserve Draw Amounts in accordance with Section 5.01(c).

Section 4.06 Capital Expenditures Reserve Sub-Account.

The Co-Issuers may establish a Capital Expenditures Reserve Sub-Account the purpose of which is to reserve, at the option of the Manager, funds necessary to fund expected Capital Expenditures (other than Maintenance Capital Expenditures) on the Data Centers. The Issuer may, at any time, deposit (i) any draws on any Variable Funding Notes (or the proceeds of the issuance of Additional Notes), (ii) any capital contribution received from the Parent for such purpose or (iii) any other amounts available to the Co-Issuers (including pursuant to clause Section 5.01(a)(xxxvi)) into the Capital Expenditures Reserve Sub-Account for use by the Asset Entities in connection with funding of expected Capital Expenditures (other than Maintenance Capital Expenditures) with respect to any Data Center. Upon the delivery of a disbursement request substantially in the form of Exhibit H two (2) Business Days prior, the Co-Issuers may, at any time, withdraw any funds on deposit in the Capital Expenditures Reserve Sub-Account for any purpose, including to distribute to the Parent~~. For the avoidance of doubt, the Capital Expenditures Reserve Sub-Account shall not be pledged in favor of the Indenture Trustee on behalf of the Noteholders.~~; provided, however, that on the Second Amendment Effective Date, the Co-Issuers shall deposit (or cause to be deposited) into the Capital Expenditures Reserve Sub-Account an amount equal to the amount of material Capital Expenditures expected to be incurred with respect to each Forward Starting Contract at the Data Centers owned or leased by the Asset Entities as of the Second Amendment Effective Date for which the related fees are included in the Annualized Adjusted Net Operating Income as of the Second Amendment Effective Date (or approximately $38,508,770), which amount shall remain on deposit in the Capital Expenditures Reserve Sub-Account until released to pay or reimburse for the related Capital Expenditures (or, to the extent that the amount deposited in the Capital Expenditures Reserve Sub-Account with respect to a Forward Starting Contract exceeds the actual Capital Expenditures with respect to such Forward Starting Contract, released to, or at the direction of, the Co-Issuers).

Section 4.07 Forward Starting Contract Reserve Sub-Account.

(a)            The Indenture Trustee, at the written request of the Manager in its sole discretion, shall deposit from Available Funds available for such purpose under Section 5.01(a) on each Application Date into a Sub-Account of the Collection Account (such Sub-Account, the “Forward Starting Contract Reserve Sub-Account”) any amounts necessary to cause the amount on deposit therein equal to the Forward Starting Contract Reserve Amount with respect to any Forward Starting Contract as of such date.

(b)            On the first Business Day of each Collection Period commencing on or prior to the Forward Starting Contract Fee Commencement Date for any Forward Starting Contract for which amounts have been so deposited in the Forward Starting Contract Reserve Sub-Account, an amount equal to the portion of the reserved funds with respect to such Forward Starting Contract allocable to such Collection Period (in accordance with the Monthly Report of the Manager delivered to the Indenture Trustee and the Servicer) will be transferred from the Forward Starting Contract Reserve Sub-Account by the Indenture Trustee, upon written direction of the Manager or the Servicer, to the Collection Account to be applied as Available Funds in accordance with the priorities set forth in set forth in Section 5.01(a).

Section 4.08 Other Expense Reserve Sub-Account.

(a)            If a Springing Reserve Condition shall occur (as set forth in a report by the Monthly Report required to be delivered pursuant to Section 7.02(a)(iv)), then on each Application Date (so long as such Application Date is more than one year prior to the latest Rated Final Payment Date of all Outstanding Notes) from and after the date that it is determined that such Springing Reserve Condition has occurred and for so long as such Springing Reserve Condition continues to exist, the Indenture Trustee, at the written request of the Manager, shall deposit from Available Funds available for such purpose under Section 5.01(a)(xi) or (xix), as applicable, on each such Application Date into a Sub-Account of the Collection Account (such Sub-Account, the “Other Expense Reserve Sub-Account”) an amount equal to the lesser of (x) the amount required to cause the amount on deposit therein to be equal to the Other Expense Reserve Amount and (y) the product of the Other Expense Reserve Deposit Percentage for such Application Date and the remaining amount of Available Funds for such Application Date after making the allocations and payments in accordance with Section 5.01(a)(i) through (x) or (xix), as applicable (such lesser amount, the “Other Expense Reserve Deposit Amount”).

Each Monthly Report provided pursuant to Section 7.02(a)(iv) will set forth certain information with respect to the amounts of Impositions and Insurance Premiums due during the twelve Collection Periods (or such lesser number of Collection Periods as remain prior to the latest Rated Final Payment Date of all Outstanding Notes) immediately succeeding the Relevant Payment Date for the related Application Date and with respect to the aggregate Operating Expenses for the twelve Collection Periods immediately preceding the related Application Date. So long as (i) no Event of Default has occurred and is continuing, (ii) the Obligors have provided the Indenture Trustee and the Servicer with the foregoing materials in a timely manner, and (iii) sufficient funds are held in the Other Expense Reserve Sub-Account for the payment of such Priority Expenses and Operating Expenses, the Indenture Trustee shall, if the Manager reasonably determines that the amount of Available Funds on any Application Date will be insufficient to pay or reimburse for all Priority Expenses and Operating Expenses then due after giving effect to the allocations and payments set forth in Section 5.01(a) (and application of amounts on deposit in the related Sub-Accounts for such purpose), at the Manager’s election and written direction, with written notice simultaneously delivered to the Backup Manager and the Servicer, from funds available in Other Expense Reserve Sub-Account (A) pay any due and unpaid Priority Expenses directly, (B) disburse any due and unpaid amounts to the Obligors to pay any due and unpaid Priority Expenses, (C) reimburse the Obligors for Priority Expenses previously paid by or on behalf of the Obligors, or (D) if the Operating Expenses during any Collection Period exceed the amounts available to pay such Operating Expenses in accordance with Section 5.01(a) for such Collection Period (or any portion thereof as determined by the Manager), to pay such excess Operating Expenses or reimburse the Obligors for excess Operating Expense.

(b)            If a Springing Reserve Condition ceases to exist and if no Event of Default has occurred and is continuing, any funds then on deposit in the Other Expense Reserve Sub-Account will be transferred to the Collection Account to be applied as Available Funds. If any funds remain on deposit in the Other Expense Reserve Sub-Account on any Application Date on the date that is one year prior to the latest Rated Final Payment Date of all Outstanding Notes, such remaining amounts will be allocated equally over the remaining number of Application Dates on or prior to the latest Rated Final Payment Date and such allocated amounts will be transferred on each Application Date to the Collection Account to be applied as Available Funds.

(c)            If on any Payment Date, the amounts on deposit in the Other Expense Reserve Sub-Account exceed the Other Expense Reserve Amount, the excess amount then on deposit in the Other Expense Reserve Sub-Account will be transferred by the Indenture Trustee, upon written direction of the Manager or the Servicer, to the Collection Account to be applied as Available Funds.

Section 4.09 Equity Contributions.

The Co-Issuers may at any time designate cash capital contributions made to the Co-Issuers (each such contribution designated as such by the Co-Issuers, an “Equity Contribution”) to be included in Annualized Adjusted Net Operating Income pursuant to the definition thereof, in an amount not to exceed (x) for all Equity Contributions made in any single Collection Period, 10.0% of average Annualized Adjusted Net Operating Income over the four Collection Periods immediately preceding the relevant date of determination, (y) for all Equity Contributions made during any period of four consecutive Collection Periods, 15.0% of average Annualized Adjusted Net Operating Income over the twelve Collection Periods immediately preceding the relevant date of determination and (z) for all Equity Contributions made from the Closing Date to the Rated Final Payment Date for the Series 2024-1/2 Notes, 20.0% of average Annualized Adjusted Net Operating Income during the four Collection Periods immediately preceding the relevant date of determination. The Obligors (or the Manager on their behalf) may (and to the extent of any shortfalls in amounts due pursuant to Section 5.01(a)(i) through (xxxii), will) direct the Indenture Trustee to release any Equity Contributions from the Collection Account on any Application Date for application in accordance with Section 5.01(a). Otherwise, Equity Contributions may be released from the Collection Account on any Application Date at the direction of the Manager (at which point any such released amounts will no longer be deemed to be Equity Contributions) so long as the DSCR for the period of four Collection Periods ended immediately prior to such Application Date is greater than or equal to 1.85:1.0 without giving effect to the inclusion of such Equity Contribution. For the avoidance of doubt, (x) any funding of the Senior Note Interest and Expense Reserve Sub-Account or the Capital Expenditures Reserve Sub-Account will not constitute an Equity Contribution and (y) Equity Contributions will not be annualized for purposes of calculating Annualized Adjusted Net Operating Income.

Section 4.10 Indenture Accounts.

The Indenture Trustee acknowledges and agrees that, at the direction and on behalf of the Obligors, it has established and is maintaining on its books and records, in the name of the Indenture Trustee, (i) the non-interest bearing Collection Account entitled “Centersquare Issuer LLC Collection Account” with account number 171497-000, (ii) the non-interest bearing Priority Expense Reserve Sub-Account entitled “Centersquare Issuer LLC Priority Expense Reserve Sub-Account” with account number 171497-001, (iii) the non-interest bearing Cash Trap Reserve Sub-Account entitled “Centersquare Issuer LLC Cash Trap Reserve Sub-Account” with account number 171497-002, (iv) the non-interest bearing Senior Note interest Expense Reserve Sub-Account entitled “Centersquare Issuer LLC Senior Note Interest and Expense Reserve Sub-Account” with account number 171497-006, (v) the non-interest bearing Forward Starting Contract Reserve Sub-Account entitled “Centersquare Issuer LLC Forward Starting Contract Reserve Sub-Account” with account number 171497-005, (vi) the non-interest bearing Other Expense Reserve Sub-Account entitled “Centersquare Issuer LLC Other Expense Reserve Sub-Account” with account number 171497-004, (vii) the non-interest bearing Debt Service Sub-Account entitled “Centersquare Issuer LLC Debt Service Sub-Account” with account number 171497-003, and (viii) the non-interest bearing Capital Expenditure Reserve Sub-Account entitled “Centersquare Issuer LLC Capital Expenditures Reserve Sub-Account” with account number 171497-007.

ARTICLE V

ALLOCATION OF COLLECTIONS; PAYMENTS TO NOTEHOLDERS

Section 5.01 Allocations and Payments.

(a)            On each Scheduled Application Date and any Optional Application Date in the case of an Optional Application Date, at the prior written election of the Manager delivered to the Indenture Trustee, the Backup Manager and the Servicer four Business Days prior to such date, Available Funds for such Application Date in the Collection Account will be applied by the Indenture Trustee at the written direction of the Manager in accordance with the related Monthly Report in the following order of priority (in each case after taking into account (x) allocations and payments of a higher priority and (y) all Available Funds for any prior Optional Application Date having the same Relevant Payment Date applied on such prior Optional Application Date):

(i)            to the Priority Expense Reserve Sub-Account, until such Sub-Account contains an amount equal to the Priority Expense Reserve Deposit Amount for such Application Date;

(ii)            in the following order, (A) pro rata, to the Indenture Trustee, the Backup Manager, and the Servicer in an amount equal to the Indenture Trustee Fee, the Servicing Fee and the Other Servicing Fees due on the Relevant Payment Date and unpaid as of such date, (B) pro rata, to the Manager and the Indenture Trustee in respect of unreimbursed Advances (other than Discretionary Manager Advances), including Advance Interest thereon and (C) pro rata, to the Indenture Trustee, the Backup Manager and the Servicer the amount of the Indenture Trustee Fee, the Servicing Fee and the Other Servicing Fees that remain unpaid from prior Payment Dates;

(iii)           in the following order, (A) first, pro rata based on amounts due (1) pro rata, to the Indenture Trustee, the Backup Manager, the Servicer and/or other applicable Person in payment of Additional Issuer Expenses due on or prior to the Relevant Payment Date and unpaid as of such date, but, other than after the occurrence and during the continuance of an Event of Default, only to the extent that after giving effect thereto, and all other previous payments of Additional Issuer Expenses during the Relevant Collection Period, the Annual Additional Issuer Expense Limit with respect to the Relevant Payment Date shall have not been exceeded, (2) to the Backup Manager in payment of Transition Costs due on or prior to the Relevant Payment Date and unpaid as of such date, but, other than after the occurrence and during the continuance of an Event of Default, only to the extent that after giving effect thereto, and all other previous payments of Transition Costs during the Relevant Collection Period, the aggregate amount of Transition Costs paid pursuant to this clause (a)(iii)(A)(2) does not exceed $200,000 and (3) to the Servicer in payment of Appraisal Expenses due on or prior to the Relevant Payment Date and unpaid as of such date, but, other than after the occurrence and during the continuance of an Event of Default, only to the extent that after giving effect thereto, and all other previous payments of Appraisal Expenses during the Relevant Collection Period, the aggregate amount of Appraisal Expenses paid pursuant to this clause (a)(iii)(A)(3) does not exceed $250,000 over the preceding twelve months and (B) second, to the Class A-1 Administrative Agent for any Series of Variable Funding Notes in an amount equal to the Class A-1 Administrative Agent Fee for such Series of Variable Funding Notes due and unpaid as of such date;

(iv)           if an Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the amount of (x) Accrued Note Interest for all Notes for the Relevant Payment Date (including any amounts expected to accrue on any anticipated draws on the Class A-1 Notes prior to the end of the related Interest Accrual Period, as reasonably determined by the Manager) and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate and (y) any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due on or prior to the Relevant Payment Date to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement with respect to such Class A-1 Notes;

(v)            if no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the amount of (x) Accrued Note Interest for all Class A Notes for the Relevant Payment Date (including any amounts expected to accrue on any anticipated draws on the Class A-1 Notes prior to the end of the related Interest Accrual Period, as reasonably determined by the Manager) and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate and (y) any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due on or prior to the Relevant Payment Date to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement with respect to such Class A-1 Notes;

(vi)           to the Obligors, until the Obligors have received an amount equal to the Monthly Expense Amount for the Relevant Collection Period and, to the extent not previously paid, for all prior Collection Periods;

(vii)          if no Event of Default has occurred and is continuing, (1) first, if a Class B PIK Period is not then in effect, to the Debt Service Sub-Account, an amount equal to the amount of Accrued Note Interest for all Class B Notes for the Relevant Payment Date and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate and (2) second, if a Class C PIK Period is not then in effect, to the Debt Service Sub-Account, an amount equal to the amount of Accrued Note Interest for all Notes (other than Class A Notes and Class B Notes) for the Relevant Payment Date and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate;

(viii)        to the Manager, the amount necessary to pay the accrued and unpaid Management Fee for the Relevant Collection Period and, to the extent not previously paid, for all prior Collection Periods;

(ix)           to the Obligors, the amount equal to the amount necessary to pay the Operating Expenses of the Asset Entities for the Relevant Collection Period in excess of the Monthly Expense Amount for such Collection Period that has been approved by the Servicer, if any;

(x)            to the Senior Note Interest and Expense Reserve Sub-Account, any amounts necessary to make the amount on deposit therein equal to the Required Senior Note Interest and Expense Reserve Amount;

(xi)           if (A) an Amortization Period is then in effect or if such Application Date is on or after the Anticipated Repayment Date for any Series of outstanding Variable Funding Notes or Term Notes, (B) a Springing Reserve Condition has occurred and is continuing and (C) no Event of Default has occurred and is continuing, to the Other Expense Reserve Sub-Account, an amount equal to the Other Expense Reserve Deposit Amount, if any, for such Application Date;

(xii)          if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, (1) first, if a VFN Early Amortization Period is then in effect, an amount equal to the Outstanding principal amount of each Series of Class A-1 Notes that is subject to a VFN Early Amortization Period, if any, and (2) second, an amount equal to the Class A LTV Test Sweep Amount, if any, for the Relevant Payment Date;

(xiii)         if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate Monthly Amortization Amount for any Class A Notes of a Series for the Relevant Payment Date;

(xiv)         if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, if the Additional Principal Payment Amount for the Relevant Payment Date is greater than zero, to the Debt Service Sub-Account, an amount equal to the Additional Principal Payment Amount for the Relevant Payment Date together with any applicable Prepayment Consideration with respect thereto;

(xv)          if such Application Date is on or after the Anticipated Repayment Date for any Series of Outstanding Variable Funding Notes or Term Notes that includes Outstanding Class A Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate Note Principal Balance of the Outstanding Variable Funding Notes or Term Notes of such Series that are Class A Notes;

(xvi)        during an Amortization Period and if no Event of Default has occurred and is continuing, to the Debt Service Sub-Account an amount equal to the aggregate unpaid Class Principal Balances of all Outstanding Class A Notes;

(xvii)        if a Cash Trap Condition is continuing and no Event of Default has occurred and is continuing, to the Cash Trap Reserve Sub-Account, the remaining amount of Available Funds for such Application Date after making the allocations and payments described above;

(xviii)       if (A) no Event of Default has occurred and is continuing and (B) a Class B PIK Period is in effect, to the Debt Service Sub-Account, an amount equal to the amount of Accrued Note Interest for all Class B Notes for the Relevant Payment Date and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate;

(xix)         if (A) an Amortization Period is not then in effect and such Application Date is not on or after the Anticipated Repayment Date for any Series of outstanding Variable Funding Notes or Term Notes, (B) a Springing Reserve Condition is continuing and (C) no Event of Default has occurred and is continuing, to the Other Expense Reserve Sub-Account, an amount equal to the Other Expense Reserve Deposit Amount, if any, for such Application Date;

(xx)          if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the Class B LTV Test Sweep Amount, if any, for the Relevant Payment Date;

(xxi)         if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate Monthly Amortization Amount for any Class B Notes of a Series for the Relevant Payment Date;

(xxii)        if such Application Date is on or after the Anticipated Repayment Date for any Series of Notes that includes Class B Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate unpaid principal balance of such outstanding Class B Notes of such Series;

(xxiii)       during an Amortization Period if no Event of Default has occurred and is continuing, to the Debt Service Sub-Account an amount equal to the aggregate unpaid Class Principal Balances of all outstanding Class B Notes;

(xxiv)       if (A) no Event of Default has occurred and is continuing and (B) a Class C PIK Period is in effect, to the Debt Service Sub-Account, an amount equal to the amount of Accrued Note Interest for all Notes (other than Class A Notes and Class B Notes) for the Relevant Payment Date and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate;

(xxv)        if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the Class C LTV Test Sweep Amount, if any, for the Relevant Payment Date;

(xxvi)       if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate Monthly Amortization Amount for any Class of Notes (other than any Class A Notes or Class B Notes) of a Series for the Relevant Payment Date;

(xxvii)      if such Application Date is on or after the Anticipated Repayment Date for any Series of Notes that includes Notes other than Class A Notes or Class B Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Debt Service Sub-Account, an amount equal to the aggregate unpaid principal balance of such Outstanding Notes of such Series (other than Class A Notes or Class B Notes of such Series);

(xxviii)   during an Amortization Period if no Event of Default has occurred and is continuing, to the Debt Service Sub-Account an amount equal to the aggregate unpaid Class Principal Balances of all Outstanding Notes other than Class A Notes or Class B Notes;

(xxix)       if an Event of Default has occurred and is continuing, to the Debt Service Sub-Account an amount equal to the aggregate unpaid Class Principal Balances of all Outstanding Notes;

(xxx)        to the Debt Service Sub-Account until the amount on deposit therein is equal to the amount of Post-ARD Additional Interest and Deferred Post-ARD Additional Interest due in respect of the Notes for the Relevant Payment Date;

(xxxi)       pro rata based on amounts due (A) to the Indenture Trustee, the Backup Manager, the Servicer and/or other applicable Person an amount equal to any Additional Issuer Expenses not otherwise paid to the Indenture Trustee, the Backup Manager, the Servicer and/or other applicable Person pursuant to clause (iii)(A)(1) above due to the operation of the Annual Additional Issuer Expense Limit, (B) to the Backup Manager, an amount equal to any Transition Costs not otherwise paid to the Backup Manager pursuant to the limitation set forth in clause (iii)(A)(2) above and (C) to the Servicer, an amount equal to any Appraisal Expenses not otherwise paid to the Servicer pursuant to the limitation set forth in clause (iii)(A)(3) above;

(xxxii)       to the Obligors, the amount necessary to pay any Operating Expenses of the Asset Entities for the Relevant Collection Period not otherwise paid to the Obligors pursuant to clauses (vi) and (ix) above;

(xxxiii)    at the direction of the Co-Issuers, to the Class A-1 Noteholders (or the Class A-1 Administrative Agent or Class A-1 Paying Agent, on behalf of the Class A-1 Noteholders, as applicable), any optional payments of principal on the aggregate Note Principal Balance of the Class A-1 Notes;

(xxxiv)     to the Manager, in respect of unreimbursed Discretionary Manager Advances, including Advance Interest thereon;

(xxxv)      at the direction of the Manager, to the Forward Starting Contract Reserve Sub-Account, any amounts determined by the Manager to be deposited therein up to the aggregate amount that would cause the balance thereof to be equal to the aggregate Forward Starting Contract Reserve Amount with respect to all Forward Starting Contracts;

(xxxvi)     at the direction of the Manager, to the Capital Expenditures Reserve Sub-Account, any amounts determined by the Manager to be deposited therein; and

(xxxvii)    to the Co-Issuers, the remaining amount of Available Funds for such Application Date after making the allocations and payments described above, to be used for any purpose not prohibited under the Transaction Documents, including to the holders of the equity interests in the Issuer or the Co-Issuer, as applicable.

(b)           On each Payment Date, based upon information set forth in the Monthly Report, funds deposited in the Debt Service Sub-Account from the Collection Account on each Application Date for which such Payment Date is the Relevant Payment Date, and any amounts that are required to be transferred from the Cash Trap Reserve Sub-Account or the Senior Note Interest and Expense Reserve Sub-Account to the Debt Service Sub-Account on such Payment Date together with any Senior Interest Advance for such Payment Date and the proceeds of any draws on any Liquidity Letters of Credit on account of Senior Note Interest and Expense Reserve Draw Amounts on such Payment Date (collectively, the “Payment Date Funds”) will be applied by the Indenture Trustee or the Paying Agent, upon direction from the Manager, in the following order of priority (in each case to the extent of available funds on such day after taking into account allocations and payments of a higher priority but subject to the right of the Indenture Trustee to withdraw funds from the Debt Service Sub-Account to pay amounts owing under the Transaction Documents to the Indenture Trustee, the Backup Manager and the Servicer pursuant to Article III and Article IV):

(i)	if an Event of Default has occurred and is continuing, to the Holders of each Class of Notes, in direct order of alphabetical designation (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of interest (and any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) pro rata based on the amount of Accrued Note Interest for each such Note of such Class (and any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) on such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate), up to an amount equal to the aggregate Accrued Note Interest for such Class of Notes (and any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate);

(ii)	if no Event of Default has occurred and is continuing, to the Holders of the Class A Notes (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of interest (and any accrued and unpaid VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) pro rata based on the amount of Accrued Note Interest for each such Note of such Class (and accrued and unpaid amount of any VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) on such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate), up to an amount equal to the aggregate Accrued Note Interest for such Class of Notes (and accrued and unpaid amount of any VFN Undrawn Commitment Fees, any Letter of Credit Fees and any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement) for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate);

(iii)	if no Event of Default has occurred and is continuing, (1) first, if a Class B PIK Period is not then in effect, to the Holders of all Class B Notes, in respect of interest, pro rata based on the amount of Accrued Note Interest for each such Note, up to an amount equal to the aggregate Accrued Note Interest for all such Notes for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate) and (2) second, if a Class C PIK Period is not then in effect, to the Holders of all Notes (other than Class A Notes and Class B Notes), in respect of interest, pro rata based on the amount of Accrued Note Interest for each such Note of such Class, up to an amount equal to the aggregate Accrued Note Interest for all such Notes for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate);

(iv)	if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, (1) first, if a VFN Early Amortization Period is then in effect, to the Holders of each Series of Class A-1 Notes that is subject to a VFN Early Amortization Period, an amount up to the outstanding principal amount of such Class A-1 Notes, if any, as of such Payment Date, in respect of principal pro rata based on the Note Principal Balance of such Note on such Payment Date and (2) second, to the Holders of any Class A Notes (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), an amount up to the Class A LTV Test Sweep Amount, if any, as of such Payment Date, in respect of principal pro rata based on the Note Principal Balance of such Note on such Payment Date;

(v)	if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Holders of any Class A Notes for which a Monthly Amortization Amount is due on such Payment Date, pro rata, based on the Monthly Amortization Amount of each such Note as of such Payment Date, an amount up to the Monthly Amortization Amount for such Class of Notes applicable thereto;

(vi)	if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, if the Additional Principal Payment Amount for such Payment Date is greater than zero, to the Holders of each Class of Notes, in direct order of alphabetical designation (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of principal pro rata based on the Note Principal Balance of each such Note of such Class on such Payment Date together with any applicable Prepayment Consideration then due in respect of such principal repayment, up to an amount equal to the lesser of (x) the Class Principal Balance of such Class of Notes and (y) the Additional Principal Payment Amount (or, if applicable, the amount of the Additional Principal Payment Amount remaining unpaid after payments under this clause (vi) to each Class of Notes with a higher priority than such Class of Notes on such Payment Date) and any such Prepayment Consideration;

(vii)	if such Payment Date is on or after the Anticipated Repayment Date for any Series of Outstanding Variable Funding Notes or Term Notes that includes Outstanding Class A Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Holders of each Class of such Series of Variable Funding Notes or Term Notes that are Class A Notes (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of principal pro rata based on the Note Principal Balance of each such Note of such Class on such Payment Date, up to an amount equal to the unpaid principal amount of such Class of Notes;

(viii)	if such Payment Date is during an Amortization Period and no Event of Default has occurred and is continuing, to the Holders of each Class A Note (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of principal pro rata based on the Note Principal Balance of each such Note of such Class on such Payment Date, up to an amount equal to the Class Principal Balance of such Class of Notes;

(ix)	if (A) no Event of Default has occurred and is continuing and (B) a Class B PIK Period is in effect, to the Holders of all Class B Notes, in respect of interest pro rata based on the amount of Accrued Note Interest for each such Note on such Payment Date (and, to the extent not previously paid, for all prior Payment Dates), up to an amount equal to the aggregate Accrued Note Interest for such Note for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate);

(x)	if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Holders of any Class B Notes, an amount up to the Class B LTV Test Sweep Amount, if any, as of such Payment Date, in respect of principal pro rata based on the Note Principal Balance of such Note on such Payment Date;

(xi)	if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Holders of any Class B Notes for which a Monthly Amortization Amount is due on such Payment Date, pro rata, based on the Monthly Amortization Amount of each such Note as of such Payment Date, an amount up to the Monthly Amortization Amount for such Class of Notes applicable thereto;

(xii)	if such Payment Date is on or after the Anticipated Repayment Date for any Series of Notes that includes Class B Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Holders of each Class B Note of such Series, in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the unpaid principal amount of such Note;

(xiii)	if such Payment Date is during an Amortization Period and no Event of Default has occurred and is continuing, to the Holders of each Class B Note, in respect of principal pro rata based on the Note Principal Balance of each such Note, up to an amount equal to the Class Principal Balance of such Note;

(xiv)	if (A) no Event of Default has occurred and is continuing and (B) a Class C PIK Period is in effect, to the Holders of each Note (other than Class A Notes or Class B Notes of such Series), in respect of interest pro rata based on the amount of Accrued Note Interest for each such Note on such Payment Date (and, to the extent not previously paid, for all prior Payment Dates), up to an amount equal to the aggregate Accrued Note Interest for such Note for such Payment Date (and, to the extent not previously paid, for all prior Payment Dates, together with interest on any unpaid Accrued Note Interest at the applicable Note Rate);

(xv)	if (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Holders of any Class C Notes, an amount up to the Class C LTV Test Sweep Amount, if any, as of such Payment Date, in respect of principal pro rata based on the Note Principal Balance of such Note on such Payment Date;

(xvi)	if (A) an Amortization Period is not then in effect, (B) a Cash Trap Condition is not then in effect and (C) no Event of Default has occurred and is continuing, to the Holders of any Class of Notes (other than any Class A Notes or Class B Notes) for which a Monthly Amortization Amount is due on such Payment Date, in direct order of alphabetical designation, pro rata, based on the Monthly Amortization Amount of each such Note as of such Payment Date, an amount up to the Monthly Amortization Amount for such Class of Notes applicable thereto;

(xvii)	if such Payment Date is on or after the Anticipated Repayment Date for any Series of Notes that includes Notes other than Class A Notes or Class B Notes and (A) an Amortization Period is not then in effect and (B) no Event of Default has occurred and is continuing, to the Holders of each Note of such Series (other than Class A Notes or Class B Notes of such Series) in direct order of alphabetical designation, in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the unpaid principal amount of such Note;

(xviii)	if such Payment Date is during an Amortization Period and no Event of Default has occurred and is continuing, to the Holders of each Note (other than Class A Notes or Class B Notes), in direct order of alphabetical designation, in respect of principal pro rata based on the Note Principal Balance of each such Note, up to an amount equal to the Class Principal Balance of such Note;

(xix)	if such Payment Date is after the occurrence and during the continuance of an Event of Default, to the Holders of each Class of Notes, in direct order of alphabetical designation (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), in respect of principal for such Class of Notes pro rata based on the Note Principal Balance of each such Note of such Class on such Payment Date, up to an amount equal to the Class Principal Balance of such Class of Notes;

(xx)	to the Holders of each Class of Notes, in direct order of alphabetical designation (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority), first, in respect of Post-ARD Additional Interest pro rata based upon the amount of Post-ARD Additional Interest due on each such Note of such Class, and second, in respect of Deferred Post-ARD Additional Interest pro rata based on the amount of Deferred Post-ARD Additional Interest due on each such Note of such Class; and

(xxi)	to the Co-Issuers, the remaining amount of Payment Date Funds for such Payment Date after making the allocations and payments described above, to be used for any purpose not prohibited under the Transaction Documents, including to the Holders of the equity interests in the Issuer or the Co-Issuer, as applicable.

(c)            On each Payment Date on which the Senior Note Interest and Expense Reserve Draw Amount is greater than zero, the Indenture Trustee, upon direction of the Co-Issuers, within one Business Day of receipt of such direction, shall withdraw from the Senior Note Interest and Expense Reserve Sub-Account and/or, at the direction of the Co-Issuers, make a draw on any Liquidity Letters of Credit in an aggregate amount equal to the lesser of (x) such Senior Note Interest and Expense Reserve Draw Amount and (y) the sum of (i) the amount on deposit in the Senior Note Interest and Expense Reserve Sub-Account, if any, and (ii) the amount available to be drawn under any Liquidity Letter of Credit on such Payment Date and shall deposit such funds into the Debt Service Sub-Account to be applied to the payment of the Monthly Senior Payment Amount to the Holders of the Class A Notes in accordance with Section 5.01(b).

(d)           Except as otherwise provided below, all such payments made with respect to any Notes on each Payment Date shall be made to the Holders of such Notes of record at the close of business on the immediately preceding Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account specified by the Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Indenture Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Payment Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Note Register. The final payment on each certificated Definitive Note will be made in like manner, but only upon presentation and surrender of such Note (or de-registration, in the case of Uncertificated Notes) at the offices of the Note Registrar or such other location specified in the notice to Noteholders of the pendency of such final payment.

(e)            Each payment with respect to a Book-Entry Note shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such payment to the accounts of its Depositary Participants in accordance with its normal procedures.

(f)            The rights of the Noteholders to receive payments from the proceeds of the Collateral, and all rights and interests of the Noteholders in and to such payments, shall be as set forth in this Indenture. Neither the Holders of any Class of Notes nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Notes in respect of amounts previously paid on the Notes in accordance with this Indenture.

(g)           Except as otherwise provided herein, whenever the Indenture Trustee receives written notice that the final payment with respect to any Class of Notes will be made on the next Payment Date, the Indenture Trustee shall, as promptly as possible thereafter, mail to each Holder of such Class of Notes of record on such date a notice to the effect that:

(i)            the Indenture Trustee expects that the final payment with respect to such Class of Notes will be made on such Payment Date but only upon presentation and surrender of such Notes (other than any Uncertificated Notes) at the office of the Note Registrar or at such other location therein specified, and

(ii)            no interest shall accrue on such Notes from and after the end of the Interest Accrual Period for such Payment Date.

Any funds not paid to any Holder or Holders of Notes of such Class on such Payment Date because of the failure of such Holder or Holders to tender their Notes shall be held and paid in accordance with Section 7.22(c).

(h)            Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all U.S. federal withholding requirements respecting payments to Noteholders of interest or principal that are applicable under the Code. The consent of Noteholders shall not be required for such withholding. If the Indenture Trustee does withhold any amount from payments or advances of interest or principal to any Noteholder pursuant to U.S. federal withholding requirements, the Indenture Trustee shall indicate the amount withheld to such Noteholder. Any amounts so withheld shall be deemed to have been paid to such Noteholder for all purposes of this Indenture.

(i)            For the avoidance of doubt, any required payments of the Principal Balance of the Outstanding Variable Funding Notes shall include the cash collateralization of the aggregate principal amount of any undrawn Letters of Credit in accordance with the terms of the applicable Variable Funding Note Purchase Agreement.

Section 5.02 Payments of Principal.

(a)            Any Monthly Amortization Amount for a Series of Notes that is subject to a Targeted Amortization Amount and any LTV Test Sweep Amount for any Class of Notes of any Series will be payable as provided in Section 5.01(b).

(b)           Commencing on the first Payment Date to occur on or after the occurrence and during the continuance of an Amortization Period or on or after the occurrence and during the continuance of an Event of Default, all funds available for such purpose will be applied to the payment of the aggregate Note Principal Balance of the Notes of each Class and Series as provided pursuant to Section 5.01. Payments of principal on all other Payment Dates shall be made in accordance with the provisions of Section 5.01(b) from funds on deposit in the Debt Service Sub-Account which are available to pay principal.

Section 5.03 Payments of Interest, VFN Undrawn Commitment Fees and Letter of Credit Fees. On each Payment Date, Accrued Note Interest then due for each Note of each Class for such Payment Date and on each Payment Date while any Variable Funding Notes are Outstanding, any VFN Undrawn Commitment Fees on the Variable Funding Notes, any Letter of Credit Fees on any Letters of Credit and any other fees, expenses and other amounts due to the Holders of the Class A-1 Notes under any Variable Funding Note Purchase Agreement, will be paid from amounts on deposit in the Debt Service Sub-Account in accordance with Section 5.01(b) and, to the extent not paid on such Payment Date, on each subsequent Payment Date until paid in full.

Section 5.04 No Gross Up. The Co-Issuers shall not be obligated to pay any additional amounts to the Holders or the holders of beneficial interests in the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide and shall provide to the Indenture Trustee, Paying Agent and/or the Co-Issuers (or other person responsible for withholding of taxes) the Noteholder Tax Identification Information. Further, each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Indenture Trustee, Paying Agent and Co-Issuers have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Indenture Trustee, Paying Agent or Co-Issuers is otherwise required to so withhold under applicable law. The Co-Issuers hereby covenant with the Indenture Trustee that the Co-Issuers will provide the Indenture Trustee with sufficient information so as to enable the Indenture Trustee to determine whether or not the Indenture Trustee is obliged to make any withholding, including FATCA Withholding Tax, in respect of any payments with respect to a Note (and if applicable, to provide the necessary detailed information to effectuate any withholding, including FATCA Withholding Tax, such as setting forth applicable amounts to be withheld). The parties agree that the Indenture Trustee shall be released of any liability relating to its actions and compliance under this Section 5.04 and FATCA. Notwithstanding any other provisions herein, the term ‘applicable law’ for purposes of this Section 5.04 includes U.S. federal tax law and FATCA. Upon request from the Indenture Trustee or Paying Agent, the Co-Issuers will provide such additional information that it may have to assist the Indenture Trustee and Paying Agent in making any withholdings or informational reports.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents and warrants to the Indenture Trustee that the statements set forth in this Article VI will be, true, correct and complete in all material respects as of each Closing Date.

Section 6.01 Organization, Powers, Capitalization, Good Standing, Business.

(a)           Organization and Powers. It is duly organized, validly existing and in good standing under the laws of its state of formation or incorporation. It has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted. It has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.

(b)           Qualification. It is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 6.02 Authorization of Borrowing, etc.

(a)           Authorization of Borrowing. It has the power and authority to incur or guarantee the Indebtedness evidenced by the Notes and this Indenture. The execution, delivery and performance by it of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, corporate or other action, as the case may be.

(b)           No Conflict. The execution, delivery and performance by it of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) its certificate of formation, certificate of incorporation, articles of incorporation, limited partnership agreement, bylaws, declaration of trust, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (y) any provision of law applicable to it (except where such violation will not have a Material Adverse Effect) or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation will not have a Material Adverse Effect); (2) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation binding upon it or its property (except where such breach or default will not have a Material Adverse Effect); (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents) upon its assets; or (4) require any approval or consent of any Person under any Contractual Obligation binding upon it or its property, which approvals or consents have not been obtained on or before the dates required under such Contractual Obligation (except where the failure to obtain such approval or consent will not have a Material Adverse Effect).

(c)           Governmental Consents. The execution and delivery by it of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority which has not been obtained or made and is in full force and effect other than any of the foregoing the failure to have made or obtained which will not have a Material Adverse Effect.

(d)           Binding Obligations. This Indenture is, and each of the other Transaction Documents to which such Obligor is a party, when executed and delivered by such Obligor will be, the legally valid and binding obligations of such Obligor, enforceable against it, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights.

Section 6.03 Financial Statements. All Financial Statements which have been furnished by or on behalf of the Obligors to the Indenture Trustee pursuant to this Indenture present fairly in all material respects the financial condition of the Persons covered thereby; provided, however, the Indenture Trustee shall have no obligation to review any such Financial Statements.

Section 6.04 Indebtedness and Contingent Obligations. As of the Closing Date, the Obligors shall have no outstanding Indebtedness or Contingent Obligations other than the Obligations and other Permitted Indebtedness.

Section 6.05 Customer Contracts; Material Agreements.

(a)           Customer Contracts; Material Agreements. The Obligors have delivered to the Indenture Trustee (i) true and complete electronic copies (in all material respects) of all Material Customer Contracts as in effect on the last day of the calendar month immediately preceding the Initial Closing Date and (ii) a list of all Material Agreements affecting the operation and management of the Data Centers as of the last day of the calendar month immediately preceding the Initial Closing Date; provided, however, the Indenture Trustee shall have no obligation to review any such Material Customer Contracts and Material Agreements. Such Material Agreements and Material Customer Contracts affecting the operation and management of the Data Centers, or the replacement list of all Material Agreements and Material Customer Contracts affecting the operation and management of the Data Centers most recently delivered electronically to the Indenture Trustee remains complete. No Person other than the Manager (or any other Person to whom the Manager has delegated its responsibilities), pursuant to and in accordance with the Management Agreement, has any right or obligation to manage any of the Data Centers on behalf of the Asset Entities or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement or reseller agreement that has been delivered electronically to the Indenture Trustee and the Manager and except for marketing partners under industry standard terms, no Person has any right or obligation to contract or solicit customers for the Data Centers, or to receive compensation in connection with such contracting.

(b)           Rent Roll, Disclosure. A true and correct electronic copy of the Rent Roll as of the last day of the calendar month immediately preceding the Initial Closing Date setting forth, among other things, (1) a description of each Customer, (2) available data center space, the critical load power, or services contracted for each Customer and (3) the annualized scheduled fees per year for each effective Customer Contract, has been delivered to the Indenture Trustee.

(c)            Management Agreement. The Co-Issuers have delivered to the Indenture Trustee a true and complete copy of the Management Agreement as in effect on such Closing Date, and the Management Agreement has not been modified or amended except pursuant to amendments or modifications delivered to the Indenture Trustee. The Management Agreement is in full force and effect and no default by any of the parties thereto exists thereunder.

Section 6.06 Litigation; Adverse Facts. There are no judgments outstanding against any of the Obligors, or affecting any of the Data Centers or any property of any of the Obligors, nor to the Obligors’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against any of the Obligors or any of the Data Centers that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.07 Payment of Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all federal, state, and local tax returns and reports of the Co-Issuers and each Asset Entity, and all such returns or reports with respect to the assets of the Co-Issuers and each Asset Entity, required to be filed have been timely filed (or each such Person has timely filed for an extension and the applicable extension has not expired), and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Persons and upon its properties, assets, income and franchises which are due and payable have been paid except to the extent the same are being contested in accordance with Section 7.04(b).

Section 6.08 Performance of Agreements. To the Obligors’ Knowledge, neither the Co-Issuers nor the Asset Entities are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Persons which could, in the aggregate, reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.09 Employee Benefit Plans. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, for which the Parent or any of its subsidiaries or any member of the Parent’s “Controlled Group” (defined as any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 412 and 430 of the Code or Section 302 of ERISA, is treated, together with the Parent, as a single employer under Sections 414(m) or (o) of the Code) sponsors, maintains or contributes to (other than a Multiemployer Plan) (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (b) with respect to each Plan subject to Title IV of ERISA (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA, but excluding each event for which the 30-day notice period is waived by regulation) has occurred or is reasonably expected to occur, (ii) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (iii) neither the Parent nor any of its subsidiaries nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan; and (c) neither the Parent nor any member of its Controlled Group has (i) incurred or reasonably expects to incur a partial or complete withdrawal from any Multiemployer Plan or (ii) received notice that any Multiemployer Plan is or is reasonably expected to become “insolvent” (within the meaning of Section 4245 of ERISA).

Section 6.10 Solvency. The Obligors (a) have not entered into any Transaction Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under the Transaction Documents. After giving effect to the issuance of the Notes, the fair saleable value of the Obligors’ assets taken as a whole exceed and will, immediately following the issuance of any Notes, exceed the Obligors’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of the Obligors’ assets taken as a whole is and will, immediately following the issuance of any Notes, be greater than the Obligors’ probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. The Obligors’ assets taken as a whole do not and, immediately following the issuance of any Notes will not, constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted. The Obligors do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond their ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Obligors and the amounts to be payable on or in respect of obligations of the Obligors).

Section 6.11 Use of Proceeds and Margin Security. No portion of the proceeds from the issuance of the Term Notes and draws under the Variable Funding Notes shall be used by the Co-Issuers or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

Section 6.12 Insurance. Set forth on Schedule I is a description of all policies of insurance for the Asset Entities that are in effect as of the Initial Closing Date. Such Insurance Policies conform to the requirements of Section 7.05. No notice of cancellation has been received with respect to such policies, and, to the Asset Entities’ Knowledge, the Asset Entities are in compliance with all material conditions contained in such policies.

Section 6.13 Investments. The Co-Issuers and the Asset Entities have no (i) direct or indirect interest in, including without limitation stock, partnership interest or other equity securities of, any other Person (other than the Asset Entities), or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness from that other Person other than in the Asset Entities.

Section 6.14 OFAC.

(a)            None of the Obligors or any director or officer of the Obligors and, to the knowledge of the Obligors, no agent, employee or other person acting for or on behalf of such relevant entity is, or is 50% or more owned or controlled by one or more persons that are, currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union Member State or His Majesty’s Treasury (collectively, “Sanctions”); nor is such relevant entity located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, Syria, North Korea, Crimea, Kherson and Zaporizhzia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic (each a “Sanctioned Country”)); and the Obligors will not directly or, to the Knowledge of any Obligor, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of or business with any person that is the subject or target of Sanctions (a “Sanctioned Person”), or in any Sanctioned Country, or in any other manner that results in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b)           None of the Obligors will directly or, to the Knowledge of any Obligor, indirectly, use the proceeds of the Term Notes or any draw under the Variable Funding Notes or otherwise make available such proceeds or draw amounts to any Person, for the purpose of financing the activities or business of any Person or in any country or territory that, at the time of such funding or financing, is the target of comprehensive Sanctions, or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor, or otherwise).

Section 6.15 Anti-Corruption Laws.

(a)            (i) None of the Obligors, any director or officer, or, to the knowledge of the Obligors, any employee or agent of obligors, in their capacity as such, or controlled Affiliate of any Obligor is currently in violation of (x) any Anti-Corruption Laws or (y) the USA PATRIOT Act and (ii) no part of the proceeds of the Term Notes and no proceeds of any draw under the Variable Funding Notes will be used, directly or, to the knowledge of any Obligor, indirectly, for any payments to any person, including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

(b)            Each Obligor has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Parent, the Guarantors and the Co-Issuers, their respective Subsidiaries and the respective directors, officers, employees and agents of the foregoing with each of Anti-Corruption Laws and the USA PATRIOT Act.

Section 6.16 Intellectual Property. To the Obligors’ Knowledge, the use by any Obligor of all patents, trademarks, trade names, service marks and copyrights material to such Obligor’s business, and all applications therefor and licenses thereof, does not infringe on the rights and entitlements of any third parties thereto that could reasonably be expected to result in a Material Adverse Effect.

Section 6.17 Governmental Regulation. The Obligors are not subject to regulation under the Investment Company Act. None of the Obligors is an EEA Financial Institution.

Section 6.18 Representations and Warranties With Respect To Data Centers and Customer Contracts. Subject to any exceptions (w) set forth on Schedule II, (x) approved by Noteholders representing more than 50.0% of the Voting Rights of the Controlling Class of Notes, (y) with respect to which the Rating Agency Confirmation is obtained or (z) for any Additional Data Center and the related Customer Contracts added as Collateral on any Closing Date after the Initial Closing Date, as set forth in the Series Supplement for the Series issued on such Closing Date, (i) in connection with the issuance of any Series of Notes on the Initial Closing Date and any subsequent Closing Date, the Obligors hereby make the applicable representations and warranties set forth on Schedule II with respect to the Data Centers and any related Customer Contracts added as Collateral on such Closing Date; provided that such representations and warranties shall be made as of the date specified in such representation or warranty or, in the event no such date is specified with respect to any such representation or warranty, as of the date of addition or acquisition thereof, or (ii) in any other instance in which an Asset Entity acquires any Data Center and related Customer Contracts on any date other than a Closing Date (including in connection with the addition of any Additional Data Center), the Obligors hereby make the applicable representations and warranties set forth on Schedule II with respect to such Data Center and any related Customer Contracts, respectively; provided, that such representations and warranties shall be made as of the date specified in such representation or warranty or, in the event no such date is specified with respect to any such representation or warranty, as of the date of addition or acquisition thereof.

ARTICLE VII

COVENANTS

Each of the Obligors covenants and agrees that until payment in full of the Obligations, it shall, and in the case of the Co-Issuers shall cause the Asset Entities to, perform and comply with all covenants in this Article VII applicable to such Person.

Section 7.01 Payment on Notes. Subject to Section 15.18 and Section 15.21, the Co-Issuers shall duly and punctually pay the principal, interest and other amounts on the Notes of each Series in accordance with the terms of the Notes, this Indenture and the related Series Supplement and, in the case of Variable Funding Notes, the applicable Variable Funding Note Purchase Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of this Indenture and the related Series Supplement.

Section 7.02 Financial Statements and Other Reports.

(a)            Financial Statements.

(i)            Annual Reporting. Within 120 days after the end of each fiscal year of the Co-Issuers (commencing with the fiscal year ended December 31, 2024), the Co-Issuers shall furnish to the Indenture Trustee, the Backup Manager and the Servicer (on a consolidated basis for the Obligors) copies of the Financial Statements for such year. Such Financial Statements shall be in accordance with GAAP consistently applied and shall be audited by a certified public accounting firm of national standing, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the Obligors for the period covered by such Financial Statements. Such Financial Statements shall be accompanied by Supplemental Financial Information for such fiscal year. Such Financial Statements shall also be accompanied by a certification executed by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer (or other officer with similar duties) of each of the Issuer and the Co-Issuer to the effect set forth in Section 7.02(a)(ix) and by a Compliance Certificate.

(ii)            Quarterly Reporting. Within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Co-Issuers, the Co-Issuers (commencing with the fiscal quarter ended March 31, 2025), shall furnish to the Indenture Trustee, the Manager, the Backup Manager and the Servicer (on a consolidated basis for the Obligors) copies of the unaudited Financial Statements for such quarter, together with a certification executed by Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer (or other officer with similar duties) of each of the Issuer and the Co-Issuer to the effect set forth in Section 7.02(a)(viii). Such quarterly Financial Statements shall be accompanied by Supplemental Financial Information and a Compliance Certificate for such fiscal quarter.

(iii)           Customer Contract and Site Lease Reports. Within 60 days after the end of each fiscal quarter of the Co-Issuers, commencing with the fiscal quarter ended December 31, 2024, the Co-Issuers shall furnish to the Backup Manager and the Servicer: (A) a certified Rent Roll in form and substance reasonably acceptable to the Servicer, (B) a schedule of any Material Customer Contracts that expired and were not renewed during such fiscal quarter, (C) a schedule of Material Customer Contracts scheduled to expire within the following four fiscal quarters, (D) a schedule of Site Leases scheduled to expire within the following four fiscal quarters and (E) a schedule of security deposits held under or in accordance with Site Leases, if applicable.

(iv)           Monthly Report; Budgeted Operating Expense Amount. No later than four Business Days prior to each Application Date, the Co-Issuers shall provide, or cause the Manager to provide, to the Indenture Trustee, the Manager, the Backup Manager, and the Servicer, a Monthly Report, which report shall include a calculation of the Budgeted Operating Expense Amount. Notwithstanding the foregoing, the Manager may subsequently adjust the Budgeted Operating Expense Amount in connection with the addition of any Additional Data Center (pro rata for the initial Collection Period in which such Additional Data Center is added based on the period from the date of addition of such Additional Data Center through the last day of such Collection Period to account for the pro forma Monthly Recurring Revenue that the Manager reasonably believes such Additional Data Center would have contributed during the prior twelve months) as reasonably determined by the Manager at the time of addition of such Additional Data Center. Notice of any modifications to the Budgeted Operating Expense Amount shall be delivered to the Indenture Trustee, the Backup Manager and the Servicer at the time of delivery of the applicable Monthly Report pursuant to this Section 7.02(a)(iv).

(v)            Portfolio Stratifications. On or prior to April 30 of each calendar year, the Co-Issuers shall provide, or cause the Manager to provide, to each Rating Agency and the Backup Manager, a data tape (which shall be up to date as of December 31 of the preceding calendar year or later) relating to the Data Centers and Customer Contracts.

(vi)           Additional Reporting. In addition to the foregoing, the Co-Issuers and the Manager shall promptly provide to the Indenture Trustee, the Backup Manager and the Servicer such further documents and information concerning its operations, properties, ownership, and finances as the Indenture Trustee, the Backup Manager and the Servicer shall from time to time reasonably request upon prior written notice to the Co-Issuers.

(vii)         GAAP. The Co-Issuers will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of the Financial Statements in conformity with GAAP.

(viii)        Certifications of Financial Statements and Other Documents, Compliance Certificate. Together with the Financial Statements provided to the Indenture Trustee, the Backup Manager and the Servicer pursuant to Sections 7.02(a)(i) and (ii), each of the Co-Issuers shall also furnish to the Indenture Trustee, the Backup Manager and the Servicer, a certification upon which the Indenture Trustee, the Backup Manager and the Servicer can conclusively rely, executed by its (or its manager’s) Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer (or other officer with similar duties), stating that to its Knowledge after due inquiry such Financial Statements fairly present the financial condition and results of operations of the Obligors on a consolidated basis for the period(s) covered thereby (except for the absence of footnotes with respect to the quarterly Financial Statements). In addition, where this Indenture requires a “Compliance Certificate”, the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by an Executive Officer upon which the Indenture Trustee, the Backup Manager and the Servicer can rely, stating that, to their Knowledge after due inquiry, there does not exist any Default or Event of Default, or if any of the foregoing exists, specifying the same in detail.

(ix)           Fiscal Year. None of the Co-Issuers or any other Obligor shall change its fiscal year end from December 31.

(b)            Material Notices.

(i)            The Co-Issuers shall promptly deliver, or cause to be delivered, to the Servicer, the Backup Manager and the Indenture Trustee, copies of all notices given or received with respect to a default under any term or condition related to any Permitted Indebtedness of any Obligor which is reasonably likely to result in a Material Adverse Effect, and shall notify the Indenture Trustee, the Backup Manager and the Servicer within five Business Days of any material event of default of which it obtains Knowledge with respect to any such Permitted Indebtedness.

(ii)            The Co-Issuers shall promptly deliver to the Indenture Trustee, the Backup Manager and the Servicer copies of any and all notices of a material default or breach with respect to any Material Agreement or any Material Customer Contract which is reasonably likely to result in a termination of such Material Agreement or such Material Customer Contract and to have a Material Adverse Effect.

(c)            Events of Default, etc. Promptly upon the Co-Issuers obtaining Knowledge of any of the following events or conditions, the Co-Issuers shall deliver to the Servicer, the Backup Manager and the Indenture Trustee (upon which each can conclusively rely) a certificate executed on its behalf by an Executive Officer specifying the nature and period of existence of such condition or event and what action the Co-Issuers or the affected Asset Entity or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any actual or alleged breach or default under the Transaction Documents which is reasonably likely to have a Material Adverse Effect; or (iii) any actual or alleged breach or default under any Customer Contract or Site Lease which is reasonably likely to have a Material Adverse Effect.

(d)            Litigation. Promptly upon either of the Co-Issuers obtaining Knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against an Obligor or any of the Data Centers not previously disclosed in writing to the Indenture Trustee, the Backup Manager and the Servicer which would be reasonably likely to have a Material Adverse Effect and is not covered by insurance or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting an Obligor or any of the Data Centers not covered by insurance which, in each case, could reasonably be expected to have a Material Adverse Effect, the Issuer or the Co-Issuer, as applicable, shall give notice thereof to the Indenture Trustee, the Backup Manager and the Servicer and, upon request from the Servicer or the Backup Manager, provide such other information as may be reasonably available to them to enable the Servicer or the Backup Manager and their respective counsel to evaluate such matter.

(e)            Insurance. On or before the last day of each insurance policy period of the Obligors, the Co-Issuers shall deliver to the Servicer and the Backup Manager certificates, reports, and/or other information (all in form and substance reasonably satisfactory to the Servicer), (i) outlining all material insurance coverage maintained as of the date thereof by the Obligors and all material insurance coverage planned to be maintained by the Obligors in the subsequent insurance policy period and (ii) to the extent not paid directly by the Manager or one of its Affiliates, evidencing payment in full of the premiums for such insurance policies.

(f)            Other Information. Within a reasonable period following the receipt of a request, the Co-Issuers shall deliver such other information and data with respect to the Obligors or the Data Centers as from time to time may be reasonably requested by the Indenture Trustee, the Backup Manager or the Servicer.

Section 7.03 Existence; Qualification. Each Obligor shall at all times preserve and keep in full force and effect its existence as a limited liability company, limited partnership, trust or corporation, as the case may be, and shall at all times preserve and keep in full force and effect all rights and franchises material to its business, including its qualification to do business in each state, where it is required by law to so qualify, except to the extent that the failure to be so qualified would not have a Material Adverse Effect; provided that nothing contained in this Section 7.03 shall restrict the merger or consolidation of an Asset Entity with another Asset Entity.

Section 7.04 Payment of Impositions and Claims.

(a)            Except for those matters being contested pursuant to clause (b) below, each Obligor shall pay (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the “Claims”); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of such Obligor on its business, income or assets (except to the extent the effect of which is not reasonably expected to result in a Material Adverse Effect); in each instance before any material penalty or fine is incurred with respect thereto; provided that the foregoing shall not be deemed to require that an Asset Entity pay any such tax or other liability that is imposed upon a Site Lessor or a Customer or that any Site Lessor or Customer is obligated to pay.

(b)           The Asset Entities shall not be required to pay, discharge or remove any Imposition or material Claim relating to a Data Center so long as the Asset Entities or the Co-Issuers contest in good faith such Imposition or Claim or the validity, applicability or amount thereof by an appropriate proceeding which operates to prevent the collection of such amounts and the sale of the applicable Data Center or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, the Asset Entities shall have given the Indenture Trustee, the Backup Manager and the Servicer prior written notice of their intent to contest said Imposition or Claim and shall have deposited with the Indenture Trustee (or with a court of competent jurisdiction or other appropriate body reasonably approved by the Servicer) such additional amounts as are necessary to keep on deposit at all times, an amount by way of cash (or other form reasonably satisfactory to the Servicer), equal to (after giving effect to any Reserves then held by the Indenture Trustee for the item then subject to contest) at least 125.0% of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon; (iii) no risk of sale, forfeiture or loss of any interest in the applicable Data Center or any part thereof arises, in the Servicer’s reasonable judgment, during the pendency of such contest; (iv) such contest does not, in the Servicer’s reasonable determination, have a Material Adverse Effect; and (v) such contest is based on bona fide, material, and reasonable claims or defenses. Any such contest shall be prosecuted with due diligence, and the Asset Entities shall promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith (it being understood that the Asset Entities shall have the right to direct the Indenture Trustee to use any amount deposited with the Indenture Trustee under Section 7.04(b)(ii) for the payment thereof). The Indenture Trustee (at the sole written direction of the Servicer) shall have full power and authority, but no obligation, to apply any amount deposited with the Indenture Trustee to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the applicable Data Center for non-payment thereof, if the Servicer reasonably believes that such sale or forfeiture is threatened.

Section 7.05 Maintenance of Insurance. The Obligors shall continuously maintain the following described policies of insurance without cost to the Indenture Trustee, the Backup Manager or the Servicer (the “Insurance Policies”):

(a)           Property insurance against loss and damage by all risks (other than risks described in clause (e) below) of physical loss or damage covering the Improvements and third-party liability for personal property on the Data Centers, and bearing a replacement cost endorsement;

(b)           Commercial general liability insurance, including death, bodily injury and broad form property damage coverage with a combined single limit in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate for any policy year;

(c)            Employer’s liability/benefits insurance, in an amount not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease and $1,000,000 policy limit for bodily injury by disease;

(d)           Automobile liability for all non-owned vehicles, in an amount not less than $1,000,000;

(e)            If any of the Data Centers are in an area prone to geological phenomena, including, but not limited to, subsidence, floods or earthquakes, each such Data Center shall be covered by a blanket insurance policy, in an amount not less than $1,000,000;

(f)            For each Data Center located in whole or in part in a federally designated “special flood hazard area”, flood insurance to the extent required by law and available at federally subsidized rates;

(g)           An umbrella excess liability policy with a limit of not less than $10,000,000 over primary insurance, which policy shall include coverage for contractual liability coverage, premises and automobile liability coverage, and coverage for safeguarding of personal property;

(h)           Business interruption insurance in an amount not less than $55,000,000 and 12 months of business interruption or loss of income insurance; and

(i)            Workers’ compensation, in an amount specified under applicable law.

All Insurance Policies shall be in content (including, without limitation, endorsements or exclusions, if any), form, and amounts, and issued by companies, reasonably satisfactory to the Servicer from time to time and shall name the Indenture Trustee and its successors and assignees as their interests may appear as an “additional insured” or “loss payee” and “mortgagee” (with respect to property insurance, as applicable) for each of the policies under this Section 7.05 for which such designation is applicable and shall contain a waiver of subrogation clause reasonably acceptable to the Servicer. The Property insurance under Section 7.05(a) with respect to the Data Centers shall contain a Non-Contributory Standard mortgagee clause and a mortgagee’s Loss Payable Endorsement (Form 438 BFU NS), or their equivalents (such endorsements shall entitle the Indenture Trustee to collect any and all proceeds payable to the Obligors under all such insurance, with the insurance company waiving any claim or defense against the Indenture Trustee for premium payment, deductible, self-insured retention or claims reporting provisions). The Obligors may obtain any insurance required by this Section 7.05 through blanket policies; provided, however, that such blanket policies shall separately set forth the amount of insurance in force (together with applicable deductibles, and per occurrence limits) with respect to the Data Centers (which shall not be reduced by reason of events occurring on property other than the Data Centers) and shall afford all the protections to the Indenture Trustee as are required under this Section 7.05. Except as may be expressly provided above, all policies of insurance required hereunder shall contain no annual aggregate limit of liability, other than with respect to any liability-related, earthquake, flood or property insurance. If a blanket policy is issued, an insurance certificate indicating that the Indenture Trustee is an additional insured (and, if applicable, loss payee) under such policy in the designated amount, shall be furnished. As soon as practicable following the renewal of any Insurance Policy maintained to satisfy the requirements of this Section 7.05, the Obligors shall deliver to the Indenture Trustee and the Servicer an insurance certificate executed by the insurer or its authorized agent evidencing the renewal of such Insurance Policy, which certificate shall be acceptable to the Servicer. Upon the request of the Servicer, the Obligors shall deliver to the Servicer a duplicate original of any insurance certificate maintained to satisfy the requirements hereof.

An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the state where the applicable Data Center is located and (b) has an AM Best Rating of not less than “A-VII”. Notwithstanding the foregoing, a carrier which does not meet the foregoing ratings requirement shall nevertheless be deemed acceptable hereunder provided that such carrier is reasonably acceptable to the Servicer and the Obligors shall deliver notice to each of the Rating Agencies of the ratings of such carriers. The Obligors shall furnish the Indenture Trustee, the Manager, the Backup Manager and the Servicer copies of certificates of insurance with respect to such insurance policies and the Servicer shall confirm that the coverage amount, policy term and deductible amounts comply with the requirements therefor in this Indenture.

The requirements of this Section 7.05 shall apply to any separate policies of insurance taken out by the Obligors concurrent in form or contributing in the event of loss with the Insurance Policies. Property losses shall be payable to the Indenture Trustee notwithstanding (1) any act, failure to act or negligence of the Obligors or their agents or employees, the Indenture Trustee or any other insured party which might, absent such agreement, result in a forfeiture or all or part of such insurance payment, other than the willful misconduct of the Indenture Trustee knowingly in violation of the conditions of such policy, (2) the occupation or use of the Data Centers or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Indenture or (4) any change in title to or ownership of the Data Centers or any part thereof. For purposes of determining whether the required insurance coverage is being maintained hereunder, each of the Indenture Trustee, the Backup Manager and Servicer shall be entitled to rely solely on a certification thereof furnished to it by the Co-Issuers or the Manager, without any obligation to investigate the accuracy or completeness of any information set forth therein, and shall have no liability with respect thereto. The property insurance described in this Section 7.05 shall include “time element” coverage by which the Indenture Trustee shall be assured payment of all amounts due under the Notes, this Indenture and the other Transaction Documents, “extra expense” (i.e., soft costs), clean-up, transit and ordinary payroll coverage and “expediting expense” coverage to facilitate rapid repair or restoration of the Data Centers.

Section 7.06 Operation and Maintenance of the Data Centers; Casualty; Condemnation.

(a)           Each Asset Entity shall maintain or cause to be maintained in good repair, working order and condition all material property necessary for use in its business, including the applicable Data Centers, and shall make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. All work required or permitted under this Indenture shall be performed in a workmanlike manner and in compliance with all applicable laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)

(i)            In the event of material casualty or property loss at any of the Data Centers, the Co-Issuers shall promptly (and in any event within three Business Days of obtaining Knowledge thereof) give written notice thereof to the Indenture Trustee, the Backup Manager and the Servicer. In the event of any such casualty or property loss which, in the Issuer’s or the Co-Issuer’s reasonable opinion, is likely to result in a Material Adverse Effect, the applicable Asset Entity shall, to the extent permitted by law and consistent with prudent business practices, promptly commence and diligently prosecute to completion, in accordance with the terms hereof, the repair and restoration of the Data Center as nearly as possible to the Pre-Existing Condition (a “Restoration”). The Asset Entities hereby authorize and empower the Servicer as attorney-in-fact for the Asset Entities (jointly with the Asset Entities unless an Event of Default has occurred and is continuing), or any of them, and upon not less than ten Business Days’ prior written notice, with respect to Insurance Proceeds relating to a casualty in excess of $5,000,000 to make proof of loss, to adjust and compromise any claim under Insurance Policies, to appear in and prosecute any action arising from such Insurance Policies, to collect Insurance Proceeds and to receive Insurance Proceeds in excess of $5,000,000 (to be held in the Priority Expense Reserve Sub-Account pending the Asset Entities’ determination  with respect to Restoration of the affected Data Center as set forth in Section 7.06(c)), and to deduct therefrom the Indenture Trustee’s and the Servicer’s reasonable expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this Section 7.06 shall require the Indenture Trustee or the Servicer to incur any expense or take any action hereunder. The Co-Issuers further authorize the Indenture Trustee, at the Servicer’s option and written direction, with respect to proceeds in excess of $5,000,000 (a) to hold the balance of such proceeds to be made available to the Asset Entities for the cost of Restoration of any of the Data Centers or (b) unless prohibited by Section 7.06(c), to apply such Insurance Proceeds to prepay the principal amount of the Notes whether or not then due, in accordance with Section 2.09(a). The Servicer shall not direct the Indenture Trustee to apply such Insurance Proceeds to prepay the principal amount of the Notes so long as each of the conditions (as applicable) to the release of Loss Proceeds for restoration or repair of the Data Centers under Section 7.06(c) have been satisfied with respect to such Insurance Proceeds in all material respects. The Asset Entities hereby authorize and empower the Servicer as attorney-in-fact for the Asset Entities (jointly with the Asset Entities unless an Event of Default has occurred and is continuing), or any of them, and upon not less than ten Business Days’ prior written notice, with respect to proceeds of Insurance Policies not included in the definition of Insurance Proceeds, such as business interruption insurance and liability insurance, to adjust and compromise any claim under such Insurance Policies, to appear in and prosecute any action arising from such insurance policies (which, for the avoidance of doubt, may coincide with proceedings relating to the settlement and adjustment of Insurance Proceeds described above), to collect and to receive such proceeds (to be held in the Priority Expense Reserve Sub-Account pending the Servicer’s allocation of such proceeds for the intended purposes). The Co-Issuers further authorize the Indenture Trustee, at the Servicer’s option and written direction, with respect to such proceeds (a) to hold the balance of such proceeds from liability insurance to be made available to the Asset Entities for the reimbursement of any expenses of any of the Data Centers related to such event or (b) otherwise, to deposit such amounts in the Collection Account and allocate such proceeds over such period of time for which such proceeds correspond (e.g., if the proceeds under the Insurance Policies provided 3 months of proceeds with respect to a business interruption policy, then such amounts shall be applied as Available Funds in the current Collection Period and each of the two immediately succeeding Collection Periods).

(ii)            The Co-Issuers shall promptly give the Indenture Trustee, the Backup Manager and the Servicer written notice of the commencement of any condemnation or eminent domain proceeding affecting the Data Centers or any portion thereof of which the Asset Entities’ have Knowledge and that could, in the Issuer’s or Co-Issuer’s reasonable opinion, be likely to result in a Material Adverse Effect. The Asset Entities hereby irrevocably appoint the Servicer as the attorney-in-fact for the Asset Entities (jointly with the Asset Entities unless an Event of Default has occurred and is continuing), or any of them, and upon not less than ten Business Days’ prior written notice, with respect to condemnation proceedings likely to result in Condemnation Proceeds in excess of $5,000,000 to collect Condemnation Proceeds and to receive and retain any Condemnation Proceeds in excess of $5,000,000 (to be held in the Priority Expense Reserve Sub-Account pending the Asset Entities’ determination with respect to Restoration of the affected Data Center as set forth in Section 7.06(c)) and to make any compromise or settlement in connection with such proceeding. In accordance with the terms hereof, the Asset Entities shall cause Condemnation Proceeds in excess of $5,000,000 which are payable to the Asset Entities to be paid directly to the Indenture Trustee for deposit in the Priority Expense Reserve Sub-Account. If the applicable Data Center is sold following an Event of Default, through foreclosure or otherwise, prior to the receipt by the Indenture Trustee of Condemnation Proceeds, the Indenture Trustee shall have the right to receive said Condemnation Proceeds, or a portion thereof sufficient to pay the Obligations. Notwithstanding the foregoing, the Asset Entities may prosecute any condemnation proceeding and settle or compromise and collect Condemnation Proceeds of not more than $5,000,000 provided that: (a) no Event of Default shall have occurred and be continuing, (b) the Asset Entities apply the Condemnation Proceeds to any reconstruction or repair of the Data Center necessary or desirable as a result of such condemnation or taking, and (c) the Asset Entities promptly commence and diligently prosecute such reconstruction or repair to completion in accordance with all applicable laws. Subject to the terms hereof, each of the Asset Entities authorizes the Servicer and the Indenture Trustee to apply such Condemnation Proceeds, after the deduction of the Indenture Trustee and the Servicer’s reasonable expenses incurred in the collection of such Condemnation Proceeds, at the Servicer’s option and written direction, to restoration or repair of the Data Centers or, at the Servicer’s option and written direction, to prepay the principal amount of the Notes, whether or not then due, in accordance with Section 2.09(a). The Servicer shall not direct the Indenture Trustee to apply such Condemnation Proceeds to prepay the principal amount of the Notes if each of the conditions (as applicable) to the release of Loss Proceeds for restoration or repair of the Data Centers under Section 7.06(c) have been satisfied with respect to such Condemnation Proceeds in all material respects.

(iii)            Notwithstanding anything to the contrary herein, the Co-Issuers shall have the right to apply Loss Proceeds toward the prepayment of the principal amount of the Notes (without any Yield Maintenance) in accordance with Section 2.09(a) in lieu of applying the same toward restoration.

(c)            The Servicer shall not direct the Indenture Trustee to apply Loss Proceeds to the prepayment of the principal amount of the Notes in accordance with Section 2.09(a) so long as each of the following conditions shall have been satisfied in all material respects: (i) no Event of Default then exists; (ii) the Servicer reasonably determines that there will be sufficient funds to complete the Restoration of the Data Center to at least substantially the condition it was in immediately prior to such casualty or condemnation (excluding replacement of obsolete Assets which are not required in connection with operating the applicable Data Center) and in compliance with applicable laws (the “Pre-Existing Condition”) and to timely make all payments due under the Transaction Documents during the Restoration of the affected Data Center; and (iii) the Servicer determines that the Restoration of the affected Data Center to the Pre-Existing Condition will be completed no later than 6 months prior to the latest Anticipated Repayment Date for any Series of Outstanding Notes. If the Servicer elects to apply Loss Proceeds to the prepayment of the principal of the Notes, such application shall be made on the Payment Date immediately following such election in accordance with Section 2.09(a). Notwithstanding the foregoing to the contrary, in the event the Asset Entities, in their reasonable discretion, and within 180 days of receipt of such Loss Proceeds, elect not to restore a Data Center or are not able to restore a Data Center after the use of commercially reasonable efforts, any Loss Proceeds relating to such Data Center (less any Loss Proceeds expended to restore such Data Center) held in the Priority Expense Reserve Sub-Account, after reimbursing any amounts due to the Servicer and the Indenture Trustee, shall be applied to the prepayment of the Notes on the Payment Date immediately following such election in accordance with Section 2.09(a).

(d)            The Servicer shall not direct the Indenture Trustee to disburse Loss Proceeds more frequently than twice every calendar month. If Loss Proceeds are applied to the prepayment of the principal of the Notes, any such application shall not extend or postpone the due dates of the monthly payments due under the Notes or otherwise under the Transaction Documents, or change the amounts of such payments. If the Servicer elects to apply all of such Loss Proceeds toward the prepayment of the principal of the Notes in accordance with Section 2.09(a), the Co-Issuers shall be entitled to obtain from the Indenture Trustee a release (without representation or warranty) of the applicable Data Center from the Lien of the Mortgage relating to such Data Center (if applicable) (in which event the Asset Entities shall not be obligated to restore the applicable property pursuant to Section 7.06(b)). Any amount of Loss Proceeds remaining in the Priority Expense Reserve Sub-Account after the full and final payment and discharge of all Obligations shall be refunded to, or as directed by, the Asset Entities or otherwise paid in accordance with applicable law. If a Data Center is sold at foreclosure or if the Indenture Trustee acquires title to a Data Center, the Indenture Trustee shall have all of the right, title and interest of the applicable Asset Entity in and to any Loss Proceeds and unearned premiums on Insurance Policies relating to such Data Center.

(e)            In no event shall the Servicer direct the Indenture Trustee to make disbursements of Loss Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Co-Issuers, less a retainage equal to the greater of (x) the actual retainage required pursuant to the permitted contract, or (y) 10.0% of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by the Asset Entities from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until the Servicer is reasonably satisfied that the Restoration has been completed in accordance with the provisions of this Section 7.06 and that all approvals necessary for the re-occupancy and use of the Data Center have been obtained from all appropriate Governmental Authorities, and the Servicer receives final Lien waivers and such other evidence reasonably satisfactory to the Servicer that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

Section 7.07 Inspection; Investigation. Each Obligor shall permit any authorized representatives designated by the Indenture Trustee, the Backup Manager or the Servicer to visit and inspect during normal business hours its business, including its financial and accounting records, and to make copies and take extracts therefrom and to discuss its affairs, finances and business with its officers and independent public accountants (with such Obligor’s representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested; provided that same is conducted in such a manner as to not unreasonably interfere with such Obligor’s business and in compliance with site safety and security procedures. In addition, subject to the terms and conditions of the applicable Site Lease and in compliance with site safety and security procedures, such authorized representatives of the Indenture Trustee, the Backup Manager and the Servicer shall also have the right to conduct reasonable site investigations of the Data Centers with respect to environmental matters; provided, however, that no subsurface investigations or other investigations that would reasonably be deemed to be intrusive or destructive shall be conducted without the prior written consent of such Obligor, such consent not to be unreasonably withheld. Unless an Event of Default has occurred and is continuing, (x) the Indenture Trustee, the Backup Manager and Servicer shall provide advance written notice of at least three Business Days prior to visiting or inspecting any Data Center or any Obligor’s offices and (y) no more than one such visit shall be made to any Data Center or any Obligor’s offices in any calendar year.

Section 7.08 Compliance with Laws and Obligations. Each Obligor shall (A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any Governmental Authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which collectively could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) maintain all licenses and permits now held or hereafter acquired by any Obligor, the loss, suspension, or revocation of which, or failure to renew, in the aggregate could have a Material Adverse Effect and (C) perform, observe, comply with and fulfill all of its material obligations, covenants and conditions contained in any Contractual Obligation except to the extent the failure to so observe, comply or fulfill such could not reasonably be expected to have a Material Adverse Effect.

Section 7.09 Further Assurances. Each Obligor shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as necessary or as the Indenture Trustee, the Backup Manager and/or the Servicer at any time may reasonably request to evidence, preserve and/or protect the Assets and Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Indenture and the other Transaction Documents. The Obligors shall file or cause to be filed all documents (including, without limitation, all financing statements) required to be filed by the terms of this Indenture and any applicable Series Supplement in accordance with and within the time periods provided for in this Indenture and in each applicable Series Supplement. Upon receipt of any filed financing statements, mortgages, or other recordable instruments, the Co-Issuers, shall promptly provide copies of such filed instruments to the Servicer. The Obligors shall fully cooperate with all reasonable requests of the Servicer in its duty to obtain any appraisal with respect to any Data Center or Data Centers.

Section 7.10 Performance of Agreements and Customer Contracts. Each Asset Entity shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Transaction Documents to which it is a party, (ii) under all Material Agreements and all Customer Contracts and (iii) all other agreements entered into or assumed by such Person in connection with the Data Centers, and will not suffer or permit any material default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in clause (ii) or this clause (iii) of this Section 7.10 would not reasonably be expected to have a Material Adverse Effect.

Section 7.11 New Customer Contracts; Recorded Mortgages. Promptly after execution thereof, the Asset Entities shall deliver electronically to the Servicer executed copies of each Material Customer Contract entered into after the Initial Closing Date. Within 30 days of the receipt of any written request from the Servicer, the Asset Entities shall deliver electronically to the Servicer copies of Mortgages with respect to each Data Center (other than any Non-Mortgaged Data Center) with evidence of recording indicated thereon when returned from the applicable recording offices.

Section 7.12 Management Agreement.

(a)            Each Obligor shall (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of such Obligor to be performed and observed, (ii) promptly notify the Indenture Trustee, the Backup Manager and the Servicer of any material default under the Management Agreement of which it is aware, and (iii) prior to termination of the Manager in accordance with the terms of the Management Agreement, to renew the Management Agreement prior to each expiration date thereunder in accordance with its terms. If any Obligor shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of such Obligor to be performed or observed, then, without limiting the Indenture Trustee’s other rights or remedies under this Indenture or the other Transaction Documents, and without waiving or releasing such Obligor from any of its obligations hereunder or under the Management Agreement, the Indenture Trustee or the Servicer on its behalf, shall have the right, upon prior written notice to such Obligor, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of such Obligor to be performed or observed; provided, however, that neither the Indenture Trustee nor the Servicer will be under any obligation to pay such sums or perform such acts.

(b)            The Obligors shall not surrender, terminate, cancel, or modify (other than non-material changes) the Management Agreement, or enter into any other Management Agreement with any new Manager, other than an Acceptable Manager, or consent to the assignment by the Manager of its interest under the Management Agreement, other than to an Acceptable Manager. If at any time an Acceptable Manager shall become the Manager, the Obligors shall (i) cause such Acceptable Manager, prior to commencement of its duties as Manager, to enter into a subordination of management agreement in substantially the form delivered on the Initial Closing Date with the Obligors, and (ii) provide written notice thereof to the Rating Agencies.

(c)            The Indenture Trustee, the Backup Manager and the Servicer are each permitted to utilize and in good faith rely upon the advice of the Manager (or, with respect to the Servicer and at its own expense (except to the extent that a particular expense is expressly specified in this Indenture, as an Additional Issuer Expense) to utilize other agents or attorneys), in performing certain of its obligations under this Indenture and the other Transaction Documents, including, without limitation, Data Center management, operation, and maintenance; and confirmation of compliance by the Asset Entities with the provisions hereunder and under the other Transaction Documents and none of the Indenture Trustee, the Backup Manager or the Servicer shall have any liability with respect thereto.

Section 7.13 Maintenance of Office or Agency by Co-Issuers.

(a)            The Co-Issuers shall maintain an office, agency or address where Notes (or evidence of ownership of Uncertificated Notes) may be presented or surrendered for payment and where Notes may be surrendered for registration of transfer or exchange. The Co-Issuers will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office, agency or address; provided, however, that if the Co-Issuers do not furnish the Indenture Trustee with an address in Wilmington, Delaware where Notes may be presented or surrendered for payment, such presentations and surrenders may be made at the Corporate Trust Office, and the Co-Issuers hereby appoint the Indenture Trustee to receive all such presentations and surrenders. The Co-Issuers hereby appoint the Corporate Trust Office as its agency for such purposes.

(b)            The Co-Issuers may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 7.14 Deposits; Application of Deposits. The Obligors shall direct the Customers under the Customer Contracts to send directly to a Lock Box Account all payments of Receipts in accordance with the Cash Management Agreement. The Obligors will deposit all Receipts into, and otherwise comply with, the Lock Box Accounts. All such deposits to the Lock Box Accounts and the Collection Account will be allocated and applied pursuant to the terms of the Cash Management Agreement and this Indenture.

Section 7.15 Estoppel Certificates.

(a)            Within ten Business Days following a written request by the Indenture Trustee, the Backup Manager or the Servicer, the Co-Issuers shall provide to the Indenture Trustee, the Backup Manager and the Servicer a duly acknowledged written statement (upon which the Indenture Trustee, the Backup Manager and the Servicer may conclusively rely) confirming (i) the aggregate Class Principal Balances of all Classes of Outstanding Notes, (ii) the terms of payment and maturity date of the Notes, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Indenture, the Notes, the Mortgages and the other Transaction Documents are legal, valid and binding obligations of the Issuer, the Co-Issuer and each Asset Entity (as applicable) and have not been modified or amended except in accordance with the provisions thereof.

(b)            Within ten Business Days following a written request by the Co-Issuers, the Indenture Trustee shall provide to the Co-Issuers a duly acknowledged written statement setting forth the aggregate Class Principal Balances of all Classes of Outstanding Notes, the date to which interest has been paid, and whether the Indenture Trustee has provided the Co-Issuers, on behalf of itself and the Asset Entities, with written notice of any Event of Default. Compliance by the Indenture Trustee with the requirements of this Section shall be for informational purposes only and shall not be deemed to be a waiver of any rights or remedies of the Indenture Trustee hereunder or under any other Transaction Document.

Section 7.16 Indebtedness. The Co-Issuers shall not, and shall not permit the Asset Entities to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a)            The Obligations;

(b)            (i) Unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business (other than any retention payments); (ii) Indebtedness incurred in respect of Capital Lease Obligations and the financing of equipment and other personal property used at the Data Centers in the ordinary course of business; (iii) letters of credit (other than any Letters of Credit issued in connection with any Class of Variable Funding Notes) or bonds required by a vendor or regulatory agency to be posted by an Obligor in connection with the ownership, maintenance or operation of the Data Centers, (iv) Contingent Obligations constituting the guarantee of an obligation of another Obligor, and (v) reimbursement of Advances to the Manager; provided, however, that (a) each such trade payable referred to in subclause (i) above is paid not later than 90 days after the due date (unless such payment is being contested in good faith) and (b) the aggregate amount of such trade payables, Indebtedness incurred in respect of Capital Lease Obligations (other than with respect to Site Leases that are Capital Leases) and in respect of the financing of equipment and personal property, obligations under letters of credit or bonds and reimbursement obligations to the Manager referred to in subclauses (i), (ii), (iii) and (v) above outstanding does not, at any time, exceed an amount equal to 5.0% of the aggregate Initial Class Principal Balances of all Classes of then-Outstanding Notes in the aggregate for all the Asset Entities; and

In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein or any proceeds of any of the foregoing, except for equipment leases with respect to Assets of any Data Center that require the pledge of such equipment.

Section 7.17 No Liens. Neither the Co-Issuers nor the Asset Entities shall create, incur, assume or permit to exist any Lien on or with respect to its interests in any Data Centers or any other Collateral except Permitted Encumbrances.

Section 7.18 Contingent Obligations. Other than Permitted Indebtedness, none of the Co-Issuers or any of the Asset Entities shall create or become or be liable with respect to any material Contingent Obligation.

Section 7.19 Restriction on Fundamental Changes. Except as otherwise expressly permitted in this Indenture, none of the Co-Issuers or any of the Asset Entities shall (i) amend, modify or waive any term or provision of their respective partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement or other organizational documents so as to violate or permit the violation of the limited purpose entity provisions set forth in Article VIII, unless required by law; (ii) adopt, file or effect a Division; or (iii) liquidate, wind-up or dissolve; provided that nothing contained in this Section 7.19 shall restrict the merger or consolidation of one Asset Entity into another so long as the surviving entity is an Asset Entity.

Section 7.20 Involuntary Obligor Bankruptcy. An Obligor shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any other Obligor. As used in this Indenture, an “Involuntary Obligor Bankruptcy” shall mean any involuntary case under the Bankruptcy Code, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Obligor is a debtor or any portion of the Assets is property of the estate therein. An Obligor shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Obligor Bankruptcy. In any Involuntary Obligor Bankruptcy, the other Obligors shall not, without the prior written consent of the Indenture Trustee and the Servicer, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and such Obligors shall not file or support any plan of reorganization. In any Involuntary Obligor Bankruptcy the other Obligors shall do all things reasonably requested by the Indenture Trustee and the Servicer to assist the Indenture Trustee and the Servicer in obtaining such relief as the Indenture Trustee and the Servicer shall seek, and shall in all events vote as directed by the Indenture Trustee. Without limitation of the foregoing, each such Obligor shall do all things reasonably requested by the Indenture Trustee to support any motion for relief from stay or plan of reorganization proposed or supported by the Indenture Trustee.

Section 7.21 [Reserved].

Section 7.22 Money for Payments to be Held in Trust.

(a)            The Paying Agent is hereby authorized to pay the principal of and interest on any Notes (as well as any other Obligation hereunder and under any other Transaction Document) on behalf of the Co-Issuers and shall have an office or agency in Wilmington, Delaware where Notes may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to the Notes and any other Obligations due hereunder and under any other Transaction Document may be served. The Co-Issuers hereby appoint the Indenture Trustee as the initial Paying Agent for amounts due on the Notes of each Series and the other Obligations.

(b)            On each Payment Date (or such other dates as may be required or permitted hereunder) the Paying Agent shall cause all payments of amounts due and payable with respect to any Notes and other Obligations that are to be made from amounts withdrawn from the Collection Account or any Sub-Account to be made on behalf of the Co-Issuers, and no amounts so withdrawn from the Collection Account or any such Sub-Account for payments of the Notes and other Obligations shall be paid over to the Co-Issuers. All such payments shall be made based on information set forth in the Monthly Report.

(c)            Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers on an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment shall at the expense and direction of the Co-Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Co-Issuers. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Co-Issuers, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 7.23 Site Leases.

(a)            Site Leases. The Obligors have delivered to the Indenture Trustee true and complete electronic copies (in all material respects) of all Site Leases as in effect on the Initial Closing Date; provided, however, the Indenture Trustee shall have no obligation to review any such Site Leases. The Site Leases (and/or any amendments, modifications or supplement thereto) most recently delivered electronically to the Indenture Trustee remain complete in all material respects.

(b)            Modification. Except as provided in this Section 7.23, the Asset Entities shall not (x) modify or amend any Site Lease if such modification or amendment would result in a material reduction of the DSCR or would reduce the remaining term of such Site Lease, or (y) terminate or surrender any Site Lease, in each case without the prior written consent of the Servicer, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted or purported modification or amendment or termination or surrender of any Site Lease without the Servicer’s prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing to the contrary, the Asset Entities shall be permitted, without the Servicer’s consent, to:

(i)            (A) extend the term of a Site Lease or add a renewal term or option period to a Site Lease, in each case on terms and conditions in accordance with prudent business practices or (B) convert any Leased Data Center to a Data Center owned in fee subject to Section 7.23(h); and

(ii)            provided no Event of Default shall have occurred and is then continuing (unless the same shall cure such Event of Default), increase, decrease or reconfigure the area of real property covered by a Site Lease, and in connection therewith amend and restate the existing Site Lease or replace the existing Site Lease (either, an “Amended Site Lease”), to include such additional real property or reflect such decrease or reconfiguration; provided that such Amended Site Lease is on commercially reasonable substantive and economic terms (taking into consideration the additional, reduced or reconfigured real property covered by the Amended Site Lease) with no material reduction in the economic value of the applicable Data Center, and subject to the following conditions:

(A)            if additional real property is being added to the Site Lease, on or prior to execution and delivery of the Amended Site Lease, the Asset Entities shall have delivered electronically to the Indenture Trustee and provided the Servicer, the Manager and the Backup Manager with electronic access to the most recent Phase I environmental report obtained by the Asset Entities or any Affiliate thereof on such real property, together with a Phase II Environmental Assessment report (if such Phase I environmental report reveals any condition that in the Manager’s reasonable judgment warrants such a report) which concludes that such real property does not contain any Hazardous Materials in material violation of applicable Environmental Laws;

(B)            unless such Data Center is a Non-Mortgaged Data Center, within 120 days of the execution and delivery of the Amended Site Lease, (x) the Indenture Trustee shall have received an endorsement to (or replacement of) the existing Title Policy covering such Data Center insuring the Lien of the amended Mortgage in an amount equal to 100% of the Allocated Note Amount with respect to such Data Center dated as of the date of the Amended Site Lease and (y) the Title Company issuing such Title Policy shall have received an amended Mortgage encumbering the property included under the Amended Site Lease to be submitted for recording in the appropriate office of real property records and, unless such data center is subject to a space lease, a Survey with respect to such Data Center (unless the general survey exception in the Title Policy for such Data Center is eliminated without a Survey with respect thereto); and

(C)            the Issuer or the Co-Issuer, as applicable, shall pay or reimburse the Indenture Trustee and the Servicer for all reasonable costs and expenses incurred by the Indenture Trustee and the Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with such Amended Site Lease, and all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith.

(c)            Performance of Site Leases. The Asset Entities shall fully perform as and when due each and all of their obligations under each Site Lease in accordance with the terms of such Site Lease, and shall not cause or suffer to occur any material breach or default in any of such obligations. The Asset Entities shall (i) exercise any option to renew or extend any Site Lease and (ii) renew a Site Lease that expires by its terms to the extent a commercially reasonable extension option is available; provided, however that, the Asset Entities may elect not to exercise such option to renew or extend such Site Lease if, after giving pro forma effect to the termination of such Site Lease (and the reduction in Annualized Revenue as a result of the termination of any associated Customer Contracts that are not able to be relocated to another Data Center), (i) the three-month average DSCR as of the last day of the immediately preceding calendar month is greater than or equal to 1.85:1.0 and (ii) the Class A LTV Ratio is not greater than 65.0%. If any Asset Entity fails to renew a Site Lease which is required to be renewed pursuant to this Section 7.23(c), each of the Indenture Trustee and the Servicer shall have the right, but the Indenture Trustee shall have no obligation, to renew such Site Lease on behalf of such Asset Entity. For the avoidance of doubt, the Asset Entities shall have no obligation to renew a Site Lease that expires by its terms if the Site Lease does not provide to the applicable Asset Entity a commercially reasonable extension option.

(d)            Notice of Default. If an Obligor shall receive any written notice that any default under a Site Lease has occurred, the effect of which, in such Obligor’s reasonable opinion, is likely to result in the termination of such Site Lease (a “Site Lease Default”), then the Co-Issuers shall, within three Business Days of receipt of such notice, notify the Indenture Trustee, the Servicer, the Backup Manager and the Manager in writing of the same and deliver to the Indenture Trustee, the Backup Manager and the Servicer a true and complete copy of such notice. Further, the Co-Issuers shall provide such documents and information as the Indenture Trustee, the Backup Manager and the Servicer shall reasonably request concerning any Site Lease Default.

(e)            Servicer’s Right to Cure. If any Site Lease Default shall occur and be continuing, and notice has been given pursuant to Section 7.23(d), or if any Site Lessor asserts in writing to an Asset Entity or the Servicer that a Site Lease Default has occurred (whether or not the Asset Entities question or deny such assertion), then, subject to (i) the terms and conditions of the applicable Site Lease, and (ii) the Asset Entities’ right to terminate or assign the applicable Site Lease in accordance with Section 7.23(b), the Servicer, upon five Business Days’ prior written notice to the Co-Issuers, unless the Servicer reasonably determines that a shorter period (or no period) of notice is necessary to protect the Indenture Trustee’s interest in the applicable Site Lease, may (but shall not be obligated to) take any action that the Servicer deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable Asset Entity’s obligations under the applicable Site Lease, (ii) curing or attempting to cure any actual or purported Site Lease Default under the applicable Site Lease, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Data Center for any or all of such purposes. Upon the Indenture Trustee’s, the Backup Manager’s or the Servicer’s written request, the applicable Asset Entity shall submit satisfactory evidence of payment or performance of any of its obligations under the applicable Site Lease. The Servicer may pay and expend such sums of money as the Servicer in its sole discretion deems necessary or desirable for any such purpose, and the Co-Issuers shall pay to the Servicer within five Business Days of the written demand of the Servicer all such sums so paid or expended by the Servicer.

(f)            Legal Action. The Obligors shall not commence any action or proceeding against any Site Lessor or affecting or potentially affecting any Site Lease or the Asset Entities’ or the Indenture Trustee’s interest therein, the effect of which could, in the Obligors’ reasonable opinion, be reasonably likely to result in an event of default under, or the termination of, any such Site Lease, without the prior written consent of the Servicer, which consent shall not be unreasonably withheld, conditioned or delayed. The Co-Issuers shall notify the Indenture Trustee, the Backup Manager and the Servicer immediately if any action or proceeding shall be commenced between any Site Lessor and any Asset Entity, or affecting or potentially affecting any Site Lease or any Asset Entity’s or the Indenture Trustee’s interest therein (including, without limitation, any case commenced by or against any Site Lessor under the Bankruptcy Code). The Servicer shall have the option, exercisable upon notice from the Servicer to the Co-Issuers, to participate in any action or proceeding of which it is notified in compliance with this Section 7.23(f) with counsel of the Servicer’s choice. Each Obligor shall cooperate with the Servicer, comply with the reasonable instructions of the Servicer, execute any and all powers, authorizations, consents or other documents reasonably required by the Servicer in connection therewith, and shall not settle any such action or proceeding which could, in such Obligor’s reasonable opinion, be reasonably likely to result in a Material Adverse Effect without the prior written consent of the Servicer, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)            Bankruptcy.

(i)            If any Site Lessor shall reject any Site Lease under or pursuant to Section 365 of the Bankruptcy Code, without the Servicer’s prior written consent, the applicable Asset Entity shall not elect to treat the Site Lease as terminated but shall elect to remain in possession of the applicable Leased Data Center and the leasehold estate under such Site Lease. The Lien of the Indenture (with respect to such Data Center) and the Mortgage (with respect to any Data Center that is not a Non-Mortgaged Data Center) covering any such Data Center does and shall encumber and attach to all of the Asset Entity’s rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including without limitation, all of such Asset Entity’s rights to remain in possession of such Data Center and the leasehold estate.

(ii)            Each Asset Entity acknowledges and agrees that in any case commenced by or against such Asset Entity under the Bankruptcy Code, the Indenture Trustee by reason of the Liens and rights granted under the Indenture (with respect to such Data Center) and Mortgage (with respect to any Data Center that is not a Non-Mortgaged Data Center) covering a Data Center that is a Leased Data Center shall have a substantial and material interest in the treatment and preservation of such Asset Entity’s rights and obligations under the related Site Lease, and that such Asset Entity shall, in any such bankruptcy case, provide to the Indenture Trustee immediate and continuous reasonably adequate protection of such interests. Each Asset Entity and the Indenture Trustee agree that such adequate protection shall include but shall not necessarily be limited to the following:

(A)            The Indenture Trustee shall be deemed a party to the Site Lease (but shall not have any obligations thereunder) for purposes of Section 365 of the Bankruptcy Code, and shall, provided that, prior to an Event of Default, no such action by the Indenture Trustee would adversely and materially affect the Asset Entity’s ability to prosecute, or defend, any such claims asserted therein, have standing to appear and act as a party in interest in relation to any matter arising out of or related to the Site Lease or Leased Data Center.

(B)             Such Asset Entity shall serve the Indenture Trustee, the Backup Manager and the Servicer with copies of all notices, pleadings and other documents relating to or affecting the Site Lease or the applicable Leased Data Center. Such Asset Entity (i) will contemporaneously serve on the Indenture Trustee, the Backup Manager and Servicer any notice, pleading or document served by such Asset Entity on any other party in the bankruptcy case, and (ii) any notice, pleading or document served upon or received by such Asset Entity from any other party in the bankruptcy case to be served by such Asset Entity on the Indenture Trustee, the Backup Manager and the Servicer promptly upon receipt by such Asset Entity.

(C)             Upon written request of the Indenture Trustee (acting at the direction of Noteholders entitled to a majority of the Voting Rights) or the Servicer, such Asset Entity shall assume the Site Lease, and shall take such steps as are necessary to preserve such Asset Entity’s right to assume the Site Lease, including without limitation using commercially reasonable efforts to obtain extensions of time to assume or reject the Site Lease under Section 365(d) of the Bankruptcy Code to the extent it is applicable.

(iii)             If an Asset Entity or the applicable Site Lessor seeks to reject any Site Lease or have the Site Lease deemed rejected, then prior to the hearing on such rejection such Asset Entity shall give the Indenture Trustee and the Servicer, subject to applicable law, no less than 20 days’ notice and opportunity to elect in lieu of rejection to have the Site Lease assumed and assigned to a nominee of the Indenture Trustee. If the Indenture Trustee shall (which shall be at the Servicer’s direction) so elect to assume and assign the Site Lease, such Asset Entity shall, subject to applicable law, continue any request to reject the Site Lease until after the motion to assume and assign has been heard. If the Indenture Trustee shall not elect (which shall be at the Servicer’s direction) to assume and assign the Site Lease, then the Indenture Trustee may, subject to applicable law, obtain in connection with the rejection of the Site Lease a determination that the applicable Site Lessor, at the Indenture Trustee’s option (which shall be at the Servicer’s direction), shall (1) agree to terminate the Site Lease and enter into a new lease with the Indenture Trustee on the same terms and conditions as the Site Lease, for the remaining term of the Site Lease, or (2) treat the Site Lease as breached and provide the Indenture Trustee with the rights to cure defaults under the Site Lease and to assume the rights and benefits of the Site Lease.

Each Asset Entity agrees to join with and support any request by the Indenture Trustee to grant and approve the foregoing as necessary for adequate protection of the Indenture Trustee’s interests. Notwithstanding the foregoing, the Indenture Trustee may seek additional terms and conditions, including such economic and monetary protections as it or the Servicer deems reasonably appropriate to adequately protect its interests, and any request for such additional terms or conditions shall not delay or limit the Indenture Trustee’s right to receive the specific elements of adequate protection set forth herein.

Each Asset Entity hereby appoints the Indenture Trustee as its attorney in fact to act on behalf of such Asset Entity in connection with all matters relating to or arising out of the assumption or rejection of any Site Lease, in which the other party to the lease is a debtor in a case under the Bankruptcy Code. This grant of power of attorney is present, unconditional, irrevocable, durable and coupled with an interest.

(h)            Conversion. Notwithstanding anything herein to the contrary, the Issuer, through the Asset Entities or any Additional Asset Entity shall have right to acquire (whether through an asset purchase, equity purchase or assignment of contracts) an interest in any Leased Data Center that is superior to such Asset Entity’s interest in such data center as of the Closing Date or convert such Leased Data Center to a Data Center owned in fee (a “Conversion”), subject to satisfaction of the following conditions:

(i)            such Asset Entity shall have completed architectural, structural and other due diligence at such Data Center (consistent with the Manager’s existing standards and practices) with no material adverse findings and the Data Center is otherwise free of all material structural, architectural or title defects and is free of material deferred maintenance;

(ii)             unless such Data Center is a Non-Mortgaged Data Center, such Asset Entity shall deliver a Mortgage (or an amendment to or assignment of the Mortgage encumbering the applicable Site Lease) if requested by the Servicer to reflect the Conversion;

(iii)            the Indenture Trustee and the Servicer shall have received an Opinion of Counsel (consistent with the legal opinion with respect to the same subject matter delivered on the most recent Closing Date) with respect to the enforceability of the related Mortgage (or modification thereof) and, if such Additional Data Center is owned by an Additional Asset Entity to be contributed to the Issuer or the Co-Issuer in connection with the Conversion, the Indenture Trustee and the Servicer shall have received such other Opinions of Counsel (consistent with the legal opinions with respect to the same subject matter delivered on the most recent Closing Date) as may be reasonably requested by the Servicer;

(iv)            the implementation of the Conversion does not result in the violation of any Customer Contract that gives rise to any termination, cancellation or abatement right under any Customer Contract or other material agreement affecting or relating to the use and/or operation of such Data Center that could reasonably be expected to result in a Material Adverse Effect;

(v)             the Obligors have delivered to the Indenture Trustee, the Manager, the Backup Manager and the Servicer a Phase I environmental report on each such Data Center that does not identify any Recognized Environmental Conditions that would reasonably be expected to cause a Material Adverse Effect, and if such Phase I environmental site assessment report reveals any condition that in the Manager’s reasonable judgment so warrants, a Phase II environmental site assessment report, and such report concludes that such Data Center does not contain any Hazardous Materials in material violation of applicable Environmental Law for which (x) no remediation plan is in effect or being implemented or (y) the applicable Asset Entity is appropriately indemnified;

(vi)            at least ten (10) Business Days (or such lesser period as is approved by the applicable Rating Agency) prior to the date of such Conversion, the Co-Issuers shall have provided notice to each Rating Agency then rating the Notes; and

(vii)        the Issuer shall have delivered an Officer’s Certificate of the Issuer to the Servicer and the Indenture Trustee confirming compliance with the requirements of this Section 7.23(h).

Section 7.24 Rule 144A Information. So long as any of the Notes are Outstanding, and the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, the Co-Issuers shall promptly furnish at their expense to such Holder, and the prospective purchasers designated by such Holder, Rule 144A Information in order to permit compliance with Rule 144A under the Securities Act in connection with the resale of such Notes by such Holder.

Section 7.25 Maintenance of Books and Records. The Obligors shall maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and shall keep and maintain at all times all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable law.

Section 7.26 Continuation of Ratings. To the extent permitted by applicable laws, rules or regulations, the Obligors shall (i) provide the Rating Agencies with information, to the extent reasonably obtainable by the Obligors, and take all reasonable action necessary to enable the Rating Agencies to monitor their respective credit ratings of the Notes, and (ii) pay such ongoing fees of the Rating Agencies as they may reasonably request to monitor their respective ratings of the Notes.

Section 7.27 The Indenture Trustee, the Backup Manager and Servicer’s Expenses. The Co-Issuers shall pay, on written demand by the Indenture Trustee, the Backup Manager or the Servicer, out of the funds available therefor pursuant to Section 5.01(a), all reasonable out-of-pocket expenses, charges, costs, fees (including reasonable attorneys’ fees and expenses) and indemnities in connection with the negotiation, documentation, closing, administration, servicing, enforcement, interpretation, and collection of the Notes and the Transaction Documents, and in the preservation and protection of the Indenture Trustee’s rights hereunder and thereunder. Without limitation the Co-Issuers shall pay, out of the funds available therefor pursuant to Section 5.01(a), all costs and expenses, including reasonable attorneys’ fees, incurred by the Indenture Trustee, the Backup Manager and the Servicer in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same) involving the Obligors, the Manager or the Guarantors.

Section 7.28 Environmental Remediation. Each Asset Entity (or the Manager on its behalf) agrees to promptly commence after written demand by the Indenture Trustee (acting at the written direction of the Controlling Class Representative) and reasonably diligently prosecute to completion any Remedial Work of any kind required by it under applicable Environmental Laws.

Section 7.29 Amendments to Customer Contracts; Site Leases. No Asset Entity shall consent to any amendment, modification or supplement to any Customer Contracts or Site Lease to which it is a party other than in accordance with Section 7.23 and Section 3 or Section 5 of the Management Agreement.

Section 7.30 Asset Entities’ Option to Dispose of Data Centers and Non-Core Data Center Assets.

(a)            Other than (x) the sale, assignment, transfer or other disposition during the Disposition Period as set forth in the Management Agreement or (y) otherwise, as expressly permitted in this Section 7.30, the Asset Entities may not Dispose of any Data Centers so long as any Notes are Outstanding.

(b)            The Asset Entities may sell, assign, transfer or otherwise dispose of one or more Data Centers (including through (x) the sale, assignment, transfer or other disposition of an Asset Entity by the Co-Issuers or (y) the sale, assignment, transfer or termination of the Site Lease with respect to a Leased Data Center), the related Customer Contracts and the other assets related to such Data Centers (collectively, the “Data Center Assets”) at any time so long as notice is provided to each Rating Agency then rating the Notes and the following conditions are satisfied: (i) the Release Conditions are satisfied, (ii) the Manager and the Indenture Trustee have been paid all outstanding Advances, including Advance Interest thereon, and the Servicer, the Backup Manager and the Indenture Trustee have been paid all unpaid Additional Issuer Expenses and all unpaid fees and expenses to the extent then due and payable to the Servicer, the Backup Manager and the Indenture Trustee, as applicable, under the Transaction Documents (in each case only to the extent sufficient funds for payment in full of such amounts have not been deposited in the Collection Account for distribution on the applicable Payment Date) and (iii) the Co-Issuers prepay the Notes in an amount equal to the Disposition Price for the Data Center (or Data Centers), together with any applicable Prepayment Consideration, which amount shall be allocated to the Class of Notes with the highest alphabetical designation until such Class has been paid in full (and amounts so allocated to the Class A Notes will be further allocated among the numerical Tranches of Class A Notes in accordance with the Applicable Class A Payment Priority) and any remaining amount will be allocated to the remaining outstanding Notes, in direct order of alphabetical designation until all such Notes have been paid in full.

(c)            In addition to the circumstances described in Section 7.30(b), the Asset Entities may also dispose of Data Center Assets and the Co-Issuers will have the option to dispose of one or more Asset Entities that own or lease Data Center Assets, in each case, to one or more persons (including affiliates of the Asset Entities) in connection with the payment in full of the outstanding principal amount of a Series of Notes; provided that if any Series of Notes remains Outstanding following such payment in full, the following conditions are satisfied: (i) the Release Conditions are satisfied, (ii) after giving effect to the applicable disposition and prepayment, the pro forma DSCR is greater than or equal to 1.85:1.0; (iii) notice is provided to each Rating Agency then rating the Notes and (iv) the Manager and the Indenture Trustee have been paid all outstanding Advances, including Advance Interest thereon, and the Servicer, the Backup Manager and the Indenture Trustee have been paid all unpaid Additional Issuer Expenses and all unpaid fees and expenses to the extent then due and payable to the Servicer, the Backup Manager, the Manager and the Indenture Trustee, as applicable, under the Transaction Documents (in each case only to the extent sufficient funds for payment in full of such amounts have not been deposited in the Collection Account for distribution on the applicable Payment Date).

(d)            Notwithstanding the foregoing, the Asset Entities may also dispose of or otherwise transfer Non-Core Data Center Assets, so long as such disposition or transfer does not reduce the Annualized Operating Income with respect to the associated Data Center; provided that such Asset Entity shall have provided written notice to the Backup Manager and the Servicer of any such transfer within five Business Days of such transfer. Any net proceeds received in connection with the disposition or transfer of Non-Core Data Center Assets shall be deposited into the applicable Collection Account and applied as Available Funds.

(e)            Notwithstanding any of the foregoing or in any other Transaction Document to the contrary, (x) an Asset Entity may at any time sell, assign or otherwise transfer any Data Center Assets to any other Asset Entity without restriction and (y) any Obligor may at any time transfer any Asset Entity Interests to any other Obligor without restriction.

Section 7.31 Limitation on Certain Issuances and Transfers. The Co-Issuers shall not issue any Series of Tax Restricted Notes, permit the issuance or transfer of any limited liability company interests of the Issuer or the Co-Issuer or permit the issuance or transfer of any other beneficial interest in the Issuer or the Co-Issuer that may be treated as equity of the Issuer or the Co-Issuer for U.S. federal income tax purposes if after giving effect thereto the sum of (a) the aggregate maximum number of Holders and Beneficial Owners for all Series and Classes of Tax Restricted Notes (including any Tax Restricted Notes to be issued), (b) the number of beneficial holders of limited liability company interests of the Issuer or the Co-Issuer and (c) the number of beneficial holders of other interests that may be treated as equity of the Issuer or the Co-Issuer for U.S. federal income tax purposes, would exceed 90. Any transfer made by a Beneficial Owner or beneficial holder or any Co-Issuer in violation of the foregoing sentence shall be void ab initio. For the avoidance of doubt, nothing in this Indenture shall prohibit or restrict the sale, transfer, assignment or other disposition of all or any part of, or the issuance of, any limited liability company or other interest in the member of any Guarantor or in any Person which directly or indirectly owns any limited liability company or other interest in the member of any Guarantor. For purposes of this Section 7.31, the number of Persons considered beneficial holders of interests in the Issuer or the Co-Issuer that may be treated as equity interests in the Issuer or the Co-Issuer for U.S. federal income tax purposes shall be the number of Persons that would be considered partners in such Co-Issuer with respect to such interests under the principles of Treasury regulations section 1.7704-1(h) if such interests in such Co-Issuer were treated as equity of such Co-Issuer.

ARTICLE VIII

SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
WARRANTIES AND COVENANTS

Section 8.01 Applicable to the Co-Issuers and the Asset Entities. Each of the Co-Issuers hereby represents, warrants and covenants as of the Initial Closing Date that since its formation and at all times thereafter until such time as all Obligations are paid in full, each Closing Date Asset Entity hereby represents, warrants and covenants as of the Initial Closing Date that since its formation and at all times thereafter until such time as all Obligations are paid in full, and each Additional Asset Entity hereby represents, warrants and covenants as of the date on which such Additional Asset Entity first becomes a party to this Transaction Documents that since its formation and at all times thereafter until such time as all Obligations are paid in full:

(a)            Except for properties, or interests therein, which such Obligor has sold or assigned and for which such Obligor has no continuing obligations or liabilities other than Permitted Indebtedness, it has not owned, and does not own and will not own, any assets other than (i) the Data Centers, related Customer Contracts and other assets related to the Data Centers (including incidental personal property necessary for the operation thereof and proceeds therefrom) and, prior to the date such Obligor first became a party to the Transaction Documents, similar data centers, the customer contracts relating thereto and the other assets related to those data centers, or (ii) direct or indirect ownership interests in the Asset Entities or such incidental assets as are necessary to enable it to discharge its obligations with respect to the Asset Entities (the “Asset Entity Interests”);

(b)            it has not and is not engaged, and will not engage, in any business, directly or indirectly, other than (i) in the case of an Asset Entity, the ownership, management and operation of the Data Centers and, prior to the date such Obligor first became a party to the Transaction Documents, similar data centers or (ii) the acquisition and ownership of the Asset Entity Interests;

(c)            it is not party to as of the date such Obligor first became a party to the Transaction Documents, and will not enter, into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Obligor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Affiliate (it being understood that (i) the Management Agreement and the other Transaction Documents and (ii) management agreements and related agreements entered into with the Manager and the other Obligors in connection with other similar financing transactions, which financing transaction is terminated on or prior to the Initial Closing Date, comply with this covenant);

(d)            it has not incurred any Indebtedness that remained outstanding as of the date such Obligor first became a party to the Transaction Documents and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Permitted Indebtedness;

(e)            it has not made any loans or advances to any Person (other than among the Obligors) that remained outstanding as of the date such Obligor first became a party to the Transaction Documents and will not make any loan or advance to any Person (including any of its Affiliates) other than another Obligor, and has not acquired, and will not acquire, obligations or securities of any of its Affiliates other than the other Obligors;

(f)            it is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind solely from its own separate assets as the same shall become due;

(g)            it has done or caused to be done, and will do, all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary or principal, amend, modify or otherwise change its partnership agreement, trust agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner with respect to the matters set forth in this Article VIII except as otherwise permitted under such organizational documents;

(h)            it has continuously maintained, and shall continuously maintain, its existence and be qualified to do business in all states necessary to carry on its business, specifically including in the case of an Asset Entity, the states where its Data Centers are located;

(i)            it has conducted and operated, and will conduct and operate, its business as presently contemplated with respect to the ownership of the Data Centers, or the Asset Entity Interests, as applicable;

(j)            it has maintained, and will maintain, books and records and bank accounts (other than bank accounts established hereunder, established by the Manager pursuant to the Management Agreement or, prior to the date such Obligor first became a party to the Transaction Documents, bank accounts established in connection with other similar financing transactions, which financing transaction is terminated on or prior to the Initial Closing Date) separate from those of its partners, members, shareholders, trustees, beneficiaries, principals or Affiliates or any other Person (other than the other Obligors) and it will maintain its Financial Statements separate from those of its Affiliates; provided, that it and its assets may be included in consolidated Financial Statements of its Affiliates if (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of the Obligors from such Affiliates and to indicate that the Obligors’ assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) the assets of each Obligor shall also be listed on such Obligor’s own separate balance sheet;

(k)            except as contemplated herein and by the Management Agreement and management agreements entered into with the Manager and the other Obligors in connection with other similar financing transactions, it has at all times held, and will continue to hold, itself out to the public as a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals or Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person (other than the other Obligors) and will correct any known misunderstandings regarding its existence as a separate legal entity;

(l)            it has had and will have a sufficient number of employees (if any) in light of its contemplated business operations and has and shall pay the salaries of its own employees, if any, solely from its own funds;

(m)          it has allocated, and will continue to allocate, fairly and reasonably any overhead for shared expenses with Affiliates (including, without limitation, any shared office space or other services and the services performed by any employee of an Affiliate, including as a director or officer);

(n)            it has and will use stationery, invoices and checks bearing its own name (including any trade name) separate from those of any Affiliate (it being understood that the Guarantors and the Obligors are expressly permitted to use common stationery, invoices and checks among the Guarantors and the Obligors);

(o)           it has filed, and will continue to file, its own tax returns separate from those of any other Person except to the extent that such Obligor is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law;

(p)            it reasonably expects to maintain adequate capital for its obligations in light of its contemplated business operations; provided however, that the foregoing shall not require its respective Member to make additional capital contributions;

(q)            it has not sought, acquiesced in, or suffered or permitted, and will not seek, acquiesce in, or suffer or permit, its liquidation, dissolution or winding up, in whole or in part;

(r)            except as otherwise permitted hereunder, it will not enter into any transaction of merger or consolidation, sell all or substantially all of its assets, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

(s)            it has not commingled or permitted to be commingled, and will not commingle or permit to be commingled, its funds or other assets with those of any other Person (other than, with respect to the Obligors, each other Obligor, or any such funds as may be held by the Manager, as agent, for each Asset Entity pursuant to the terms of the Management Agreement or any management agreement entered into with the Manager and the other Obligors in connection with a similar financing transaction);

(t)            it has maintained, and will maintain, its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(u)            it has not held itself out to be responsible for the debts or obligations of any other Person that remain outstanding and will not hold itself out to be responsible for the debts or obligations (other than the Obligations) of any other Person (other than another Obligor);

(v)            it has not guaranteed or otherwise become liable in connection with any obligation of any other Person (other than the other Obligors) that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person (other than the other Obligors);

(w)          it has not pledged its assets to secure obligations of any other Person (other than the other Obligors) that remains outstanding, and will not pledge its assets to secure obligations of any other Person (other than the other Obligors);

(x)            it has not held, and, except for funds deposited into the Accounts in accordance with the Transaction Documents, shall not hold, title to its assets other than in its name (including any trade name);

(y)            it has conducted, and will continue to conduct, its business solely in its own name (including any trade name);

(z)            it has observed, and will continue to observe, all corporate, limited partnership or limited liability company, as applicable, formalities; and

(aa) since the date such Obligor first became a party to the Transaction Documents, it has not formed, acquired or held any subsidiary (other than another Obligor) and will not form, acquire or hold any subsidiary (other than another Obligor).

Section 8.02 Applicable to the Co-Issuers. In addition to its obligations under Section 8.01, and without limiting the provisions of Section 7.20, each of the Co-Issuers hereby represent, warrant and covenant as of the Initial Closing Date and until such time as all Obligations are paid in full:

(a)            The Co-Issuers shall not, and the Co-Issuers shall not in their capacity as the sole member of any Asset Entity, permit such Asset Entity to, without the prior unanimous written consent of the board of directors of the Co-Issuers, including the independent directors of such board, institute proceedings for any of themselves to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against themselves; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for themselves or a substantial part of their property; make or consent to any assignment for the benefit of creditors; or admit in writing their inability to pay their debts generally as they become due;

(b)            Each of the Issuer and the Co-Issuer has and at all times shall maintain at least two independent directors on its board of directors, who shall be selected by its respective Member.

ARTICLE IX

SATISFACTION AND DISCHARGE

Section 9.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any Notes of a particular Series (or de-registration and/or registration of Uncertificated Notes) except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or wrongfully taken Notes of a particular Series, (iii) rights of Noteholders of a particular Series to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 11.03 and the obligations of the Indenture Trustee under Section 9.02), and (v) the rights of Noteholders of a particular Series as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments, to be prepared by the Co-Issuers or their counsel, acknowledging satisfaction and discharge of this Indenture with respect to the Notes of a particular Series, when:

(a)            either of

(i)            all Notes of a particular Series theretofore authenticated and delivered (or with respect to Uncertificated Notes, registered) (other than (i) Notes of a particular Series that have been mutilated, destroyed, lost or wrongfully taken and that have been replaced or paid as provided in Section 2.04 and (ii) Notes of a particular Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from such trust, as provided in Section 7.22) have been delivered to the Indenture Trustee for cancellation; or

(ii)            all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Co-Issuers have irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit;

(b)            each of the Obligors has paid or caused to be paid all Obligations and other sums due and payable hereunder by the Obligors; and

(c)            the Co-Issuers have delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 15.01 and, subject to Section 15.02, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture with respect to such Series have been satisfied.

Section 9.02 Application of Trust Money. With respect to such Series, all monies deposited with the Indenture Trustee pursuant to Section 9.01 shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Notes of such Series and this Indenture, to the payment through the Paying Agent to the Holders of the particular Notes of such Series for the payment of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for the aggregate Note Principal Balance of such Notes and interest but such monies need not be segregated from other funds except to the extent required in this Indenture or required by law.

Section 9.03 Repayment of Monies Held by Paying Agent. With respect to each Series, in connection with the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Co-Issuers, be paid to the Indenture Trustee to be held and applied according to Section 7.22 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. Subject to the standard of care set forth in Section 11.02(a), which standard may require the Indenture Trustee to act, any rights or remedies granted to the Indenture Trustee under this Article X or elsewhere in this Indenture and the other Transaction Documents, upon the occurrence of an Event of Default, are hereby expressly delegated to and assumed by the Servicer, who shall act on behalf of the Indenture Trustee with respect to all enforcement matters relating to any such Event of Default, including, without limitation, the right to institute and prosecute any Proceeding on behalf of the Indenture Trustee and the Noteholders and direct the application of monies held by the Indenture Trustee (to the extent the Indenture Trustee has the discretion hereunder to apply such monies as it deems necessary or appropriate); provided, however, that such delegation of authority shall not apply to any matters relating to the Controlling Class Representative set forth in Section 10.05. “Event of Default”, wherever used in this Indenture or in any Series Supplement shall mean the occurrence or existence of any one or more of the following:

(a)            Interest. Failure of the Co-Issuers to make any payment of interest on the Notes when due on any Payment Date and such failure continues for two Business Days (provided that the failure of the Co-Issuers to pay Accrued Note Interest on Notes (other than Class A Notes) on any Payment Date on which any Class A Notes are Outstanding or to pay Accrued Note Interest on Notes (other than Class A Notes or Class B Notes) on any Payment Date on which any Class A Notes or Class B Notes are Outstanding is not an Event of Default);

(b)            Principal. Failure of the Co-Issuers to make any payment of principal of the Notes when due on any Payment Date (provided that the failure of the Co-Issuers to pay any optional payments of principal on the Outstanding principal amount on the Class A-1 Notes in accordance with the terms of any Variable Funding Note Purchase Agreement or any principal on any Class A-1 Notes during any VFN Early Amortization Period, any LTV Test Sweep Amount or any Monthly Amortization Amount for which funds are not available in accordance with Section 5.01(b) shall not constitute an Event of Default);

(c)            Other Monetary Default. Any monetary default by any Guarantor or any Obligor under any Transaction Document, including failure to pay VFN Undrawn Commitment Fees, Letter of Credit Fees and any other fees expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement, in each case, within the applicable cure period (other than those covered by clause (a) or clause (b) above) (provided that the failure of the Co-Issuers to pay any VFN Undrawn Commitment Fees, any Letter of Credit Fees or any other fees, expenses and other amounts due to the Holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement for which funds are not available in accordance with Section 5.01(b) shall not constitute an Event of Default) or if no cure period is set forth in such Transaction Document, which default continues unremedied for a period of 30 days after receipt by the Co-Issuers of written notice from the Indenture Trustee, the Backup Manager or the Servicer (with a copy to the Indenture Trustee) of such default requiring such default to be remedied;

(d)            Breach of Reporting Provisions. Failure of any Obligor to perform or comply with any term or condition contained in Section 7.02 which continues for a period of 30 days after receipt by the Obligors of written notice from the Indenture Trustee, the Backup Manager or the Servicer (with a copy to the Indenture Trustee) of such failure requiring such failure to be remedied, unless such period is otherwise extended upon request by the Obligors with the consent of the Indenture Trustee (at the direction of the Control Party);

(e)            Other Defaults Under Transaction Documents. Any default by any Guarantor or any Obligor in the observance and performance of, or compliance with, any covenant or agreement contained in this Indenture or the other Transaction Documents (other than a default described in another subsection of this Section 10.01) and such default is reasonably likely to cause a Material Adverse Effect and such default shall continue unremedied for a period of 30 days after receipt by the Co-Issuers of written notice from the Indenture Trustee, the Backup Manager, or the Servicer (with a copy to the Indenture Trustee) of such default requiring such default to be remedied; provided, however, that if (i) the default is reasonably susceptible of cure but not within such period of 30 days, (ii) the applicable Guarantor or the applicable Obligor, as the case may be, has commenced the cure within such 30 day period and has pursued such cure diligently, and (iii) the applicable Guarantor or the applicable Obligor, as the case may be, delivers to the Indenture Trustee, the Backup Manager and the Servicer evidence of the foregoing, then such period shall be extended for so long as is reasonably necessary for the applicable Guarantor or the applicable Obligor, as the case may be, in the exercise of due diligence to cure such default, but in no event beyond 120 days after the original notice of default; provided that the applicable Guarantor or the applicable Obligor, as the case may be, continues to diligently and continuously pursue such cure;

(f)            Breach of Warranty. Any representation, warranty, certification or other statement made by any Guarantor or any Obligor in any Transaction Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Transaction Document is false as of the date made and such breach is reasonably likely to cause a Material Adverse Effect; provided that such breach shall not constitute an Event of Default if such breach is reasonably susceptible of cure and within 45 days after (i) any Guarantor or any Obligor has Knowledge of such breach or (ii) receipt by the applicable Guarantor or the applicable Obligor, as the case may be, of written notice from a Responsible Officer of the Indenture Trustee, the Backup Manager or the Servicer (with a copy to the Indenture Trustee) of such breach, such Guarantor or such Obligor, as the case may be, takes such action as may be required to make such representation, warranty, certification or other statement to be true as made (and, after giving effect to such action, the related breach of such representation, warranty, certification or other statement is actually cured within such 45 day period);

(g)            Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to any Guarantor or any Obligor, in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within 90 days; or (ii) the occurrence and continuance of any of the following events for 90 days unless dismissed or discharged within such time: (x) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, is commenced, in which any Guarantor or any Obligor is a debtor or any portion of the Data Center is property of the estate therein, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Guarantor or any Obligor, over all or a substantial part of its property, is entered or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Guarantor or any Obligor, as applicable, for all or a substantial part of its property;

(h)            Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to any Guarantor or any Obligor, or any Guarantor or any Obligor commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Guarantor or any Obligor, for all or a substantial part of the property of such Guarantor or such Obligor; (ii) any Guarantor or any Obligor makes any assignment for the benefit of creditors; or (iii) the board of directors or other governing body of any Guarantor or any Obligor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 10.01(h);

(i)            Solvency. Any Guarantor or any Obligor ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due;

(j)            Ownership. (x) The Guarantor shall cease to own, directly or indirectly, 100% of the limited liability company or other ownership interests (other than any Class R Interests) in the Issuer, (y) the Co-Guarantor shall cease to own, directly or indirectly, 100% of the limited liability company or other ownership interest (other than any Class R Interests) in the Co-Issuer, or (z) the Issuer or the Co-Issuer, as applicable, shall cease to own, directly or indirectly, 100% of the limited liability company or other ownership interests in each Asset Entity (other than as permitted under this Indenture);

(k)            Change of Control. An assignment or a change of control transaction shall occur that results in the termination of, or the exercise of rights or remedies under, one or more Site Leases with respect to the Data Centers that results in the termination of, or other exercise of remedies, under Customer Contracts that directly result in the Annualized Revenue derived from all Customer Contracts (taken as a whole) being reduced by 5.0% or more; or

(l)            Failure to Appoint Replacement Manager. A Replacement Manager shall not have assumed all of the duties of the Manager within 90 days following the execution of a replacement management agreement in accordance with the Management Agreement, solely due to the failure of the Manager to expressly delegate its duties in the Customer Contracts to the Replacement Manager (including as a result of the failure to obtain the consent of the applicable Customers to such delegation, solely to the extent required by the terms of such Customer Contracts), and such failure is reasonably likely to cause a Material Adverse Effect.

Except with respect to a default order under Section 10.01(d), if more than one of the foregoing paragraphs shall describe the same condition or event, then the Indenture Trustee shall have the right to select which paragraph or paragraphs shall apply. In any such case, the Indenture Trustee shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

Section 10.02 Acceleration and Remedies.

(a)            Upon the occurrence and during the continuance of any Event of Default described in any of Section 10.01(g) or Section 10.01(h), the aggregate Class Principal Balances of all Classes of Outstanding Notes, together with accrued and unpaid interest thereon through the date of acceleration, and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, subject to the provisions of Section 15.18. Upon the occurrence and during the continuance of any other Event of Default, the Indenture Trustee shall, at the direction of the Required Global Majority Noteholders, declare all of the Notes immediately due and payable, by written notice to the Co-Issuers. Upon any such declaration, the aggregate Class Principal Balances of all Classes of Outstanding Notes together with accrued and unpaid interest thereon through the date of acceleration, and all other Obligations shall become immediately due and payable, subject to the provisions of Section 15.18.

(b)            At any time after an automatic acceleration of maturity or a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Section 10.02, Required Global Majority Noteholders may, with written notice to the Co-Issuers and the Indenture Trustee, rescind and annul such declaration and its consequences; provided, however, such rescission or annulment shall be effective only if:

(i)            the Co-Issuers have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)            all payments of the principal of and interest on all Notes and all other Obligations that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)             all sums paid or advanced by the Indenture Trustee hereunder and the compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 11.06 shall have been paid in full; and

(C)             all Events of Default, other than the nonpayment of the principal and interest of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.15.

(c)            Upon the occurrence and during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has Knowledge, all or any one or more of the rights, powers, privileges and other remedies available to the Indenture Trustee against the Obligors (or the Guarantors) under this Indenture or any of the other Transaction Documents, or at law or in equity, may be exercised by the Indenture Trustee at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Indenture Trustee shall have commenced any action for the enforcement of its rights and remedies under any of the Transaction Documents with respect to the Data Centers, the Assets, the Customer Contracts or the other Collateral and the proceeds from any of the foregoing. Any such actions taken by the Indenture Trustee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Indenture Trustee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Indenture Trustee permitted by law, equity or contract or as set forth herein or in the other Transaction Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, the Indenture Trustee shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to the Indenture Trustee shall remain in full force and effect until the Indenture Trustee has exhausted all of its remedies against each Data Center, the Assets, the Customer Contracts and the other Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.

(d)            Upon the occurrence and during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has Knowledge, the Indenture Trustee shall have the right from time to time to partially foreclose the Mortgages and other Collateral in any manner and for any amounts secured by the Mortgages and other Collateral then due and payable as determined by the Indenture Trustee (or Servicer on its behalf) in its sole discretion including, without limitation, the following circumstances: (i) in the event the Co-Issuers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, the Indenture Trustee (or Servicer on its behalf) may foreclose the Mortgages and other Collateral to recover such delinquent payments, or (ii) in the event the Indenture Trustee (or Servicer on its behalf) elects to accelerate less than the entire aggregate Class Principal Balances of all Classes of Outstanding Notes, the Indenture Trustee (or Servicer on its behalf) may foreclose the Mortgages or any of them to recover so much of the unpaid principal balances of the Notes as the Indenture Trustee (or Servicer on its behalf) may accelerate and such other sums secured by the Mortgages and other Collateral as the Indenture Trustee (or Servicer on its behalf) may elect. Notwithstanding one or more partial foreclosures, the Data Centers (other than any Non-Mortgaged Data Center) shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered and any Non-Mortgaged Data Centers shall remain subject to the Lien of this Indenture to secure payment of sums secured by such Collateral and not previously recovered.

(e)            Any amounts recovered from the Data Centers, the Assets, the Customer Contracts or any other Collateral and the proceeds from any of the foregoing for the Notes and other Obligations after an Event of Default shall be applied by the Indenture Trustee toward the payment of any interest and/or principal of the Notes and/or any other amounts due under the Transaction Documents in accordance with the priorities set forth in Article V of this Indenture.

(f)            Notwithstanding any provision to the contrary contained in this Indenture, the Indenture Trustee shall not be required to obtain title to the Collateral as a result of or in lieu of foreclosure or otherwise, and shall not otherwise be required to acquire possession of the Collateral subject to foreclosure if, as a result thereof, the Indenture Trustee (i) would be in material violation of any applicable Environmental Laws, or (ii) has a reasonable basis to believe that the Indenture Trustee (or the Servicer on its behalf) or any Noteholder would be considered to be a “mortgagee-in-possession” of, or an “owner” or “operator” of, such real property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any comparable law, and be subject to material liability under such laws, unless the Indenture Trustee (i) has previously obtained reasonably satisfactory Phase I and, if reasonably recommended by the current Phase I, Phase II environmental assessment reports, subject to any necessary consents (collectively, an “Environmental Assessment”) prepared by an independent third-party professional who regularly conducts Environmental Assessments, together with written documentation of the status of remediation efforts, if any, being undertaken with respect to the adverse environmental conditions, if any, existing at or under such Collateral subject to foreclosure and (ii) such foreclosure or otherwise does not expose the Indenture Trustee (or the Servicer on its behalf) to any material loss, liability, claim, cost or expense.

(g)            The rights and remedies set forth in this Section 10.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Indenture or any other Transaction Document including, without limitation, the rights and remedies provided for in Section 10.08.

Section 10.03 Performance by the Indenture Trustee. Upon the occurrence and during the continuance of an Event of Default, if any of the Asset Entities, the Co-Issuers, the Guarantors or the Manager shall fail to perform, or cause to be performed, any material covenant, duty or agreement contained in any of the Transaction Documents (subject to applicable notice and cure periods), the Indenture Trustee may, but shall have no obligation to, perform or attempt to perform such covenant, duty or agreement on behalf of such Asset Entity, the Issuer, the Co-Issuer, such Guarantor or the Manager including making protective advances on behalf of any Asset Entities, or, causing the obligations of the Obligors to be satisfied with the proceeds of any Reserve. In such event, the Obligors shall, at the request of the Indenture Trustee, promptly pay to the Indenture Trustee, or reimburse, as applicable, any of the Reserves, any actual amount reasonably expended or disbursed by the Indenture Trustee in such performance or attempted performance, together with interest thereon (including reimbursement of any applicable Reserves), from the date of such expenditure or disbursement, until paid. Any amounts advanced or expended by the Indenture Trustee to perform or attempt to perform any such matter shall be added to and included within the Obligations and shall be secured by all of the Collateral securing the Notes. Notwithstanding the foregoing, it is expressly agreed that neither the Indenture Trustee, the Backup Manager nor the Servicer shall have any liability or responsibility for the performance of any obligation of the Asset Entities, the Co-Issuers, the Guarantors or the Manager under this Indenture or any other Transaction Document, and it is further expressly agreed that no such performance by the Indenture Trustee shall cure any Event of Default hereunder.

Section 10.04 Evidence of Compliance. Promptly following written request by the Indenture Trustee, the Co-Issuers shall, and/or shall cause each Asset Entity, the Guarantor or the Manager to, provide such documents and instruments as shall be reasonably satisfactory to the Indenture Trustee to evidence compliance with any material provision of the Transaction Documents applicable to such entities.

Section 10.05 Controlling Class Representative.

(a)            The Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of the Controlling Class whose Outstanding Notes represent more than 50.0% of the related Class Principal Balance shall be entitled to select a representative (the “Controlling Class  Representative”) having the rights and powers specified in the Servicing Agreement and this Indenture (including those specified in Section 10.06) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Indenture Trustee of written requests for the selection of a Controlling Class Representative from the Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of Outstanding Notes representing more than 50.0% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) Knowledge by the Indenture Trustee that the Controlling Class has changed, the Indenture Trustee shall promptly notify the Co-Issuers, the Servicer and the Noteholders of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the requirements set forth in this Indenture for selecting a Controlling Class Representative. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Indenture Trustee with written confirmation of its acceptance of such appointment, that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Notes, the Assets and/or the Servicing Agreement, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to the Servicing Agreement may deal (including their names, titles, work addresses and email addresses). No Affiliate of the Issuer or the Co-Issuer may act as Controlling Class Representative. In the event that the Class A Notes are the Controlling Class, the Controlling Class will be comprised of all Class A Notes, collectively, based on the Outstanding principal amounts of such Class A Notes (assuming the full amount of the Class A-1 Commitment Amount that is permitted to be drawn on such date is fully drawn).

(b)            Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Notes) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Indenture Trustee has Knowledge, the Indenture Trustee shall deliver to the Noteholders of the Controlling Class and the Servicer a notice setting forth the identity of the new Controlling Class Representative and a list of each Noteholder of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Indenture Trustee shall be entitled to rely conclusively on information provided to it by the Noteholders (or, in the case of Book-Entry Notes, by the Depositary, the Depositary Participants or, subject to Section 2.06, the Note Owners) of such Notes, and the Servicer shall be entitled to rely on the information provided in the notice by the Indenture Trustee regarding the identity of the Controlling Class Representative with respect to any obligation or right hereunder that the Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders (or, if applicable, Note Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Indenture Trustee shall notify the parties to this Indenture and the Servicer of such event.

(c)            The Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of the Controlling Class whose Outstanding Notes represent more than 50.0% of the Class Principal Balance of the Controlling Class shall be entitled to remove or replace any existing Controlling Class Representative by giving written notice to the Indenture Trustee and to such existing Controlling Class Representative.

(d)            A Controlling Class Representative may resign at any time by giving written notice to the Indenture Trustee, the Backup Manager, the Servicer and to each Noteholder (or, in the case of the Global Notes, each Note Owner) of the Controlling Class regardless of whether or not a successor Controlling Class Representative has been appointed.

(e)            Once a Controlling Class Representative has been selected pursuant to this Section 10.05, each of the parties to the Servicing Agreement and each Noteholder (or Note Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of the Controlling Class, by Class Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Indenture Trustee and each other party to the Servicing Agreement and each Noteholder (or, in the case of Book-Entry Notes, Note Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

(f)            Any and all expenses of the Controlling Class Representative shall be borne by the Noteholders (or, if applicable, the Note Owners) of Notes of the Controlling Class, pro rata according to their respective Percentage Interests in such Class. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Guarantor or an Obligor with respect to the Servicing Agreement or the Notes, the Controlling Class Representative shall immediately notify the Indenture Trustee, the Backup Manager and the Servicer, whereupon (if the Servicer, the Backup Manager or the Indenture Trustee are also named parties to the same action and, in the sole judgment of the Servicer, (i) the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and (ii) there is no potential for the Servicer, the Backup Manager or the Indenture Trustee to be an adverse party in such action as regards the Controlling Class Representative) the Servicer on behalf of the Indenture Trustee for the benefit of the Noteholders shall, subject to the Servicing Agreement, assume the defense of any such claim against the Controlling Class Representative (with any costs incurred in connection therewith being deemed to be reimbursable Additional Issuer Expenses).

Section 10.06 Certain Rights and Powers of the Controlling Class  Representative.

(a)            At any time that the Servicer proposes to transfer the ownership of a Data Center or the ownership of the direct or indirect equity interests of any of the Asset Entities, the Control Party shall be entitled to advise the Servicer with respect to such transfer, and notwithstanding anything in any other Section of this Indenture to the contrary, but in all cases subject to Section 10.06(b), the Servicer shall not be permitted to take such action if the Control Party has objected in writing within ten Business Days of having been notified thereof and having been provided with information with respect thereto reasonably requested no later than the fifth Business Day after notice thereof (provided, that if such written objection has not been received by the Servicer within such ten Business Day period, then the Control Party’s approval will be deemed to have been given).

If the Control Party affirmatively approves or is deemed to have approved in writing such a request, the Servicer will implement the action for which approval was sought. If the Control Party disapproves of such a request within the ten Business Day period referred to in the preceding paragraph, the Servicer must (unless it withdraws the request) revise the request and deliver to the Control Party a revised request promptly and in any event within 30 days after such disapproval. The Servicer will be required to implement the action for which approval was most recently requested (unless such request was withdrawn by the Servicer) upon the earlier of (x) the failure of the Control Party to disapprove a request within ten Business Days after its receipt thereof and (y) (1) the passage of 60 days following the Servicer’s delivery of its initial request to the Control Party and (2) the determination by the Servicer in its reasonable good faith judgment that the failure to implement the most recently requested action would violate the Servicer’s obligation to act in accordance with the Servicing Standard.

(b)            Notwithstanding anything herein to the contrary, (i) the Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of the Servicing Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 10.06(a), may (A) require or cause the Servicer to violate applicable law, the terms of the Notes or any provision of the Servicing Agreement, including the Servicer’s obligation to act in accordance with the Servicing Standard, (B) expose the Servicer or the Indenture Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, or the Indenture Trustee, to any claim, suit or liability, or (C) materially expand the scope of the Servicer’s responsibilities under the Servicing Agreement. In addition, the Controlling Class Representative may not prevent the Servicer from transferring the ownership of a Data Center or the ownership of any of the direct or indirect equity interests of the Co-Issuers or any of the Asset Entities (including by way of foreclosure on the equity interests of the Co-Issuers or the direct or indirect equity interests of Asset Entities) if the Servicer determines in accordance with the Servicing Standard that such foreclosure would be in the best interest of the Noteholders (taken as a whole). In addition, the Servicer may, at its election, solicit the consent or advice of the Controlling Class Representative for actions by the Servicer which do not require the Controlling Class Representative’s consent.

(c)            The Controlling Class Representative shall not be liable to the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability which would otherwise be imposed by reason of willful misconduct, gross negligence or reckless disregard of obligations or duties under the Servicing Agreement. Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders and Note Owners of one or more Classes of Notes, that the Controlling Class Representative may act solely in the interests of the Noteholders and Note Owners of the Controlling Class, that the Controlling Class Representative does not have any duties to the Noteholders and Note Owners of any Class of Notes, that the Controlling Class Representative may take actions that favor the interests of the Noteholders and Note Owners of the Controlling Class over the interests of the Noteholders and Note Owners of one or more other Classes of Notes, that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

Section 10.07 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            Subject to the provisions of Section 10.02, upon the acceleration of the maturity of the Notes pursuant to Section 10.02, the Co-Issuers shall pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the aggregate Class Principal Balances of all Classes of Outstanding Notes and accrued and unpaid interest thereon, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the relevant Notes and in addition thereto all other Obligations, including, but not limited to, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 11.06.

(b)            Subject to the provisions of Section 10.02 and Section 15.18, in case the Co-Issuers shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or the other Obligors and collect in the manner provided by law out of the property of the Co-Issuers or the other Obligors wherever situated, the monies adjudged or decreed to be payable.

(c)            Subject to the provisions of Section 15.18, if an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 10.08, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or any Series Supplement or in aid of the exercise of any power granted in this Indenture or any Series Supplement, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Series Supplement or by law.

(d)            In case there shall be pending, relative to the Issuer, the Co-Issuer or any other Obligor, proceedings under any applicable federal, state or foreign bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or any other Obligor or the property of the Issuer, the Co-Issuer or any other Obligor, or in case of any other comparable judicial Proceedings relative to the Issuer, the Co-Issuer or any other Obligor, or to the creditors or property of the Issuer, the Co-Issuer or any other Obligor, the Indenture Trustee, irrespective of whether the aggregate Class Principal Balances of all Classes of Outstanding Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of the principal and interest owing and unpaid in respect of Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for compensation, expenses, disbursements and advances of the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 11.06, all amounts due and owing to the Backup Manager under the Backup Management Agreement and all other amounts due and owing to the Servicer under the Servicing Agreement) and of the Noteholders allowed in such Proceedings;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf and, at the direction of the Noteholders, in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)            to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, the Co-Issuer or any other Obligor, the creditors of the Issuer, the Co-Issuer or any other Obligor and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 11.06, all amounts due and owing to the Backup Manager under the Backup Management Agreement and all other amounts due and owing to the Servicer under the Servicing Agreement.

(e)            Nothing contained in this Indenture or in any Series Supplement shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any such Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person and be a member of a creditors’ or other similar committee.

(f)            Subject to the provisions of Section 15.18, all rights of action and of asserting claims under this Indenture or in any Series Supplement, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, advances, amounts owed to and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture or any Series Supplement to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 10.08 Remedies. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 10.02, Section 10.09, and Section 15.18):

(a)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture, any Series Supplement or any other Transaction Document with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer, the Co-Issuer and any other Obligor upon such Notes, this Indenture, any Series Supplement or any other Transaction Document monies adjudged due;

(b)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture or any Series Supplement with respect to the Trust Estate;

(c)            exercise any and all rights and remedies of a secured party under applicable law of any relevant jurisdiction or in equity and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(d)            sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

(e)            without notice to the Co-Issuers, except as required by law and as otherwise provided in this Indenture, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof; and

(f)            demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as the Indenture Trustee may determine.

Section 10.09 Optional Preservation of the Trust Estate. If the maturity of the Notes has been accelerated under Section 10.02 following an Event of Default, and such acceleration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, with the written consent of the Requisite Global Majority Noteholders, elect to maintain possession of the Trust Estate and apply proceeds as if there had been no declaration of acceleration. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may at the Co-Issuers’ expense, but need not, obtain and shall be protected in relying upon an opinion of an Independent investment banking or accounting firm of international reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 10.10 Limitation of Suits. Subject to the provisions of Section 15.18, no Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or any Series Supplement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)            such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)            Noteholders by an Affirmative Direction have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)            such Holder or Holders has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)            the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)            no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Requisite Global Majority Noteholders.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any Series Supplement to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture or any Series Supplement, except in the manner provided in this Indenture.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Class Principal Balances of all Classes of Outstanding Notes, no action shall be taken, notwithstanding any other provisions of this Indenture or any Series Supplement. Notwithstanding any provision of this Section 10.10, the Indenture Trustee shall not take any action or permit any action to be taken that is inconsistent with Section 15.18.

Section 10.11 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture or any Series Supplement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture or any Series Supplement, and such right shall not be impaired without the consent of such Holder.

Section 10.12 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or any Series Supplement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 10.13 Rights and Remedies Cumulative. Except as provided herein, no right or remedy conferred in this Indenture, in any Series Supplement or in any other Transaction Document upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder, in any Series Supplement or in any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, in any Series Supplement, or in any other Transaction Document or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.14 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein. Every right and remedy given by this Article X or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 10.15 Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes as provided in Section 10.02, the Requisite Global Majority Noteholders may waive any past Default or Event of Default and its consequences except (i) a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of each Noteholder and (ii) before any such waiver may be effective, the Indenture Trustee and the Servicer must receive any reimbursement then due or payable in respect of any amounts then due to the Servicer or the Indenture Trustee hereunder or under the other Transaction Documents (including, but not limited to, unpaid Additional Issuer Expenses, and all unpaid fees, expenses, and indemnification due to the Servicer and the Indenture Trustee hereunder and under the other Transaction Documents). Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture or any Series Supplement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 10.16 Undertaking for Costs. All parties to this Indenture or any Series Supplement agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any Series Supplement, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant (other than the Co-Issuers) in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant (other than the Co-Issuers) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant (other than the Co-Issuers); but the provisions of this Section 10.16 as may be modified by any Series Supplement shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, representing more than 10.0% of the aggregate Class Principal Balances of all Classes of Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of the unpaid principal balance of any Note or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture or any Series Supplement.

Section 10.17 Waiver of Stay or Extension Laws. Each Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, any Series Supplement or any Transaction Document; and each Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power granted in this Indenture to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.18 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture, any Series Supplement or any Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture, any Series Supplement or any Transaction Document. No rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the Assets of the Issuer or the Co-Issuer.

Section 10.19 Waiver. Each of the Issuer and the Co-Issuer hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Indenture or the Collateral. Each of the Issuer and the Co-Issuer acknowledges and agrees that 10 days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to the Issuer or the Co-Issuer, as applicable, within the meaning of the UCC.

ARTICLE XI

THE INDENTURE TRUSTEE

Section 11.01 Shared Facilities. At any time, and from time to time, while any of the Notes remain Outstanding, at the Issuer’s or the Co-Issuer’s direction, the Indenture Trustee shall enter into a non-disturbance agreement or other similar agreement, in form and substance reasonably satisfactory to the Servicer, relating to the shared use of Shared Facilities with third parties or Affiliates of the Co-Issuers that are not Asset Entities, which agreement will provide, among other things, that in the event the Indenture Trustee commences a foreclosure or other action, or otherwise exercises any other remedies against any Obligor, the Indenture Trustee will not disturb, terminate or otherwise interfere with the rights of any third parties or Affiliates of the Co-Issuers that are not Asset Entities to use or access the Shared Facilities.

Section 11.02 Duties of Indenture Trustee.

(a)            The Indenture Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has Knowledge and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and shall be liable in accordance herewith only to the extent of such duties. If an Event of Default of which a Responsible Officer of the Indenture Trustee has Knowledge occurs and is continuing, the Indenture Trustee (or the Servicer on its behalf) shall exercise such of the rights and powers vested in it by this Indenture, any Series Supplement and any other Transaction Document, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Any permissive right of the Indenture Trustee contained in this Indenture, any Series Supplement or any other Transaction Document shall not be construed as a duty.

(b)            Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, any Series Supplement or any other Transaction Document, the Indenture Trustee shall examine them to determine whether they conform on their face to the requirements of this Indenture, such Series Supplement or such other Transaction Document. If any such instrument is found not to conform on its face to the requirements of this Indenture, such Series Supplement or such other Transaction Document in a material manner, the Indenture Trustee shall request the person providing such instrument to correct such instrument. The Indenture Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Co-Issuers, the Guarantors, the Asset Entities, the Manager, the Backup Manager, the Servicer, any actual or prospective Noteholder or Note Owner or any Rating Agency, and accepted by the Indenture Trustee in good faith, pursuant to this Indenture, any Series Supplement or any other Transaction Document. The Indenture Trustee shall not be responsible for recomputing, recalculating, certifying or verifying any information provided by the Servicer, the Backup Manager or the Manager pertaining to any Monthly Report, any other report, distribution statement, Officer’s Certificate, instrument or document.

(c)            No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)            Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has Knowledge, and after the curing or waiving of all Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture or any Series Supplement and no implied covenants or obligations shall be read into this Indenture or any Series Supplement against the Indenture Trustee.

(ii)            In the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, reports, or opinions or other documents furnished to the Indenture Trustee.

(iii)             The Indenture Trustee shall not be liable for any actions taken or error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iv)            The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Indenture Trustee, in good faith in accordance with this Indenture or the direction of Noteholders representing more than 25.0% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the aggregate Class Principal Balances of all Classes of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(v)             The Indenture Trustee shall not be required to act or to take notice or be deemed to have notice or knowledge of, or to give any notice of, a default, event (including any Event of Default or Servicer Termination Event) or information unless either (1) a Responsible Officer shall have Knowledge of such default, event (including any Event of Default or Servicer Termination Event) or information or (2) written notice of such Event of Default or Servicer Termination Event referring to the Notes, this Indenture and any Series Supplement shall have been received by a Responsible Officer in accordance with the provisions of this Indenture and any Series Supplement and shall have no duty to take any action to determine whether any such event or default has occurred. In the absence of receipt of such notice or Knowledge, the Indenture Trustee may conclusively assume that there is no default, Event of Default or Servicer Termination Event.

(vi)            Subject to the other provisions of this Indenture, and without limiting the generality of this Section 11.02, the Indenture Trustee shall not have any duty, (A) to cause any recording, filing, or depositing of this Indenture or any Series Supplement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to or cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports, certificates or other documentation of the Co-Issuers, the Guarantors, the Asset Entities, the Manager, the Backup Manager, the Servicer, any Noteholder or Note Owner or any Rating Agency, delivered to the Indenture Trustee pursuant to this Indenture reasonably believed by the Indenture Trustee to be genuine and without manifest error and to have been signed or presented by the proper party or parties (provided, however, the Indenture Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, the Co-Issuer and any Asset Entity personally or by agent or attorney), and (D) to see to the payment of any assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral other than from funds available in the Collection Account (provided, that such assessment, charge, Lien or encumbrance did not arise out of the Indenture Trustee’s willful misconduct, bad faith or negligence).

(vii)        None of the provisions contained in this Indenture or any Series Supplement shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture and the Servicing Agreement.

(viii)       The rights, protections, immunities and indemnities given to the Indenture Trustee hereunder are extended to and shall be enforceable by the Person acting as Indenture Trustee hereunder in each of its other capacities hereunder and as Indenture Trustee under the other Transaction Documents.

(ix)            If the same Person is acting as Indenture Trustee and Note Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

(d)            The Indenture Trustee is hereby directed to execute and deliver any Transaction Document to which it is a party.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Co-Issuers.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law, this Indenture or any Series Supplement.

(g)            Every provision in this Indenture and any Series Supplement that in any way relates to the Indenture Trustee is subject to paragraphs (a) through (f) of this Section 11.02.

Section 11.03 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 11.02:

(a)            the Indenture Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without manifest error and to have been signed or presented by the proper party or parties;

(b)            the Indenture Trustee may consult with counsel and any advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)            the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or any Series Supplement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, unless such Noteholders shall have provided to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; the Indenture Trustee shall not be required to expend or risk its own funds (except to pay allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses) or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(d)            the Indenture Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture on any Series Supplement;

(e)            the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Noteholders representing more than 25.0% of the aggregate Class Principal Balances of all Classes of Outstanding Notes; provided, however, the Indenture Trustee may require an indemnity reasonably satisfactory to the Indenture Trustee against such expense or liability as a condition to taking any such action;

(f)            the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(g)            the Indenture Trustee may execute any of the trusts or powers vested in it by this Indenture or any Series Supplement and may perform any of its duties hereunder, either directly or by or through agents, attorneys, or custodians, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, or custodian appointed by the Indenture Trustee with due care; provided, that the use of agents, attorneys, or custodians shall not be deemed to relieve the Indenture Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

(h)            the Indenture Trustee shall not be responsible for any act or omission of the Servicer (unless, in the case of the Indenture Trustee, it is acting as Servicer), the Manager, the Issuer, the Co-Issuer or any other party to the Transaction Documents and may assume compliance by such parties with their obligations under this Indenture or any related agreements, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee;

(i)            the Indenture Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article II under this Indenture or under applicable law with respect to any transfer of any Note or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Notes in the Note Register and to examine the same to determine substantial compliance with the express requirements of this Indenture; and the Indenture Trustee and the Note Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among Depositary Participants or Note Owners of the Notes, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Note Register;

(j)            the Indenture Trustee shall not be liable for any losses on investments;

(k)            in order to comply with laws, rules, regulation and executive orders in effect from time to time including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee, and accordingly, each of the parties hereto agrees to provide the Indenture Trustee upon its reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Indenture Trustee to comply with the foregoing;

(l)            whenever in the administration of the provisions of this Indenture or any Series Supplement the Indenture Trustee shall deem it necessary (in good faith) that a matter be proved or established as a matter of fact prior to taking or suffering any action or refraining from taking any action, the Indenture Trustee may require an Officer’s Certificate or an Opinion of Counsel from the party requesting that the Indenture Trustee act or refrain from acting in form and substance acceptable to the Indenture Trustee, the costs of which (including the Indenture Trustee’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(m)            in no event shall the Indenture Trustee be liable for any failure or delay in the performance of its obligations under any Transaction Document because of circumstances beyond the Indenture Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by the Transaction Documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Indenture Trustee’s control whether or not of the same class or kind as specified above; provided that upon the occurrence of any of the foregoing events, the Indenture Trustee shall use commercially reasonable efforts to resume performance of its obligations as soon as practicable under the circumstances, and, other than if Knowledge of such circumstances is otherwise available to the Co-Issuers and the Servicer, the Indenture Trustee shall provide the Co-Issuers and the Servicer notice of any failure or delay by it as a result of any of the foregoing events as soon as practicable under the circumstances;

(n)            the Indenture Trustee shall not be liable for failing to comply with its obligations under any Transaction Document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required or contain errors or are otherwise incomplete or deficient;

(o)            the Indenture Trustee shall be fully justified in failing or refusing to take any action under any Transaction Document if such action (A) would be contrary to applicable law or any Transaction Document or (B) is not provided for in the Transaction Documents; and

(p)            Knowledge of the Indenture Trustee shall not be attributed or imputed to Wilmington’s other roles in the transaction and knowledge of the Paying Agent or the Note Registrar shall not be attributed or imputed to each other or to the Indenture Trustee (other than those where the roles are performed by the same group or division within Wilmington or otherwise share the same Responsible Officers), or any Affiliate, line of business, or other division of Wilmington (and vice versa).

Section 11.04 Indenture Trustee’s Disclaimer. The Indenture Trustee (i) shall not be responsible for, and makes no representation, as to the validity, legality, enforceability, sufficiency or adequacy of this Indenture, any Series Supplement, any other Transaction Document or the Notes or as to the correctness of any statement contained therein and (ii) shall not be accountable for the Issuer’s or the Co-Issuer’s use of the Notes, the proceeds from the Notes, or responsible for any statement of the Issuer or the Co-Issuer in this Indenture, any Series Supplement, any other Transaction Document or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The recitals contained herein and in the Notes shall be construed as the statements of the Co-Issuers.

Section 11.05 Indenture Trustee May Own Notes. The Indenture Trustee (in its individual or any other capacity) or any of its respective Affiliates may become the owner or pledgee of Notes with (except as otherwise provided in the definition of “Noteholder”) the same rights it would have if it were not the Indenture Trustee or one of its Affiliates, as the case may be.

Section 11.06 Fees and Expenses of Indenture Trustee; Indemnification of the Indenture Trustee.

(a)            On each Payment Date, the Indenture Trustee shall withdraw funds on deposit in the Collection Account and pay to itself pursuant to Section 5.01(a)(ii) the Indenture Trustee Fee due on such Payment Date as compensation for all services rendered by the Indenture Trustee hereunder.

(b)            The Indenture Trustee and any of its Affiliates, directors, officers, employees or agents shall be entitled to be indemnified and held harmless out of the funds available therefor pursuant to Section 5.01(a) for and against any fee, loss, liability, claim, costs or expense (including, without limitation, any reasonable attorneys’ fees and expenses, including those incurred in connection with any enforcement, claim or action brought by any such person of any indemnification or other obligation of the Co-Issuers or any other Person pursuant to the Transaction Documents) arising out of, or incurred in connection with, this Indenture, the Notes, (unless, in the case of the Indenture Trustee, it incurs any such expense or liability in the capacity of successor servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Servicer in accordance with the Servicing Agreement) or any act or omission of the Indenture Trustee relating to the exercise and performance of any of the rights and duties of the Indenture Trustee hereunder or under (i) any other Transaction Document or (ii) any estoppel certificate, landlord consent, waiver or subordination and non-disturbance agreement and related real estate documents in connection with any Data Center; provided, however, that none of the Indenture Trustee or any of the other above specified Persons shall be entitled to indemnification or reimbursement pursuant to this Section 11.06(b)  for (1) any expense that constitutes allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or (2) any loss, liability, damage, claim or expense by reason of any breach on the part of the Indenture Trustee of any of its representations or warranties contained herein or any willful misconduct, bad faith or negligence in the performance of such Person’s obligations and duties hereunder. Without limiting the foregoing, the Co-Issuers agree to indemnify and hold harmless the Indenture Trustee and its Affiliates from and against any liability (including for taxes, penalties or interest asserted by any taxing jurisdiction) arising from amounts on deposit in the Collection Account or any income in respect thereof. The Indenture Trustee shall notify the Co-Issuers promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Co-Issuers shall not relieve the Co-Issuers of their obligations hereunder. To the extent the Indenture Trustee (or the Servicer on its behalf) renders services or incurs expenses after an Event of Default specified in Section 10.01(g) or Section 10.01(h), the compensation for services and expenses incurred by it are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect. The Indenture Trustee (for itself and on behalf of the Servicer) shall have a Lien on the Collateral, as governed by this Indenture, to secure the obligations of the Co-Issuers under this Section 11.06.

(c)            Notwithstanding anything in this Indenture to the contrary, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)            This Section 11.06 shall survive the termination or assignment of this Indenture or the resignation or removal of the Indenture Trustee as regards rights and obligations prior to such termination, resignation or removal.

Section 11.07 Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall not be an Affiliate of the Servicer or any Asset Entity (unless the Indenture Trustee is a successor servicer) and shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers; (ii) has a combined capital and surplus of at least $100,000,000; and (iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) the Indenture Trustee may not have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause PTE 90-24 or PTE 93-31 (in each case as amended by PTE 2000-58 and PTE 2002-41) to be unavailable with respect to any Class of Notes that it would otherwise be available in respect of. Furthermore, the Indenture Trustee shall at all times maintain (or shall have caused to have been appointed a fiscal agent that at all times maintains) (i) a long-term unsecured debt rating of no less than a rating commonly regarded as “investment grade” from Moody’s and (ii) a short-term unsecured debt rating of no less than a rating commonly regarded as “investment grade” from Moody’s, and a long-term unsecured debt rating of no less than a rating commonly regarded as “investment grade” by Fitch Ratings Inc. The corporation, bank, trust company or association serving as Indenture Trustee may have normal banking and trust relationships with the Asset Entities, the Servicer and their respective Affiliates but, except to the extent permitted or required by the Servicing Agreement, shall not be an “Affiliate” (as such term is defined in Section III of PTE 2000-58) of the Servicer, any sub-servicer, any Initial Purchaser, any Placement Agent, any Passive Bookrunner, any Co-Manager, the Issuer, the Co-Issuer and the Asset Entities or any “Affiliate” (as such term is defined in Section III of PTE 2000-58) of any such Persons.

Section 11.08 Resignation and Removal of Indenture Trustee.

(a)            The Indenture Trustee may at any time resign and be discharged from its obligations and duties created hereunder with respect to one or more or all Series of Notes by giving not less than 60 days’ prior written notice thereof to the other parties to this Indenture, the Backup Manager, the Servicer and all of the Noteholders. Upon receiving such notice of resignation, the Co-Issuers shall use their best efforts to promptly appoint a successor indenture trustee meeting the eligibility requirements of Section 11.07 by written instrument, in duplicate, which instrument shall be delivered to the resigning Indenture Trustee and to the successor indenture trustee. A copy of such instrument shall be delivered to the other parties to this Indenture and the Servicer by the Co-Issuers. If no successor indenture trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

(b)            If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Co-Issuers, the Manager, the Backup Manager or the Servicer, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Indenture Trustee’s continuing to act in such capacity would (as confirmed in writing to the Co-Issuers by any Rating Agency) result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Notes rated by such Rating Agency (or the placing of such Class of Notes on negative credit watch or ratings outlook negative status in contemplation of any such action with respect thereto), then the Co-Issuers or the Requisite Global Majority Noteholders may remove the Indenture Trustee and appoint a successor indenture trustee by written instrument, in duplicate, which instrument shall be delivered to the Indenture Trustee so removed and to the successor indenture trustee. A copy of such instrument shall be delivered to the other parties to this Indenture and the Servicer by the Co-Issuers.

(c)            The Requisite Global Majority Noteholders may at any time (with or without cause, but if without cause, upon 60 days’ written notice) remove the Indenture Trustee and appoint a successor indenture trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Co-Issuers, one complete set to the Indenture Trustee so removed, and one complete set to the successor indenture trustee so appointed. All expenses incurred by the Indenture Trustee in connection with its transfer of all documents relating to the Notes to a successor indenture trustee following the removal of the Indenture Trustee without cause pursuant to this Section 11.08(c) shall be reimbursed to the removed Indenture Trustee within 30 days of demand therefor, such reimbursement to be made by the Noteholders that terminated the Indenture Trustee; provided, however, that if such Noteholders do not reimburse the Indenture Trustee within such 30 day period, such expenses shall be reimbursed as Additional Issuer Expenses. A copy of such instrument shall be delivered to the other parties to this Indenture and the Servicer by the successor indenture trustee so appointed.

(d)            Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor indenture trustee as provided in Section 11.09.

Section 11.09 Successor Indenture Trustee.

(a)            Any successor indenture trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Co-Issuers, the Servicer and its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as indenture trustee herein. The predecessor indenture trustee shall deliver to the successor indenture trustee all documents relating to the Notes held by it hereunder, and the Co-Issuers, the Servicer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor indenture trustee all such rights, powers, duties and obligations, and to enable the successor indenture trustee to perform its obligations hereunder.

(b)            No successor indenture trustee shall accept appointment as provided in this Section 11.09 unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 11.07.

(c)            Upon acceptance of appointment by a successor indenture trustee as provided in this Section 11.09, such successor indenture trustee shall mail notice of the succession of such indenture trustee hereunder to the Co-Issuers, the Servicer and the Noteholders.

Section 11.10 Merger or Consolidation of Indenture Trustee. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee shall be the successor of the Indenture Trustee hereunder; provided, such entity shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.11 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)            Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Notes or property securing the same may at the time be located, for enforcement actions and where a conflict of interest exists, the Indenture Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-indenture trustee or co-indenture trustees, jointly with the Indenture Trustee, or separate indenture trustee or separate indenture trustees, of the Notes, and to vest in such Person or Persons, in such capacity, such title to the Notes, or any part thereof, and, subject to the other provisions of this Section 11.11, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-indenture trustee or separate indenture trustee hereunder shall be deemed an agent of the Indenture Trustee or be required to meet the terms of eligibility as a successor indenture trustee under Section 11.07, and no notice to holders of Notes of the appointment of co-indenture trustee(s) or separate indenture trustee(s) shall be required under Section 11.09.

(b)            In the case of any appointment of a co-indenture trustee or separate indenture trustee pursuant to this Section 11.11, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate indenture trustee or co-indenture trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or when acting as successor servicer under the Servicing Agreement), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate indenture trustee or co-indenture trustee solely at the direction of the Indenture Trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them. Every instrument appointing any separate indenture trustee or co-indenture trustee shall refer to this Indenture and the conditions of this Article XI. Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all of the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture and any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)            Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture or any Series Supplement on its behalf and in its name. The Indenture Trustee shall not be responsible or liable for any act, inaction or the appointment of any such trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)            The appointment of a co-trustee or separate trustee under this Section 11.11 shall not relieve the Indenture Trustee of its duties and responsibilities hereunder.

(f)            To the extent any Additional Notes that are denominated in Canadian dollars are issued and/or Data Centers located in Canada are added as Additional Data Centers, the Co-Issuers shall appoint a third-party paying agent for purposes of holding accounts and funds located in Canada and facilitating payments and allocations of amounts paid or payable in Canadian dollars. For the avoidance of doubt, the Indenture Trustee shall have no duties or obligations with respect to acting as paying agent with respect to funds or accounts denominated in Canadian dollars or any obligation or liability with respect to eligibility of any Additional Notes denominated in Canadian dollars.

Section 11.12 Access to Certain Information.

(a)            The Indenture Trustee shall afford to the Co-Issuers, the Servicer, the Backup Manager, each Rating Agency and any banking or insurance regulatory authority that may exercise authority over any Noteholder or Note Owner, access on a password protected website (currently www.wilmingtontrustconnect.com) to any documentation reasonably requested regarding the Notes that are in its possession. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the Corporate Trust Office.

(b)            The Indenture Trustee shall maintain at the Corporate Trust Office and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Co-Issuers, the Rating Agencies and, subject to the satisfaction of the conditions set forth in Section 11.12(c), any Holder of a Note of any Series, any Note Owner of a Note of any Series or any Person identified to the Indenture Trustee as a prospective Transferee of a Note of any Series or an interest therein (a “Requesting Party”), originals and/or copies of the following items (to the extent that such items were prepared by or delivered to the Indenture Trustee):

(i)            the Offering Memorandum relating to such Series of Notes;

(ii)            this Indenture, and the Series Supplement relating to such Series of Notes and any amendments and exhibits hereto or thereto;

(iii)            the Cash Management Agreement and any amendments and exhibits thereto;

(iv)            the Servicing Agreement and any amendments and exhibits thereto;

(v)            the Management Agreement and any amendments and exhibits thereto;

(vi)            the Backup Management Agreement and any amendments and exhibits thereto;

(vii)            the Holdco Guaranties and any amendments and exhibits thereto;

(viii)           the Contribution Agreements and any amendments and exhibits thereto;

(ix)            all Monthly Reports, Indenture Trustee Reports, Rent Rolls and any other schedules actually delivered or otherwise made available to Noteholders pursuant to Section 11.12(e) since the Closing Date with respect to such Series of Notes;

(x)            the most recent audited or unaudited consolidated Financial Statements of the Obligors;

(xi)            the most recent appraisals with respect to the Data Centers; and

(xii)            any other information in the possession of the Indenture Trustee that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

(xiii)            The Indenture Trustee shall make available on a password protected website (currently www.wilmingtontrustconnect.com) copies of any and all of the foregoing items to any of the Persons set forth in the previous sentence promptly following request therefor by such Person; provided, however, that except in the case of the Rating Agencies, the Indenture Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

(c)            Upon reasonable advance notice and at the expense of the Co-Issuers, the Indenture Trustee shall make available on a password protected website (currently www.wilmingtontrustconnect.com) to such Requesting Party copies of the documents and information described in clauses (i) through (xi) of Section 11.12(b); provided, that the Requesting Party furnish to the Indenture Trustee a written certification substantially in the form attached hereto as Exhibit D-1, in the case of a Requesting Party that is a Holder of a Note or a Note Owner, or Exhibit D-2, in the case of a Requesting Party that is a prospective Transferee of a Note or an interest therein, to the effect that (x) in the case of a Noteholder, such Person or entity will keep such information confidential (except that any Noteholder may provide any such information obtained by it to any other person or entity that holds or is contemplating the purchase of any Note or interest therein; provided that such other person or entity confirms to such Noteholder in writing such Ownership Interest or prospective Ownership Interest and agrees to keep such information confidential); (y) in the case of a Note Owner, such person or entity is a Beneficial Owner of Notes held in book-entry form and will keep such information confidential (except that such Note Owner may provide such information to any other Person or entity that holds or is contemplating the purchase of any Note or interest therein; provided that such other person or entity confirms to such Note Owner in writing such Ownership Interest or prospective Ownership Interest and agrees to keep such information confidential) and (z) in the case of a Person identified to the Indenture Trustee as a prospective Transferee of a Note or an interest therein, such person or entity is a bona fide prospective purchaser of a Note or an interest therein, is requesting the information for use in evaluating a possible investment in Notes and will otherwise keep such information confidential.

(d)            Based on information provided in the Monthly Report, which Monthly Report is delivered to the Indenture Trustee, the Backup Manager and the Servicer not later than four Business Days prior to each Scheduled Application Date, the Indenture Trustee shall compile a report specifying the payments made in respect of the Notes on each Payment Date, a restatement of the calculation of the DSCR as of the last day of the preceding calendar month and the three-month average DSCR as of the last day of the preceding calendar month and such comments as may be required pursuant to Section 2.09(e) of the Servicing Agreement (the “Indenture Trustee Report”), substantially in the form attached as Exhibit E.

(e)            The Indenture Trustee shall make available to the Noteholders the following reports received by the Indenture Trustee pursuant to this Indenture on a password protected website (currently www.wilmingtontrustconnect.com):

 (i)            on or before the first Payment Date after the Initial Closing Date, the information required by Section 4(c)(1)(ii) of the U.S. Risk Retention Rules (as delivered to the Indenture Trustee by the Co-Issuers and for which the Indenture Trustee shall have no obligation or liability with respect thereto);

 (ii)           on or before each Payment Date, a copy of the Monthly Report and the Indenture Trustee Report for such Payment Date;

 (iii)          as promptly as practicable after receipt, a copy of the Financial Statements for each fiscal year of the Co-Issuers delivered to the Indenture Trustee pursuant to Section 7.02(a)(i);

 (iv)         as promptly as practicable after receipt, a copy of the Financial Statements for each fiscal quarter of the Co-Issuers delivered to the Indenture Trustee pursuant to Section 7.02(a)(ii); and

 (v)          as promptly as practicable after receipt, a copy of the Rent Roll and any schedules for each fiscal quarter of the Co-Issuers delivered to the Indenture Trustee pursuant to Section 7.02(a)(iii).

(f)            The Indenture Trustee shall not be liable for providing or disseminating information in accordance with the terms of this Indenture.

ARTICLE XII

NOTEHOLDERS’ LISTS, REPORTS AND MEETINGS

Section 12.01 Co-Issuers to Furnish Indenture Trustee Names and Addresses of Noteholders. The Co-Issuers shall furnish or cause to be furnished, to the Indenture Trustee (a) not more than three Business Days prior to each Payment Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Definitive Notes as of such date and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Co-Issuers of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that the Co-Issuers shall not be required to furnish such list so long as the Indenture Trustee is the Note Registrar.

Section 12.02 Preservation of Information; Communications to Noteholders. The Indenture Trustee shall cause the Note Registrar to preserve in as current a form as is reasonably practicable, the names and addresses of Holders of Definitive Notes received by the Note Registrar and the names and addresses of the Holders of Definitive Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 12.01. The Indenture Trustee may destroy any list furnished to it as provided in such Section 12.01 upon receipt of a new list so furnished.

Section 12.03 Voting by Noteholders.

(a)            100% of the Voting Rights will be allocated among the respective Classes of Notes according to the ratio of the Class Principal Balance of each Class of Outstanding Notes to the aggregate Class Principal Balances of all Classes of Outstanding Notes. Voting Rights allocated to a Class of Notes will be allocated among the Notes of such Class in proportion to the Percentage Interest in such Class evidenced thereby. Notes held by the Issuer or the Co-Issuer or any of their respective Affiliates shall be deemed not to be Outstanding in determining Voting Rights. In the event that the Class A Notes are the Controlling Class, the Controlling Class will be comprised of all Class A Notes, collectively, based on the Outstanding principal amounts of such Class A Notes (assuming the full amount of the Class A-1 Commitment Amount that is permitted to be drawn on such date is fully drawn).

(b)            Except as otherwise provided in this Indenture or any Series Supplement, all resolutions of Noteholders shall be passed by the Requisite Global Majority Noteholders. Book-Entry Notes shall be voted by the Depositary on behalf of the Beneficial Owners thereof in accordance with written instructions received in accordance with Applicable Procedures of the Depositary.

Section 12.04 Communication by Noteholders with other Noteholders. Noteholders may communicate pursuant to Section 3.12(b) of the Trust Indenture Act of 1939, as amended, with other Noteholders with respect to their rights under this Indenture, any Series Supplement or the Notes. If any Noteholder makes written request to the Note Registrar, and such request states that such Noteholder desires to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such request is accompanied by a copy of the communication that such Noteholder proposes to transmit, then the Note Registrar shall, within 30 days after the receipt of such request, afford the requesting Noteholder access during normal business hours to, or make available to the requesting Noteholder a copy of, the most recent list of Noteholders held by the Note Registrar (which list shall be current as of a date no earlier than 30 days prior to the Note Registrar’s receipt of such request). Every Noteholder, by receiving such access, acknowledges that neither the Note Registrar nor the Indenture Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

ARTICLE XIII

INDENTURE SUPPLEMENTS

Section 13.01 Indenture Supplements without Consent of Noteholders. Without the consent of the Noteholders, the Co-Issuers and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more Indentures Supplements at the expense of the party requesting the supplement or amendment to this Indenture, any Series Supplement or any Notes, in form satisfactory to the Indenture Trustee for any of the following purposes:

(a)            to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in this Indenture, any Series Supplement or any Notes;

(b)            to conform any provision of this Indenture to the description thereof contained in the Offering Memorandum relating to the Series of Notes issued on the Initial Closing Date or any provision of any Series Supplement relating to a Series of Notes or of any provision of any Notes of any Series to the description thereof contained in the Offering Memorandum relating to the Notes of such Series;

(c)            to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee (on behalf of the Noteholders) as security for the Obligations;

(d)            to modify this Indenture, any Series Supplement or any Notes as required or made necessary by any change in applicable law;

(e)            to add to the covenants of the Obligors or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon the Obligors in this Indenture or any Series Supplement;

(f)             to issue a Series of Notes pursuant to a Series Supplement in accordance with Section 2.12(b), including the issuance of Subordinated Notes, or increase in the Class A-1 Commitment Amount with respect to the related Series of Notes in accordance with Section 2.12(d);

(g)            in connection with the issuance of Subordinated Notes, to modify this Indenture, any Series Supplement or any Notes such that (i) no payments with respect to the Subordinated Notes will be made on any Payment Date until all payments due on such Payment Date with respect to all other Notes have been made, (ii) no amounts payable with respect to the Subordinated Notes will be included in the calculation of the DSCR or Monthly Senior Payment Amount, (iii) the failure to pay Accrued Note Interest on Subordinated Notes on any Payment Date on which any Notes (other than Subordinated Notes) are Outstanding will not be an Event of Default and (iv) the Outstanding principal amount of any Subordinated Notes will not be included in the calculation of the Class B LTV Ratio or the Class C LTV Ratio, in each case without Rating Agency Confirmation, so long as such amendments will not adversely affect in any material respect the interests of any Noteholder (as evidenced by an Officer’s Certificate of the Co-Issuers) and notice thereof is provided by the Co-Issuers to each Rating Agency then rating the Notes;

(h)            to comply with any requirements imposed by the Code;

(i)             to prevent the Co-Issuers, the Noteholders or the Indenture Trustee from being subject to taxes (including, without limitation, withholding taxes), fees or assessments, or to reduce or eliminate any such taxes, fees or assessments;

(j)             to evidence and provide for the acceptance of appointment by a successor indenture trustee;

(k)            to allow for the addition of an acquisition account or prefunding account to reserve all or a portion of the net proceeds with respect to the issuance of any Series of Notes;

(l)             to allow for the issuance of delayed draw Notes;

(m)           to remove any provision related to a specific Series of Notes for which the related Series is no longer Outstanding; or

(n)            for any other purpose;

provided, that (x) in connection with any supplement or amendment for purposes described in clause (n) above, any such amendment of this Indenture, any Series Supplement or any Notes (1) will not adversely affect in any material respect the interests of any Noteholder (as evidenced by an Officer’s Certificate of the Co-Issuers), (2) either (x) the Servicer has consented thereto and Noteholders representing more than 50% of the Class Principal Balance of any Class of Outstanding Notes have not objected within 30 days of notice thereof or (y) a Rating Agency Confirmation with respect to such amendment is obtained and (3) will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer hereunder, under the Servicing Agreement or under any other Transaction Document without the consent of the Servicer, and (y) in connection with any supplement or amendment for purposes described in clauses (c), (d), (e), (g), (h), (i), (l) and (n) above, the Co-Issuers receive an Opinion of Counsel (which opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Series 2024-1/2 Notes issued on, and which Opinion of Counsel was delivered on, the Initial Closing Date) to the effect that such supplement or amendment will not (1) cause any of the Notes of any Outstanding Series to be deemed to have been exchanged for a new debt instrument pursuant to Treasury regulations section 1.1001-3, (2) cause the Issuer or the Co-Issuer to be taxable as other than a partnership or disregarded entity for U.S. federal income tax purposes or (3) cause any of the Notes of any Outstanding Series that are characterized as indebtedness for U.S. federal income tax purposes to be characterized as other than indebtedness for U.S. federal income tax purposes.

In addition, the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may, without the consent of the Noteholders, enter into any amendment of any other Transaction Document with the parties to such Transaction Document or provide its consent to any amendment of any other Transaction Document, in each case in accordance with the terms of such Transaction Document; provided, that (x) either (1) such amendment will not adversely affect in any material respect the interests of any Noteholder (as evidenced by a Rating Agency Confirmation) or (2) the Indenture Trustee shall have received the consent of the Noteholders as and to the same extent such consent would be required for an Indenture Supplement pursuant to Section 13.02, and (y) such amendment will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Servicing Agreement or under any other Transaction Document without the consent of the Servicer; provided that any consent by the Indenture Trustee required by the provisions of Section 9(j)(ii) of the limited liability company agreement of either Co-Issuer or of either Guarantor shall require the prior direction of the Requisite Global Majority Noteholders. In executing any amendment to, or providing its consent to any amendment of, any Transaction Document in accordance with this Section 13.01, the Indenture Trustee shall be entitled to receive, and, subject to Section 11.03, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel stating that the execution of such amendment or the giving of such consent is authorized or permitted by this Indenture.

Notwithstanding anything to the contrary in the Transaction Documents, this Indenture, the Management Agreement, the Backup Management Agreement, the Servicing Agreement and the other Transaction Documents may be amended, amended and restated, supplemented or otherwise modified by the parties thereto or the applicable Obligors, the Manager, the Backup Manager, the Indenture Trustee and any other applicable party may enter into new Transaction Documents without the consent of the Indenture Trustee, the Manager, the Backup Manager or the Servicer (except to the extent that such amendment, restatement, supplement, modification or new Transaction Document impacts the rights, indemnities, protections, remedies, liabilities, duties and/or obligations of the Indenture Trustee, the Manager, the Backup Manager or the Servicer, in which case the consent of the Indenture Trustee, the Manager, the Backup Manager or the Servicer, as applicable, will be required (x) to the extent that the Indenture Trustee, the Servicer or the Backup Manager, as applicable, will continue to act as Indenture Trustee, Servicer or Backup Manager, as applicable, or (y) to the extent any surviving rights, indemnities, protections, remedies, liabilities, duties and/or obligations of the Manager, Backup Manager or Servicer not continuing to act in such capacity are adversely affected, in each case, following the execution of any such amendment, restatement, supplement, modification or new Transaction Document), the Controlling Class Representative, or any Noteholder, for the purpose of modifying, replacing or subdividing the role of the Servicer, the Manager, the Backup Manager or the Controlling Class Representative; provided that (i) no unreimbursed Advances or Advance Interest are then owing to the Manager and (ii) the prior written consent of the Indenture Trustee and a Rating Agency Confirmation will be required for any change in respect of any of such parties’ obligation(s) to make Advances.

Section 13.02 Indenture Supplements with Consent of Noteholders. The Co-Issuers and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50.0% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify this Indenture, any Series Supplement or any Notes or waive compliance by the Co-Issuers with any provision of this Indenture, any Series Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note affected thereby (including any tax consequences) and with respect to clause (viii) below, without the consent of the Servicer:

(a)            change the Anticipated Repayment Date for any Series or the Rated Final Payment Date for any Series;

(b)            make any change that directly reduces the amounts required to be paid on the Notes of any Series on any Payment Date, the Anticipated Repayment Date for such Series or the Rated Final Payment Date for such Series;

(c)            change the place of payments on the Notes of any Series on any Payment Date, the Anticipated Repayment Date for such Series or the Rated Final Payment Date for such Series;

(d)            change the coin or currency in which the principal of any Note or interest thereon is payable;

(e)            impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof;

(f)             reduce the percentage of the unpaid principal balances of any of the Notes, the consent of whose Holders is required for such amendment or eliminate the requirement that affected Noteholders consent to any amendment;

(g)            change any obligation of the Co-Issuers to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(h)            diminish any rights or remedies or increase any liabilities or obligations of the Servicer hereunder, under the Servicing Agreement or under any other Transaction Document; or

(i)            permit the creation of any Lien ranking prior to or on parity with the Lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in this Indenture or any Series Supplement terminate the Lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.

In determining whether a proposed amendment would adversely affect any Class of Notes, the Indenture Trustee may rely conclusively on and shall be fully protected in relying on a certificate of an Executive Officer of the Issuer.

It shall not be necessary for any Act of the Noteholders under this Section 13.02 to approve the particular form of any proposed Indenture Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Notwithstanding anything to the contrary in this Section 13.02, a Series Supplement entered into for the purpose of issuing Additional Notes the issuance of which complies with the terms of this Indenture shall not require the consent of any Noteholder.

Promptly after the execution by the Co-Issuers and the Indenture Trustee of any Indenture Supplement pursuant to this Section 13.02, the Indenture Trustee shall make available to the Holders of the Notes and the Servicer a copy of such Indenture Supplement. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Indenture Supplement.

Section 13.03 Execution of Indenture Supplements. In executing, or permitting the additional trusts created by, any Indenture Supplement permitted by this Article XIII or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to Section 11.03, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel stating that the execution of such Indenture Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to (and with respect to the Servicer shall not, except as permitted by the Servicing Agreement), enter into any such Indenture Supplement that affects the Indenture Trustee’s (or with respect to the Servicer, the Servicer’s) own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 13.04 Effect of Indenture Supplement. Upon the execution of any Indenture Supplement pursuant to the provisions hereof, this Indenture, any Series Supplement affected by such Indenture Supplement and/or any Notes affected by such Indenture Supplement shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture, such Series Supplement and/or such Notes of the Indenture Trustee, the Servicer, the Co-Issuers and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Indenture Supplement shall be and be deemed to be part of the terms and conditions of this Indenture, such Series Supplement and/or such Notes for any and all purposes.

Section 13.05 Reference in Notes to Indenture Supplements. Notes authenticated and delivered (or with respect to Uncertificated Notes, registered) after the execution of any Indenture Supplement pursuant to this Article XIII may bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Indenture Supplement. If the Co-Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Issuer or the Co-Issuer, to any such Indenture Supplement may be prepared and executed by the Co-Issuers and authenticated and delivered (or with respect to Uncertificated Notes, registered) by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE XIV

PLEDGE OF OTHER COMPANY COLLATERAL

Section 14.01 Grant of Security Interest/UCC Collateral. Each Obligor hereby grants to the Indenture Trustee, on behalf of the Noteholders and the other Secured Parties, a security interest in and to all of its fixtures (as defined in the UCC), personal property and other property whether now owned or hereafter acquired and wherever located, including, but not limited to the following: all (i) equipment (as defined in the UCC), all parts thereof and all accessions thereto, including but not limited to machinery, computer equipment, switches, furniture, motor vehicles, aircraft and rolling stock, (ii) fixtures, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures (including, without limitation, proceeds which constitute property of the types described herein), (iii) accounts (as defined in the UCC), (iv) inventory (as defined in the UCC), (v) general intangibles (as defined in the UCC) (other than Site Leases), (vi) investment property (as defined in the UCC), (vii) deposit accounts (as defined in the UCC), (viii) instruments and chattel paper (each as defined in the UCC), (ix) 100% of the limited liability company or other ownership interests in each Asset Entity, (x) Material Agreements (including all rights and remedies thereunder, but excluding any other rights that cannot be assigned without third-party consent under such Material Agreements), (xi) Customer Contracts, with respect to Data Center Space located in the Data Centers, (xii) leases of personal property and (xiii) the proceeds of the foregoing (collectively, the “Other Company Collateral”), as security for payment and performance of all of the Obligations~~; provided that the Other Company Collateral shall not include the Capital Expenditures Reserve Sub-Account, or any funds on deposit therein~~. The Other Company Collateral shall not include any fixtures, equipment or other property owned by any Customer or any other third-party.

The Co-Issuers and the Asset Entities hereby authorize the Indenture Trustee (without obligation) to file such financing statements as the Indenture Trustee shall deem reasonably necessary to perfect the Indenture Trustee’s, on behalf of the Noteholders and the other Secured Parties, interest in the Other Company Collateral. The Co-Issuers and the Asset Entities hereby authorize the Indenture Trustee to use the collateral description “all personal property,” “all assets” or similar variation in any such financing statements.

Upon the occurrence and during the continuance of any Event of Default, the Indenture Trustee, on behalf of the Noteholders, shall have all rights and remedies pertaining to the Other Company Collateral as are provided for in any of the Transaction Documents or under any applicable law including the Indenture Trustee’s rights of enforcement with respect to the Other Company Collateral or any part thereof, exercising its rights of enforcement with respect to the Other Company Collateral or any part thereof under the UCC (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to, or in substitution for, such rights and remedies of the following:

(a)            The Indenture Trustee may enter upon the premises of an Obligor to take possession of, assemble and collect the Other Company Collateral or to render it unusable.

(b)            The Indenture Trustee may require an Obligor to assemble the Other Company Collateral and make it available at a place the Indenture Trustee designates which is mutually convenient to allow the Indenture Trustee to take possession or dispose of the Other Company Collateral.

(c)            To the extent a Responsible Officer of the Indenture Trustee has Knowledge thereof, written notice mailed to the Co-Issuers as provided herein at least 5 days prior to the date of public sale of the Other Company Collateral or prior to the date after which private sale of the Other Company Collateral will be made shall constitute reasonable notice.

(d)            In the event of a foreclosure sale, the Other Company Collateral and the other Collateral may, at the option of the Indenture Trustee, be sold as a whole.

(e)            It shall not be necessary that the Indenture Trustee take possession of the Other Company Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Other Company Collateral or any part thereof be present at the location of such sale.

(f)             Prior to application of proceeds of disposition of the Other Company Collateral to the Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by the Indenture Trustee.

(g)            Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Obligations or as to the occurrence of any default, or as to the Indenture Trustee having declared all Obligations to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Indenture Trustee, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(h)            The Indenture Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Indenture Trustee, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Indenture Trustee.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Compliance Certificates and Opinions, etc. Upon any application or request by the Co-Issuers to the Indenture Trustee, the Backup Manager or the Servicer to take any action under any provision of this Indenture, any Series Supplement or any other Transaction Document, the Co-Issuers shall furnish to the Indenture Trustee, the Backup Manager and Servicer (i) an Officer’s Certificate of the Co-Issuers stating that all conditions precedent, if any, provided for in this Indenture, such Series Supplement or such Transaction Document relating to the proposed action have been complied with, when reasonably requested by the Indenture Trustee, the Backup Manager or the Servicer, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) if applicable, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 15.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, any Series Supplement or any Transaction Document, no additional certificate or opinion need be furnished.

Every certificate or opinion provided by or on behalf of the Co-Issuers with respect to compliance with a condition or covenant provided for in this Indenture, or any Series Supplement or any other Transaction Document shall include:

(a)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions in this Indenture, in such Series Supplement or such other Transaction Document relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Nothing herein shall be deemed to require either the Indenture Trustee, the Backup Manager or the Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person’s information or report, including any communication from the Issuer, the Co-Issuer, any Asset Entity, any Guarantor or the Manager. In connection with the performance of its obligations hereunder and under the other Transaction Documents each of the Indenture Trustee, the Backup Manager and the Servicer shall be entitled to rely upon any written information or certification (without any obligation to investigate the accuracy or completeness of any information or certification set forth therein) or recommendation provided to it by the Manager, and none of the Indenture Trustee, the Backup Manager or the Servicer shall have any liability with respect thereto.

Section 15.02 Form of Documents Delivered to Indenture Trustee.

(a)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)            Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Co-Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer or the Co-Issuer, as applicable, unless such officer or officers of the Issuer or the Co-Issuer, as applicable, or such counsel, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)            Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, any Series Supplement or any other Transaction Document, they may, but need not, be consolidated and form one instrument.

(d)            Whenever in this Indenture, any Series Supplement or any other Transaction Document, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Co-Issuers and/or the Asset Entities shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s, the Co-Issuer’s and/or the Asset Entities’ compliance with any term hereof, in any Series Supplement or any other Transaction Document, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Co-Issuers and/or the Asset Entities to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s, the Backup Manager’s or Servicer’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article XI.

Section 15.03 Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Series Supplement to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as otherwise expressly provided in this Indenture or in any Series Supplement such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Co-Issuers. Such instrument or instruments (and the action embodied in this Indenture or in any Series Supplement and evidenced thereby) are sometimes referred to in this Indenture as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture or any Series Supplement and (subject to Article XI) conclusive in favor of the Indenture Trustee and the Co-Issuers, if made in the manner provided in this Section 15.03.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

(c)            The ownership, principal balance and serial numbers of the Notes, and the date of holding the same, shall be proved by the Note Register.

(d)            If the Co-Issuers shall solicit from Noteholders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Co-Issuers may, at their option, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Co-Issuers shall have no obligation to do so. Any such record date shall be fixed at the Co-Issuers’ discretion. If not set by the Co-Issuers prior to the first solicitation of a Noteholder made by any Person in respect of any such matters referred to in the foregoing sentence, such record date shall be the date 30 days prior to such first solicitation of Noteholders. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purpose of determining whether Noteholders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date.

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Backup Manager, the Servicer or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(f)            Without limiting the foregoing, a Noteholder entitled hereunder or under any Series Supplement to take any action hereunder or thereunder with regard to any Note may do so with regard to all or any part of the principal balance of such Note or by one or more appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal balance of such Note.

Section 15.04 Notices; Copies of Notices and Other Information.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

 (i)            the Indenture Trustee by any Noteholder or by any Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office; or

 (ii)           the Issuer and the Co-Issuer by the Indenture Trustee, the Backup Manager, the Servicer, or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile or e-mail to the Co-Issuers addressed to: Centersquare Finance & Legal Departments at 3100 Olympus Boulevard, Suite 510, Coppell, TX 75019. The Co-Issuers shall promptly transmit any notice received by them from the Noteholders to the Indenture Trustee and Servicer.

(b)            Any notice to be given to the Indenture Trustee hereunder shall also be given to the Note Registrar and the Servicer in writing, personally delivered, faxed, e-mailed or mailed by certified mail and shall not be deemed given to the Indenture Trustee until also given to the Note Registrar and the Servicer; provided, however, that only one notice to the Indenture Trustee shall be necessary at any time that the Indenture Trustee is also the Note Registrar.

(c)            Any notice, and copies of any reports, certificates, schedules, statements, documents or other information to be given to the Indenture Trustee by the Co-Issuers, the Guarantors or the Asset Entities hereunder shall also be simultaneously given to the Servicer in writing, personally delivered, faxed, e-mailed or mailed by certified mail and shall not be deemed given to the Indenture Trustee until also given to the Servicer; provided, however, that only one notice or copy of such reports, certificates, schedules, or other information required to be given to the Indenture Trustee shall be necessary at any time that the Indenture Trustee is also the Servicer.

(d)            Notices required to be given to the Rating Agencies by the Co-Issuers and/or the Asset Entities or the Indenture Trustee shall be in writing, personally delivered, faxed, mailed by certified mail or e-mailed to the addresses specified in the Series Supplement for any Series of Notes.

Section 15.05 Notices to Noteholders; Waiver.

(a)            Where this Indenture or any Series Supplement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise expressly provided in this Indenture or in such Series Supplement) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner provided in this Indenture shall conclusively be presumed to have been duly given.

(b)            Where this Indenture or any Series Supplement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture or any Series Supplement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d)            Where this Indenture or any Series Supplement provides for notice to the Rating Agencies, failure to give such notice to the Rating Agencies shall not affect any other rights or obligations created hereunder or under any Series Supplement, and shall not under any circumstance constitute a Default or Event of Default.

Section 15.06 Payment and Notice Dates. All payments to be made and notices to be delivered pursuant to this Indenture, any Series Supplement or any other Transaction Document shall be made by the responsible party as of the dates set forth in this Indenture, in such Series Supplement or in such other Transaction Document.

Section 15.07 Effect of Headings and Table of Contents. The Article and Section headings in this Indenture or in any Series Supplement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.

Section 15.08 Successors and Assigns. All covenants and agreements in this Indenture, any Series Supplement and the Notes by the Obligors shall bind their successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture and any Series Supplement shall bind its successors, co-trustees and agents.

Section 15.09 Severability. In case any provision in this Indenture or any Series Supplement or in the Notes of any Series shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.10 Benefits of Indenture. Subject to Section 13.01 and Section 13.02 and Article XI, nothing in this Indenture, any Series Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Backup Manager, the Servicer and their successors hereunder, the Noteholders and any other party secured hereunder or under any such Series Supplement, and any other Person with an Ownership Interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture or any Series Supplement.

Section 15.11 Legal Holiday. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes, this Indenture or any Series Supplement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and, except as otherwise expressly provided in this Indenture or in any such Series Supplement, no interest shall accrue for the period from and after any such nominal date.

Section 15.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.13 Governing Law; Jurisdiction. THIS INDENTURE AND EACH SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OBLIGOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE OR ANY SERIES SUPPLEMENT.

Section 15.14 Counterparts; Electronic Execution. This Indenture and any Series Supplement, the Notes and any other Transaction Document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture, any Series Supplement, the Notes or any other Transaction Document by telecopy, e-mail, pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Indenture. The words “delivery”, “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Indenture, any Series Supplement, the Notes or any other Transaction Document and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 15.15 Recording of Indenture. If this Indenture or any Series Supplement is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense.

Section 15.16 Corporate Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Co-Issuers or the Indenture Trustee, in each of their capacities hereunder or under any Series Supplement, on the Notes, under this Indenture or any Series Supplement or any certificate or other writing delivered in connection hereunder or under any Series Supplement, against (i) the Indenture Trustee, the Paying Agent and the Note Registrar in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, any holder of equity in any Obligor or the Indenture Trustee or in any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 15.17 No Petition. The Indenture Trustee, by entering into this Indenture or any Series Supplement, and each Noteholder, by accepting a Note, and each Note Owner, by accepting an Ownership Interest in a Global Note, hereby covenants and agrees that neither it nor the Indenture Trustee on behalf of such Noteholder will at any time institute against the Co-Issuers and/or the Asset Entities or the Guarantors, or join in any institution against the Co-Issuers and/or the Asset Entities or the Guarantors of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state, or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any such Series Supplement or any of the other Transaction Documents.

Section 15.18 Extinguishment of Obligations. Notwithstanding anything to the contrary in this Indenture or any Series Supplement, all obligations of the Obligors hereunder and under each Series Supplement shall be deemed to be extinguished in the event that, at any time, the Co-Issuers, the Guarantors and the Asset Entities have no assets (which shall include claims that may be asserted by the Co-Issuers, the Guarantors and the Asset Entities with respect to Contractual Obligations of third parties to the Co-Issuers, the Guarantors and the Asset Entities but which shall not include the proceeds of the issue of their shares in respect of the Initial Closing Date). No further claims may be brought against any of the Obligors’ directors or officers or against their shareholders or members, as the case may be, for any such obligations, except in the case of fraud or actions taken in bad faith by such Persons.

Section 15.19 Excluded Data Centers. Nothing contained in this Indenture or any other Transaction Document shall prohibit the Parent or any subsidiary or Affiliate of the Parent (other than a Guarantor or an Obligor) from owning and managing data centers and other properties that are not Data Centers and are consequently not included as Collateral (such data centers, “Excluded Data Centers”). If Excluded Data Centers are acquired after the Initial Closing Date by the Parent or a non-Asset Entity subsidiary or non-Obligor subsidiary of the Parent and such entity proposes to enter into a contract with respect to the related Data Center Space with a party that is also a Customer under a Customer Contract, such new lease will be separate from and independent of any Customer Contract between such party and an Asset Entity.

Section 15.20 Waiver of Immunities. To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under this Indenture, any Series Supplement, the Notes and any other Transaction Document, to the extent permitted by law.

Section 15.21 Non-Recourse. The Noteholders shall not have at any time any recourse on the Notes or under this Indenture or any Series Supplement against the Obligors (other than the Collateral) or against the Indenture Trustee, the Backup Manager, the Servicer or Affiliates thereof.

Section 15.22 Indenture Trustee’s Duties and Obligations Limited. The duties and obligations of Indenture Trustee, in its various capacities hereunder and under any Series Supplement, shall be limited to those expressly provided for in their entirety in this Indenture (including any exhibits to this Indenture and to any Series Supplement). Any references in this Indenture and in any Series Supplement (and in the exhibits to this Indenture and to any Series Supplement) to duties or obligations of the Indenture Trustee, in its various capacities hereunder and under any such Series Supplement, that purport to arise pursuant to the provisions of any of the Transaction Documents or any such Series Supplement shall only be duties and obligations of the Indenture Trustee, or the Indenture Trustee in its other capacities, as applicable, if the Indenture Trustee is a signatory to any such Transaction Documents or any such Series Supplement. By its acquisition of the Notes, each Noteholder shall be deemed to have authorized and directed the Indenture Trustee to enter into the Transaction Documents to which the Indenture Trustee is a signatory.

Section 15.23 Appointment of Servicer. The Co-Issuers hereby consent to the appointment of KeyBank National Association, to act as Servicer.

Section 15.24 Agreed Upon Tax Treatment. By purchasing the Notes (or by registration of an Uncertificated Note), or a beneficial interest therein, each Holder or holder of a beneficial interest in the Notes will agree to treat the Notes as debt for all United States tax purposes.

Section 15.25 Tax Forms. Each Holder by its acceptance of its Note, agrees that it shall timely furnish the Co-Issuers or their agents any U.S. federal income tax form or certification (such as IRS Form W-9, the applicable IRS Form W-8 (together with all applicable attachments) or any successors to such IRS forms) that the Co-Issuers or their agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. Each Holder agrees to provide any certification or information that is reasonably requested by the Issuer, the Co-Issuer or their agents (a) to permit the Issuer or the Co-Issuer, as applicable, to make payments to it without, or at a reduced rate of, withholding, (b) to enable the Issuer or the Co-Issuer, as applicable, to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer or the Co-Issuer receives payments on its assets, or (c) to enable the Issuer or the Co-Issuer, as applicable, to determine and/or satisfy its duties and liabilities with respect to any taxes or other charges that it may be required to pay, deduct or withhold from payments in respect of the Notes under any present or future law or regulation of any jurisdiction or taxing authority therein or to comply with any reporting or other requirements under any law or regulation. Each Holder acknowledges that the failure to provide, update or replace any form, certification or information described above may result in the imposition of withholding or backup withholding on payments to such Holder.

Section 15.26 Request for Rating Agency Confirmation.

(a)            Any request for a Rating Agency Confirmation made by the Co-Issuers, an Asset Entity or the Servicer, as applicable (such requesting party, the “RAC Requesting Party”), pursuant to this Indenture shall be made in writing, which writing shall include electronic mail, and shall contain a cover page indicating the nature of the request for Rating Agency Confirmation and all back-up material necessary for each Rating Agency to process such request, and shall be provided by the RAC Requesting Party in electronic format to Steven Cook at Steve.Cook@centersquaredc.com or other Person designated in writing by the Co-Issuers from time to time (the “Authorized Representative”) who shall post such request on the 17g-5 Website (the “Initial Request”). If the RAC Requesting Party is the Issuer, the Co-Issuer or an Asset Entity, such RAC Requesting Party shall also provide a copy of the Initial Request to the Servicer.

(b)            If a Rating Agency has not replied to an Initial Request or has responded to an Initial Request in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation within ten Business Days of the making of such Initial Request, the RAC Requesting Party shall:

 (i)            confirm, through direct communication and not by posting a request for a Rating Agency Confirmation on the 17g-5 Website, that such Rating Agency has received such Initial Request, and, if it has not, promptly make a second request to such Rating Agency for Rating Agency Confirmation (the “Second Request”); and

 (ii)           if there is no response by such Rating Agency to such Initial Request or such Second Request within five Business Days of the making of such Second Request or if such Rating Agency has responded to such Initial Request or such Second Request in a manner that indicates that such Rating Agency is neither reviewing the request for such Rating Agency Confirmation nor waiving the requirement for such Rating Agency Confirmation, then such RAC Requesting Party shall confirm (without providing notice to the Authorized Representative), by direct communication and not by posting a request for a Rating Agency Confirmation on the 17g-5 Website, that such Rating Agency has received such Second Request.

ARTICLE  XVI

GUARANTEES

Section 16.01 Guarantees. Each Asset Entity hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Indenture Trustee, on behalf of the Noteholders, and the Servicer and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Co-Issuers and the Asset Entities under this Indenture and the Notes and each other Transaction Document and (b) the full and punctual performance within applicable grace periods of all other obligations of the Co-Issuers and the Asset Entities under this Indenture and the Notes and all other Transaction Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each such Asset Entity waives presentation to, demand of, payment from and protest to the Co-Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Asset Entity waives notice of any default under the Notes or the other Guaranteed Obligations. The obligations of each such Asset Entity hereunder shall not be affected by (a) the failure of any Holder or the Indenture Trustee, the Backup Manager or the Servicer to assert any claim or demand or to enforce any right or remedy under the Transaction Documents against any other Obligor or any other Person or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other Transaction Document; (d) the release of any security held by any Holder or the Indenture Trustee for the Obligations or any of them; or (e) the failure of any Holder or the Indenture Trustee, the Backup Manager or the Servicer to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

Each such Asset Entity further agrees that its guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Indenture Trustee, the Backup Manager or the Servicer to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth herein, the obligations of each such Asset Entity hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each such Asset Entity herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Indenture Trustee, the Backup Manager or the Servicer to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Asset Entity or would otherwise operate as a discharge of such Asset Entity as a matter of law or equity.

Each such Asset Entity further agrees that its guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Indenture Trustee, the Backup Manager or the Servicer upon the bankruptcy or reorganization of the Issuer or the Co-Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Indenture Trustee, the Backup Manager or the Servicer has at law or in equity against any Asset Entity by virtue hereof, upon the failure of the Co-Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each such Asset Entity hereby promises to and shall, upon receipt of written demand by the Indenture Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Indenture Trustee, the Backup Manager or the Servicer, as the case may be, an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other monetary Guaranteed Obligations of the Co-Issuers to the Holders and the Indenture Trustee, the Backup Manager and the Servicer.

Each such Asset Entity also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Indenture Trustee, the Backup Manager or the Servicer in enforcing any rights under this Section.

Notwithstanding any payment made by any Asset Entity hereunder, such Asset Entity shall not be entitled to be subrogated to any of the rights of the Indenture Trustee against the Co-Issuers or any collateral security or guarantee or right of offset held by the Indenture Trustee for the payment of the Obligations, nor shall the Asset Entity seek or be entitled to seek any contribution or reimbursement from the Co-Issuers in respect of payments made by the Asset Entity hereunder, until the Obligations are paid in full. If any amount shall be paid to an Asset Entity on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Asset Entity in trust for the Indenture Trustee, segregated from other funds of such Asset Entity, and shall, forthwith upon receipt by such Asset Entity, be turned over to the Indenture Trustee in the exact form received by such Asset Entity (duly indorsed by such Asset Entity to the Indenture Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Indenture Trustee may determine.

Section 16.02 Limitation on Liability. Any term or provision of this Indenture to the contrary, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Asset Entity shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Asset Entity, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 16.03 Successors and Assigns. Subject to Section 16.06, this Article XVI shall be binding upon each Asset Entity and its successors and assigns and shall inure to the benefit of the successors and assigns of the Indenture Trustee, the Backup Manager, the Servicer and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Indenture Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 16.04 No Waiver. Neither a failure nor a delay on the part of either the Indenture Trustee, the Backup Manager, the Servicer or the Holders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Indenture Trustee, the Backup Manager, the Servicer and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XVI at law, in equity, by statute or otherwise.

Section 16.05 Modification. No modification, amendment or waiver of any provision of this Article XVI, nor the consent to any departure by any Asset Entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Indenture Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Asset Entity in any case shall entitle such Asset Entity to any other or further notice or demand in the same, similar or other circumstances.

Section 16.06 Release of Asset Entity. Upon the sale or other disposition (including by way of consolidation or merger) of an Asset Entity that is permitted hereunder (each case other than to the Co-Issuers or another Asset Entity), such Asset Entity shall be deemed released from all obligations under this Article XVI without any further action required on the part of the Indenture Trustee or any Holder. At the direction of the Co-Issuers, the Indenture Trustee shall execute and deliver an appropriate instrument evidencing such release.

Section 16.07 USA PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the USA PATRIOT Act, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the USA PATRIOT Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CENTERSQUARE ISSUER LLC

By:
Name:
Title:

CENTERSQUARE CO-ISSUER LLC

By:
Name:
Title:

9110-9180 COMMERCE CENTER CIRCLE LLC

By:
Name:
Title:

580 WINTER STREET LLC

By:
Name:
Title:

1919 PARK AVENUE LLC

By:
Name:
Title:

3 CORPORATE PLACE LLC

By:
Name:
Title:

17836 GILLETTE AVENUE LLC

By:
Name:
Title:

4450 DEAN LAKES BOULEVARD LLC

By:
Name:
Title:

350 EAST CERMAK ROAD B LLC

By:
Name:
Title:

9310 FLORIDA PALM DRIVE LLC

By:
Name:
Title:

45901 NOKES BOULEVARD LLC

By:
Name:
Title:

45845 NOKES BOULEVARD LLC

By:
Name:
Title:

115 2ND AVENUE LLC

By:
Name:
Title:

8534 CONCORD CENTER DRIVE LLC

By:
Name:
Title:

375 RIVERSIDE PARKWAY A LLC

By:
Name:
Title:

12301 TUKWILA INTERNATIONAL BOULEVARD LLC

By:
Name:
Title:

3355 SOUTH 120TH PLACE LLC

By:
Name:
Title:

2401 WALSH AVENUE LLC

By:
Name:
Title:

2403 WALSH AVENUE LLC

By:
Name:
Title:

1550 SPACE PARK DRIVE LLC

By:
Name:
Title:

22810-22860 INTERNATIONAL DRIVE LLC

By:
Name:
Title:

8180 GREEN MEADOWS DRIVE LLC

By:
Name:
Title:

DCCO TUKWILA, LLC

By:
Name:
Title:

CENTERSQUARE MSA HOLDINGS LLC

By:
Name:
Title:

CENTERSQUARE NON-RE ASSET ENTITY LLC

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title: